UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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DEERE & COMPANY
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NOTICE OF 2018 ANNUAL MEETING AND
PROXY STATEMENT

DEERE & COMPANY WORLD HEADQUARTERS | MOLINE, ILLINOIS | FEBRUARY 28, 2018

Who we are

John Deere is a world leader in providing advanced products and services and is committed to the success of customers whose work is linked to the land — those who cultivate, harvest, transform, enrich, and build upon the land to meet the world’s dramatically increasing need for food, fuel, shelter, and infrastructure.

OUR COMMITMENT	OUR CORE VALUES

We are committed to those linked to the land. We believe that by serving them we support improving the quality of life for people around the world. Through the excellence of our products and services, we help our customers meet two of the biggest challenges in the world: feeding a population growing in size and affluence and developing the infrastructure required to support growing urbanization.

John Deere, with major agricultural and construction equipment businesses, is uniquely positioned to help our customers meet those challenges.

In conducting our business, we are guided by four core values that company founder John Deere was known for — integrity, quality, commitment, and innovation.

We apply those values in creating our products and services, maintaining our relationships, and operating our factories.

January 12, 2018

DEAR FELLOW STOCKHOLDERS,

On behalf of the Board of Directors and the senior management team, we cordially invite you to attend Deere & Company’s Annual Meeting of Stockholders, which will be held on Wednesday, February 28, 2018, at 10:00 a.m. Central Standard Time at Deere & Company World Headquarters, One John Deere Place, Moline, Illinois, 61265.

At this meeting, you will have a chance to vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement, and we will share a report on our operations.

Your vote is important. Even if you plan to attend the Annual Meeting, please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. The instructions set forth in the Proxy Statement and on the proxy card explain how to vote your shares.

On behalf of the Board of Directors, thank you for your ongoing support of Deere & Company.

Sincerely,

Samuel R. Allen Chairman and CEO	Vance D. Coffman Presiding Director

Notice of 2018 Annual Meeting
of Stockholders

Your opinion is very important. Please vote on the matters described in the accompanying Proxy Statement as soon as possible, even if you plan to attend the Annual Meeting. You can find voting instructions on page 84.

In addition to the Proxy Statement, we are also sending you our Annual Report, which includes our fiscal 2017 financial statements. If you wish to receive future proxy statements and annual reports electronically rather than receiving paper copies in the mail, please turn to the section entitled “Electronic Delivery of Proxy Statement and Annual Report” on page 84 for instructions.

DATE Wednesday, February 28, 2018 TIME 10 a.m. Central Standard Time PLACE Deere & Company World Headquarters One John Deere Place Moline, Illinois 61265	At the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), stockholders will be asked to:

1.Elect the 12 director nominees named in the Proxy Statement (see page 7).
2.Approve the compensation of Deere’s named executives on an advisory basis (“say-on-pay”) (see page 26).
3.Re-approve the John Deere Long-Term Incentive Cash Plan (see page 73).

4.Ratify the appointment of Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2018 (see page 76).
5.Vote on the stockholder proposal, if properly presented at the meeting (see page 79).
6.Consider any other business properly brought before the meeting.

PLEASE VOTE YOUR SHARES If you were a Deere stockholder of record at the close of business on December 29, 2017, we encourage you to vote promptly in one of the following ways:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 28, 2018:
The Proxy Statement and Annual Report are available on our website at www.deere.com/stock.
	BY TELEPHONE In the U.S. or Canada, you can vote your shares by calling 1-800-690-6903.	BY INTERNET You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or proxy card.

	BY MAIL You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	IN PERSON You can vote in person at the Annual Meeting. See page 84 for information on how to pre-register.

On behalf of the Board of Directors, I thank you for exercising your right to vote your shares. For the Board of Directors, Todd E. Davies, Corporate Secretary Moline, Illinois, January 12, 2018

This Proxy Statement is issued in connection with the solicitation of proxies by the Board of Directors of Deere & Company for use at the Annual Meeting and at any adjournment or postponement thereof. On or about January 12, 2018, we will begin distributing print or electronic materials regarding the Annual Meeting to each stockholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the stockholder.

Proxy Summary
2	Proxy Summary

Election of Directors
7	Item 1 — Election of Directors
15	Corporate Governance
21	Compensation of Directors
23	Security Ownership of Certain Beneficial Owners and Management
25	Review and Approval of Related Person Transactions
25	Section 16(a) Beneficial Ownership Reporting Compliance

Advisory Vote on Executive Compensation
26	Item 2 — Advisory Vote on Executive Compensation
27	Compensation Discussion & Analysis
	28	Executive Summary
	31	2017 Compensation Overview
	33	Compensation Methodology and Process
	37	Direct Compensation Elements
	53	Indirect Compensation Elements
	55	Risk Assessment of Compensation Policies and Practices
56	Compensation Committee Report
57	Executive Compensation Tables
72	Equity Compensation Plan Information

Re-approval of the John Deere Long-Term Incentive Cash Plan
73	Item 3 — Re-approval of the John Deere Long-Term Incentive Cash Plan
Ratification of Independent Registered Public Accounting Firm
76	Item 4 — Ratification of Independent Registered Public Accounting Firm
78	Audit Review Committee Report

Stockholder Proposal
79	Item 5 — Stockholder Proposal

Additional Information
81	Voting and Meeting Information
84	Annual Report
84	Householding Information
84	Electronic Delivery of Proxy Statement and Annual Report
85	Information not Incorporated into This Proxy Statement
85	Other Matters
85	2019 Stockholder Proposals and Nominations
86	Cost of Solicitation

Appendices
87	Appendix A — Director Independence Categorical Standards of Deere & Company Corporate Governance Policies
89	Appendix B — Deere & Company Reconciliation of Non-GAAP Measures
91	Appendix C — John Deere Long-Term Incentive Cash Plan

1	DEERE & COMPANY	2018 PROXY STATEMENT

Proxy Summary

This summary highlights selected information contained in this Proxy Statement, but it does not contain all the information you should consider. We urge you to read the whole Proxy Statement before you vote. You also may wish to review Deere’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017. Deere uses a 52/53 week fiscal year ending on the last Sunday in the reporting period. Deere’s 2017, 2016, and 2015 fiscal years ended on October 29, 2017, October 30, 2016, and November 1, 2015, respectively. Unless otherwise stated, all information presented in this Proxy Statement is based on Deere’s fiscal calendar.

Meeting Agenda and Voting Recommendations

Item		Voting Standard	Vote Recommendation	Page Reference
1.	Annual election of directors	Majority of votes cast	FOR each nominee	7
2.	Advisory vote on executive compensation	Majority of votes present in person or by proxy	FOR	26
3.	Re-approve the John Deere Long-Term Incentive Cash Plan	Majority of votes present in person or by proxy	FOR	73
4.	Ratification of independent registered public accounting firm	Majority of votes present in person or by proxy	FOR	76
5.	Stockholder proposal	Majority of votes present in person or by proxy	AGAINST the proposal	79

Director Nominees

Every member of our Board of Directors is elected annually. You are being asked to vote on the election of these 12 nominees, all of whom currently serve as directors.

All directors other than Samuel R. Allen are INDEPENDENT.

			Committee Memberships
Name	Age	Director Since	Executive	Audit Review	Compensation	Corporate Governance	Finance
Samuel R. Allen Chairman and CEO, Deere & Company	64	2009	CHAIR
Vance D. Coffman Retired Chairman, Lockheed Martin	73	2004	■		CHAIR	■
Alan C. Heuberger Senior Manager, BMGI	44	2016		■			■
Charles O. Holliday, Jr. Chairman of Royal Dutch Shell plc	69	2007-2016; since 2018			■	■
Dipak C. Jain Co-President/Global Advisor, China Europe International Business School	60	2002		■			■
Michael O. Johanns Retired United States Senator from Nebraska	67	2015		■		■
Clayton M. Jones Retired Chairman, Rockwell Collins	68	2007			■	CHAIR
Brian M. Krzanich CEO, Intel	57	2016			■	■
Gregory R. Page Retired Executive Director, Chairman and CEO, Cargill	66	2013	■	■			CHAIR
Sherry M. Smith Former Executive VP and CFO, Supervalu	56	2011	■	CHAIR			■
Dmitri L. Stockton Retired Special Advisor to Chairman and Senior VP, GE and Former Chairman, President, and CEO, GE Asset Management	53	2015			■		■
Sheila G. Talton President and CEO, Gray Matter Analytics	65	2015		■			■

2	DEERE & COMPANY	2018 PROXY STATEMENT

Proxy Summary
Governance and Compensation Changes

Annual Meeting of Stockholders

You are entitled to vote at the meeting if you were a holder of record of our common stock at the close of business on December 29, 2017. Please see page 84 for instructions on how to vote your shares and other important Annual Meeting information. If you wish to attend the meeting in person, we encourage you to register on or prior to Tuesday, February 27, 2018, to obtain an admission ticket. See page 86 for additional instructions.

Governance and Compensation Changes
One of the things we have learned during our 180-year history is the inevitability of change, which is why we regularly assess what we do to determine how we can adapt and improve. This approach applies to our corporate governance and compensation plans as much as it does to our manufacturing processes and product innovation. Here is a summary of the changes we have made in recent years.

CORPORATE GOVERNANCE

–We adopted a bylaw in 2016 allowing stockholders meeting certain requirements to nominate directors and have such nominees included in the proxy statement, commonly referred to as “proxy access.”
–In 2017, we increased the retirement age for board members to 75 to reflect recent industry trends and to provide stability in the composition of our board.

COMPENSATION

–We raised the performance goals for our short-term incentive plan for 2017 to reflect the structural changes in the operating capabilities of our equipment operations.

–In 2017, we added two additional metrics, net sales and revenue and net income, to the short-term incentive plan to reflect the importance of near-term financial execution.

–Added total shareholder return (TSR) modifier to long-term incentive plan and added a cap on the payout for Performance Share Units to align to TSR experience.

Fiscal 2017 Performance Highlights
In 2017, our financial results staged a strong recovery. Net income jumped 42% to $2.16 billion — our fifth-best year to date — on net sales and revenues of $29.74 billion, up 12% from 2016. Investors responded positively to our performance, sending the price of Deere common stock well into record-high territory. We also introduced advanced products and made progress carrying out the ambitious strategic plan that will guide our efforts in coming years.

For more information regarding our fiscal 2017 financial performance, please see our Annual Report, which is available at www.proxyvote.com.

Deere made key acquisitions that are expected to play an important role in our future:

–Wirtgen Group, the industry leader in road-construction equipment (December 2017)

–Blue River Technologies, a leader in machine-learning technology (September 2017)

The company also:

–Generated $1.25 billion in economic profit, or Shareholder Value Added (SVA)

–Devoted almost $2 billion to research and development and capital expenditures

–Paid $764 million to investors in dividends

3	DEERE & COMPANY	2018 PROXY STATEMENT

Proxy Summary
Fiscal 2017 Performance Highlights

NET SALES AND REVENUES (Millions)	NET INCOME* (Millions)	SHAREHOLDER VALUE ADDED** (Millions)	DEERE SHARE PRICE (at fiscal year-end)

Worldwide net sales and revenues rose 12% in 2017 due mainly to improving market conditions and a favorable customer response to Deere products and services. Net sales of the worldwide equipment operations increased 11% for the full year compared with the same period in 2016.

Earnings improved 42% to $2,159 million for 2017, representing the fifth-highest total in company history. Net income surpassed the original guidance of $1,400 million provided to investors early in fiscal 2017.

		Shareholder Value Added (SVA) surges for year — up nearly 270% – as a result of higher operating profit and sound asset management. SVA represents operating profit less an implied charge for capital.	Investors acknowledged the company’s ability to operate profitably under challenging conditions. Deere’s share price ended the fiscal year at $133.25, up 53% from the year prior.

*Net income attributable to Deere & Company
**SVA is a non-GAAP measure. See page 15 of the Annual Report for details

CASH FLOW FROM OPERATING ACTIVITIES
(Millions)

Consolidated cash flow from operations totaled a healthy $2,200 million. Cash flow funded important strategic projects and acquisitions and paid $764 million in dividends to our investors. Since 2004, Deere has paid out more than half of its consolidated operating cash flow through dividend payments and share repurchases (net of issuances).

In 3Q 2017, the company early-adopted Financial Accounting Standard Board (FASB) Accounting Standards Update (ASU) No. 2016-09, Improvements to Employee Share-Based Payment Accounting. 2015 and 2016 were restated for this change.

4	DEERE & COMPANY	2018 PROXY STATEMENT

Proxy Summary
Fiscal 2017 Performance Highlights

PERFORMANCE IN RECENT DOWNTURNS

Deere’s equipment operations are affected by economic factors such as prices for commodities and health of the housing, energy, and infrastructure sectors. In 2002, we adopted a strategy that helps management respond to changing business conditions in a more rapid and effective fashion. During the most recent downturn, the company has remained far more profitable than under similar conditions in the past.

NET SALES AND EARNINGS PER SHARE (DILUTED)

Since 2002, Deere has maintained positive diluted EPS performance despite periodic downturns in net sales and earnings. As discussed in the Compensation Discussion and Analysis (CD&A) in this proxy, the company believes its compensation program contributes to these favorable results by encouraging executives to focus on metrics that create sustained value for stockholders.

5	DEERE & COMPANY	2018 PROXY STATEMENT

Proxy Summary
Fiscal 2017 Executive Compensation Highlights

Fiscal 2017 Executive Compensation Highlights

Our compensation programs and practices are designed to create incentive opportunities for advancing our stockholders’ long-term interests. We use metrics that align with our business strategy and motivate our executives to create value for stockholders at all points in the business cycle. For fiscal 2017 we had three separate variable pay components (described below) — Short-Term Incentive (STI), Mid-Term Incentive (MTI) and Long-Term Incentive (LTI) — which stimulate complementary behaviors.

This Metric	For this type of compensation	Contributes to this goal
Operating return on operating assets (OROA)*	Annual cash bonus (known within Deere as STI)	exceptional operating performance for equipment operations
Return on equity (ROE)*		exceptional operating performance for Financial Services
Net Sales and Revenue		importance of sustainable growth in near-term decisions
Net Income		importance of near-term financial execution
Shareholder Value Added (SVA)	Long-term cash (known within Deere as MTI)	sustainable, profitable growth
Revenue growth	Long-term equity (known within Deere as LTI)	sustainable growth
Total Shareholder Return (TSR)	LTI and MTI	exceptional equity appreciation

*The equipment operations OROA calculation excludes the assets from our Financial Services segment and certain Corporate assets. Corporate assets are primarily the equipment operations’ retirement benefits, deferred income tax assets, marketable securities and cash and cash equivalents. ROE is based solely on the Financial Services segment. See appendix B for details.

For information about the metrics we use to measure compensation and the resulting payouts, see the Executive Summary of the CD&A on page 29.

The table below highlights the 2017 compensation for the CEO and, on average, for the named executive officers (NEOs) as disclosed in the summary compensation table on page 57. The table also shows how much compensation was delivered in cash (versus equity) and the significant portion that is performance-based, and therefore at risk.

Summary Compensation Table Elements	Salary	STI	MTI	Performance Stock Units	Restricted Stock Units and Stock Options	Retirement and Other Compensation	Total
CEO
Compensation	$1,500,000	$3,442,313	$961,769	$3,389,608	$5,019,066	$1,739,436	$16,052,192
% of Total	9%	22%	6%	21%	31%	11%	100%
Cash vs. Equity	Total Cash 37%			Total Equity 52%		Other 11%	100%
Short-Term vs. Long-Term	Short-Term 31%		Long-Term 69%				100%
Fixed vs. Performance-Based	Fixed 9%	Performance-Based 80%				Other 11%	100%

Average NEO
Compensation	$651,661	$1,016,926	$305,419	$695,738	$1,030,173	$603,030	$4,302,947
% of Total	15%	24%	7%	16%	24%	14%	100%
Cash vs. Equity	Total Cash 46%			Total Equity 40%		Other 14%	100%
Short-Term vs. Long-Term	Short-Term 39%		Long-Term 61%				100%
Fixed vs. Performance-Based	Fixed 15%	Performance-Based 71%				Other 14%	100%

6	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Item 1 - Election of Directors

How We Identify and Evaluate Director Nominees
The Corporate Governance Committee of the Board is responsible for screening candidates and recommending director nominees to the full Board. The Board nominates the slate of directors for election at each Annual Meeting of stockholders and elects directors to fill vacancies or newly-created Board seats.

The Corporate Governance Committee considers candidates recommended by stockholders, directors, officers, and third-party search firms. If you wish to nominate a director, please review the procedures described under “2019 Stockholder Proposals and Nominations” on page 88 of this Proxy Statement. The Corporate Governance Committee evaluates all candidates in the same manner, regardless of the source of the recommendation.

Deere’s Corporate Governance Policies, which are described in the “Corporate Governance” section of this Proxy Statement, establish the general criteria and framework for assessing director candidates. In particular, the Corporate Governance Committee considers each nominee’s skills, experience, international versus domestic background, and age, as well as legal and regulatory requirements and the particular needs of the Board at the time. In addition, the Board assesses the diversity of its members and nominees as part of an annual performance evaluation by considering, among other factors, diversity in expertise, experience, background, ethnicity, and gender. We believe a Board composed of members with complementary skills, qualifications, experiences, and attributes is best equipped to satisfy its responsibilities effectively.

Any director who experiences a material change in occupation, career, or principal business activity, including retirement, must tender a resignation to the Board. Upon recommendation from the Corporate Governance Committee, the Board may decline to accept any such resignation. Directors must retire from the Board upon the first Annual Meeting of Stockholders after reaching the age of 75, except as approved by the Board under rare circumstances.

Director Nominees
The Corporate Governance Committee has recommended and the Board has nominated each of Samuel R. Allen, Vance D. Coffman, Alan C. Heuberger, Charles O. Holliday, Jr., Dipak C. Jain, Michael O. Johanns, Clayton M. Jones, Brian M. Krzanich, Gregory R. Page, Sherry M. Smith, Dmitri L. Stockton, and Sheila G. Talton to be elected for terms expiring at the Annual Meeting in 2019. All of the nominees are current members of the Board, but Deere’s Certificate of Incorporation and good governance practices require all members of the Board to be elected annually.

We have confidence that this talented slate of nominees will lead Deere capably in the year ahead. We discuss the nominees’ professional backgrounds and qualifications in the short biographies that follow.

The board of directors recommends that you vote “FOR” all 12 nominees.

7	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Board Diversity
The Corporate Governance Committee believes that our Board is most effective when it embodies a diverse set of viewpoints and practical experiences. To maintain an effective Board, the Corporate Governance Committee considers how each nominee’s particular background, experience, qualifications, attributes, and skills will contribute to Deere’s success. As shown below, the independent members of our Board have a range of viewpoints, backgrounds, and expertise.

BOARD MEMBER SKILLS

	Executive	Manufacturing	International	Academic	Government	Agriculture	Finance	Risk Management	Corporate Governance
Samuel R. Allen	■	■	■			■
Vance D. Coffman	■	■	■						■
Alan C. Heuberger	■					■	■		■
Charles O. Holliday, Jr.	■	■	■				■		■
Dipak C. Jain			■	■					■
Michael O. Johanns			■		■	■			■
Clayton M. Jones	■	■	■				■		■
Brian M. Krzanich	■	■							■
Gregory R. Page	■	■	■			■	■		■
Sherry M. Smith	■						■
Dmitri L. Stockton	■		■				■	■	■
Sheila G. Talton	■		■					■	■

■ Audit committee financial expert under Securities and Exchange Commission (SEC) rules

8	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Samuel R. Allen	Chairman and Chief Executive Officer of Deere & Company
AGE: 64 DIRECTOR SINCE: 2009 COMMITTEES: Executive (Chair)

Current and Past Positions

Positions at Deere:

–Chairman and Chief Executive Officer since February 2010

–President and Chief Executive Officer — August 2009 to February 2010

–President and Chief Operating Officer — June 2009 to August 2009

–President, Worldwide Construction & Forestry Division and John Deere Power Systems — March 2005 to June 2009

–President, Global Financial Services, John Deere Power Systems, and Corporate Human Resources — November 2003 to March 2005

Other Current Directorships

–Whirlpool Corporation (since 2010)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Allen should serve on Deere’s Board of Directors: his leadership experience as an officer of Deere since 2001; the breadth of his management experiences within, and knowledge of, each of Deere’s major global operations; and his subject matter knowledge in the areas of engineering, manufacturing, and industrial management.

Vance D. Coffman	Retired Chairman of Lockheed Martin Corporation
AGE: 73 DIRECTOR SINCE: 2004 COMMITTEES: Compensation (Chair), Corporate Governance, Executive PRESIDING DIRECTOR SINCE 2016

Current and Past Positions

Positions at Lockheed Martin Corporation (aerospace, defense, and information technology):

–Chairman — April 1998 to April 2005

–Chief Executive Officer — August 1997 to August 2004

Other Current Directorships

–3M Company (since 2002)

Previous Directorships

–Amgen Inc. (2007 to 2016)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Coffman should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman and Chief Executive Officer of Lockheed Martin; the breadth of his experiences in corporate governance and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of engineering, manufacturing, and finance.

9	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Alan C. Heuberger	Senior Manager, BMGI
AGE: 44 DIRECTOR SINCE: 2016 COMMITTEES: Audit Review, Finance

Current and Past Positions

Positions at BMGI (private investment management):

–Senior Manager — since 2004

–Investment Analyst — 1996 to 2004

Previous Directorships

–GAMCO Investors, Inc. (2004 to 2006)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Heuberger should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Senior Manager of BMGI; the breadth of his experience in governance, strategy, and other areas of oversight while serving as a member of the board of directors and advisors of various asset management entities and privately-held corporations; and his subject matter knowledge in the areas of agriculture industry investments, asset management, finance, and economics.

Charles O. Holliday, Jr.	Chairman of Royal Dutch Shell plc
AGE: 69 DIRECTOR SINCE: 2007 to 2016 2018 COMMITTEES: Compensation, Corporate Governance

Current and Past Positions

–Chairman of Royal Dutch Shell plc (oil and natural gas exploration, refining, and product sales) — since May 2015

–Chairman of the National Academy of Engineering (nonprofit engineering institution) — July 2012 to July 2016

–Chairman of Bank of America Corporation (banking, investing, and asset management) — April 2010 to October 2014)

–Chairman from January 1999 to December 2009 and Chief Executive Officer from 1998 through 2008 of DuPont (agricultural, electronics, material science, safety and security, and biotechnology)

Other Current Directorships

–HCA Holdings, Inc. (since 2016)

–Royal Dutch Shell plc (since 2010)

Previous Directorships

–Bank of America Corporation (2009 to 2014)

–CH2M HILL Companies, Ltd. (2009 to 2017)

–E. I. du Pont de Nemours and Company (1998 to 2009)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Holliday should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman of Royal Dutch Shell, Chairman of the National Academy of Engineering, Chairman of Bank of America Corporation, and Chairman and Chief Executive Officer of DuPont; the breadth of his experiences in auditing, compensation, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of engineering, finance, business development, and corporate responsibility.

10	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Dipak C. Jain	Co-President/Global Advisor, China Europe International Business School
AGE: 60 DIRECTOR SINCE: 2002 COMMITTEES: Audit Review, Finance

Current and Past Positions

–Co-President/Global Advisor, China Europe International Business School — since December 2017

–Director, Sasin Graduate Institute of Business Administration (international graduate business school) — August 2014 to August 2017

–Chaired Professor of Marketing, INSEAD (international graduate business school) — March 2013 to August 2014

–Dean, INSEAD — May 2011 to March 2013

–Dean, Kellogg School of Management, Northwestern University — July 2001 to September 2009

–Associate Dean for Academic Affairs, Kellogg School of Management, Northwestern University — 1996 to 2001

–Sandy and Morton Goldman Professor of Entrepreneurial Studies and Professor of Marketing, Kellogg School of Management, Northwestern University — 1994 to 2001 and since 2009

Other Current Directorships

–Reliance Industries Limited, India (since 2005)

–Global Logistics Properties Limited, Singapore (since 2010)

Previous Directorships

–Northern Trust Corporation (2004 to 2017)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jain should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Director or Dean at several prominent graduate business schools and as a foreign affairs advisor for the Prime Minister of Thailand; the breadth of his experiences in compensation, corporate governance, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of marketing, global product diffusion, and new product forecasting and development.

Michael O. Johanns	Retired United States Senator from Nebraska
AGE: 67 DIRECTOR SINCE: 2015 COMMITTEES: Audit Review, Corporate Governance

Current and Past Positions

–United States Senator from Nebraska — January 2009 to January 2015

–United States Secretary of Agriculture — January 2005 to September 2007

–Governor of Nebraska — 1999 to 2005

Other Current Directorships

–Burlington Capital, LLC. (since 2016)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Johanns should serve on Deere’s Board of Directors: his leadership qualities developed from his service in state and federal government, including serving as Governor of Nebraska; the breadth of his experiences in law, governance, and other areas of oversight while serving as a partner of a law firm and a member of the U.S. Senate and various Senate committees; and his subject matter knowledge in the areas of agriculture, banking, commerce, and foreign trade.

11	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Clayton M. Jones	Retired Chairman of Rockwell Collins, Inc.
AGE: 68 DIRECTOR SINCE: 2007 COMMITTEES: Compensation, Corporate Governance (Chair), Executive

Current and Past Positions

Positions at Rockwell Collins, Inc. (aviation electronics and communications):

–Chairman - July 2013 to July 2014

–Chairman and Chief Executive Officer — September 2012 to July 2013

–Chairman, President, and Chief Executive Officer — June 2002 to September 2012

Other Current Directorships

–Cardinal Health, Inc. (since 2012)

–Motorola Solutions, Inc. (since 2015)

Previous Directorships

–Rockwell Collins, Inc. (2001 to 2014)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jones should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman and Chief Executive Officer of Rockwell Collins; the breadth of his experiences in finance, compensation, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of government affairs and marketing.

Brian M. Krzanich	Chief Executive Officer of Intel Corporation
AGE: 57 DIRECTOR SINCE: 2016 COMMITTEES: Compensation, Corporate Governance

Current and Past Positions

Positions at Intel Corporation (advanced integrated digital technology platforms):

–Chief Executive Officer since May 2013

–Executive Vice President and Chief Operating Officer — 2012 to May 2013

–Senior Vice President and General Manager of Manufacturing and Supply Chain — 2010 to 2012

–Vice President and General Manager of Worldwide Manufacturing and Systems — 2007 to 2010

Other Current Directorships

–Intel Corporation (since 2013)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Krzanich should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chief Executive Officer and Chief Operating Officer of Intel; the breadth of his experiences in corporate governance, strategy, and other areas of oversight while serving as a member of the boards of directors of Intel and the Semiconductor Industry Association; and his subject matter knowledge in the areas of manufacturing, operations, information technology, human resources, and supply chain management.

12	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Gregory R. Page	Retired Executive Director of Cargill, Incorporated
AGE: 66 DIRECTOR SINCE: 2013 COMMITTEES: Finance (Chair), Audit Review, Executive

Current and Past Positions

Positions at Cargill, Incorporated (agricultural, food, financial, and industrial products and services):

–Executive Director — September 2015 to August 2016

–Executive Chairman — December 2013 to September 2015

–Chairman and Chief Executive Officer — 2011 to December 2013

–Chairman, Chief Executive Officer, and President — 2007 to 2011

–President and Chief Operating Officer — 2000 to 2007

Other Current Directorships

–Eaton Corporation plc (since 2003)

–3M Company (since 2016)

Previous Directorships

–Carlson, Inc. (2010 to 2015)

–Cargill, Incorporated (2007 to 2016)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Page should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman and Chief Executive Officer of Cargill; the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of commodities, agriculture, operating processes, finance, and economics.

Sherry M. Smith	Former Executive Vice President and Chief Financial Officer of Supervalu Inc.
AGE: 56 DIRECTOR SINCE: 2011 COMMITTEES: Audit Review (Chair), Finance, Executive

Current and Past Positions

Positions at Supervalu Inc. (retail and wholesale grocery and retail general merchandise products):

–Executive Vice President and Chief Financial Officer — December 2010 to August 2013

–Senior Vice President, Finance — 2005 to 2010

–Senior Vice President, Finance and Treasurer — 2002 to 2005

Other Current Directorships

–Piper Jaffray Companies (since 2016)

–Realogy Holdings Corp. (since 2014)

–Tuesday Morning Corporation (since 2014)

Key Qualifications, Experiences,
and Attributes

Based on her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Smith should serve on Deere’s Board of Directors: her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu; the breadth of her experiences in auditing, finance, accounting, compensation, strategic planning, and other areas of oversight while serving as a member of the boards of directors of other public corporations; her family farming background; and her subject matter knowledge in the areas of finance, accounting, and food and supply chain management.

13	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Dmitri L. Stockton	Retired Special Advisor to Chairman and Senior Vice President of General Electric Company and Former Chairman, President, and Chief Executive Officer of GE Asset Management Incorporated
AGE: 53 DIRECTOR SINCE: 2015 COMMITTEES: Compensation, Finance

Past Positions

–Special Advisor to the Chairman and Senior Vice President of General Electric Company (power and water, aviation, oil and gas, healthcare, appliances and lighting, energy management, transportation and financial services) - July 2016 to March 2017

–Chairman, President, and Chief Executive Officer of GE Asset Management Incorporated (global investments) and Senior Vice President of General Electric Company — May 2011 to December 2016

–President and Chief Executive Officer of GE Capital Global Banking and Senior Vice President of GE London — December 2008 to April 2011

–President and Chief Executive Officer of GE Consumer Finance, Central & Eastern Europe - October 2004 to December 2008

Previous Directorships

–GE Asset Management Incorporated (2011 to 2016)

–GE RSP U.S. Equity Fund and GE RSP Income Fund (2011 to 2016)

–Elfun Funds (six directorships) (2011 to 2016)

–Synchrony Financial (2014 to 2015)

Key Qualifications, Experiences,
and Attributes

Based on his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Stockton should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman, President, and Chief Executive Officer of GE Asset Management and as a Senior Officer of other global operations; the breadth of his experiences in risk management, governance, regulatory compliance, and other areas of oversight while serving as a member of the boards of directors and trustees of global asset management, investment, and employee benefit entities; and his subject matter knowledge in the areas of finance, banking, and asset management.

Sheila G. Talton	President and Chief Executive Officer of Gray Matter Analytics
AGE: 65 DIRECTOR SINCE: 2015 COMMITTEES: Audit Review, Finance

Current and Past Positions

–President and Chief Executive Officer of Gray Matter Analytics (data analytics consulting services for financial services and healthcare industries) since 2013

–President and Chief Executive Officer of SGT Ltd. (strategy and technology consulting services) — 2011 to 2013

–Vice President of Cisco Systems, Inc. (information technology and solutions) — 2008 to 2011

Other Current Directorships

–OGE Energy Corporation (since 2013)

–Sysco Corporation (since 2017)

–Wintrust Financial Corporation (since 2012)

Previous Directorships

–Acco Brands Corporation (2010 to 2015)

Key Qualifications, Experiences,
and Attributes

Based on her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Talton should serve on Deere’s Board of Directors: her leadership qualities developed from her service as President and Chief Executive Officer of Gray Matter Analytics and as an officer of other global technology and consulting firms; the breadth of her experiences in compensation, governance, risk management, and other areas of oversight while serving as a member of the boards of directors of other public corporations; and her subject matter knowledge in the areas of technology, data analytics, and global strategies.

14	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Corporate Governance

Corporate Governance

Corporate Governance Highlights
At Deere, we recognize that strong corporate governance contributes to long-term stockholder value. We are committed to sound governance practices, including those described below:

INDEPENDENCE

–All of our director nominees, except our CEO, are independent

–The independent Presiding Director has a role with significant governance responsibilities

–All standing Board committees other than the Executive Committee are composed wholly of independent directors

–Independent directors meet regularly in executive session without management present

BEST PRACTICES

–Directors may not stand for reelection after their 75th birthdays, absent Board approval under rare circumstances

–Our recoupment policy requires an executive to return any incentive compensation found to have been awarded erroneously due to accounting misconduct

–Directors and executives are subject to stock ownership requirements

–Directors and executives are prohibited from hedging or pledging their Deere stock

ACCOUNTABILITY

–All directors are elected annually

–In uncontested elections, directors are elected by majority vote

–The Board and each Board committee conducts an annual performance self-evaluation

–Stockholders have the ability to include nominees in our proxy statement (so-called proxy access rights)

RISK OVERSIGHT

–The Board oversees Deere’s overall risk-management structure

–Individual Board committees oversee certain risks related to their specific areas of responsibility

–We have robust risk management processes throughout the company

Our Values
At Deere, our actions are guided by our core values: integrity, quality, commitment, and innovation. We strive to live up to these values in everything we do – not just because it is good business, but because it is the right thing to do. We are committed to strong corporate governance as a means of upholding these values and ensuring that we are accountable to our stockholders.

Director Independence
The Board has adopted categorical standards (see Appendix A) that help us evaluate each director’s independence. Specifically, these standards are intended to assist the Board in determining whether certain relationships between our directors and Deere or its affiliates are “material relationships” for purposes of the New York Stock Exchange (NYSE) independence standards. The categorical standards establish thresholds, short of which any such relationship is deemed not to be material. In addition, each director’s independence is evaluated under our Related Person Transactions Approval Policy, as discussed in the “Review and Approval of Related Person Transactions” section below. Deere’s independence standards meet or exceed the NYSE’s independence requirements.

15	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Corporate Governance

In November 2017, we reviewed the independence of each then-sitting director, applying the independence standards set forth in our Corporate Governance Policies. The reviews considered relationships and transactions between each director (and the director’s immediate family and affiliates) and Deere, Deere’s management, and Deere’s independent registered public accounting firm. Based on this review, the Board affirmatively determined at its regular December 2017 meeting that no director other than Mr. Allen has a material relationship with Deere and its affiliates and that each director other than Mr. Allen is independent as defined in our Corporate Governance Policies and the NYSE’s listing standards. Mr. Allen is not an independent director because of his employment relationship with Deere.

Board Leadership Structure
The Chairman of the Board also serves as Deere’s Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive Officer roles is the most appropriate structure for Deere at this time for three reasons:

1.This structure has served our stockholders well through many economic cycles, business challenges, and leadership successions.

2.The Board’s governance processes preserve Board independence by ensuring discussion among independent directors and independent evaluation of and communication with members of senior management.

3.The enhanced role of the independent Presiding Director provides a strong counterbalance to the combined Chairman and Chief Executive Officer roles.

Presiding Director
Vance D. Coffman has served as our independent Presiding Director since the 2016 Annual Meeting.

The Presiding Director is elected by a majority of the independent directors upon a recommendation from the Corporate Governance Committee. The Presiding Director is appointed for a one-year term beginning upon election and expiring upon the selection of a successor.

The Board has assigned the Presiding Director the following duties and responsibilities:

–Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

–Serve as liaison between the Chairman and the independent directors;

–In consultation with the Chairman, review and approve the schedule of meetings of the Board, the proposed agendas, and the materials to be sent to the Board;

–Call meetings of the independent directors when necessary; and

–Remain available for consultation and direct communication with Deere’s stockholders.

The Board believes the role of the Presiding Director exemplifies Deere’s continuing commitment to strong corporate governance and Board independence.

Board Meetings
Under Deere’s bylaws, regular meetings of the Board are held at least quarterly. Our typical practice is to schedule at least one Board meeting per year at a company location other than our World Headquarters so directors have an opportunity to observe different aspects of our business first-hand. The Board met five times during fiscal 2017.

Directors are expected to attend Board meetings, meetings of committees on which they serve, and stockholder meetings. More to the point, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2017, all incumbent directors attended 75% or more of the meetings of the Board and committees on which they served. Overall attendance at Board and committee meetings was 99%. All directors then in office attended the Annual Meeting of Stockholders in February 2017.

16	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Corporate Governance

Each Board meeting normally begins or ends with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees. The independent directors may meet in executive session, without the CEO, at any time, but such non-management executive sessions are scheduled and typically occur at each regular Board meeting. The Presiding Director presides over these executive sessions.

Board Committees
The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Review Committee, the Compensation Committee, the Corporate Governance Committee, and the Finance Committee.

The Board approved the rotation of certain directors’ committee memberships effective February 2016. The Board believes that committee rotation is generally desirable to ensure that committees regularly benefit from new perspectives.

Each of our Board committees has adopted a charter that complies with current NYSE rules relating to corporate governance matters. Copies of the committee charters are available at www.deere.com/corpgov and may also be obtained upon request to the Deere & Company Stockholder Relations Department. Each committee (other than the Executive Committee, which did not meet in 2017 and of which Mr. Allen serves as chair) is composed solely of independent directors.

The committee structure and memberships described below reflect the changes that became effective in February 2017. Every committee other than the Executive Committee regularly reports on its activities to the full Board.

EXECUTIVE COMMITTEE 2017 meetings: 0 Members: Samuel R. Allen (Chair) Vance D. Coffman Clayton M. Jones Gregory R. Page Sherry M. Smith
–Acts on matters requiring Board action between meetings of the full Board

–Has authority to act on certain significant matters, limited by our bylaws and applicable law

–All members, other than Mr. Allen, are independent

AUDIT REVIEW COMMITTEE 2017 meetings: 5 Members: Sherry M. Smith (Chair) Alan C. Heuberger Dipak C. Jain Michael O. Johanns Gregory R. Page Sheila G. Talton
–Oversees the independent registered public accounting firm’s qualifications, independence, and performance

–Assists the Board in overseeing the integrity of our financial statements, compliance with legal requirements, and the performance of our internal auditors

–Pre-approves all audit and allowable non-audit services by the independent registered public accounting firm

–With the assistance of management, approves the selection of the independent registered public accounting firm’s lead engagement partner

–All members have been determined to be independent and financially literate under current NYSE listing standards

–The Board has determined that Ms. Smith, Mr. Heuberger, and Mr. Page are “audit committee financial experts” as defined by the SEC and that each has accounting or related financial management expertise as required by NYSE listing standards

17	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Corporate Governance

COMPENSATION COMMITTEE 2017 meetings: 6 Members: Vance D. Coffman (Chair) Charles O. Holliday, Jr. Clayton M. Jones Brian M. Krzanich Dmitri L. Stockton
–Makes recommendations to the Board regarding incentive and equity-based compensation plans

–Evaluates and approves the compensation of our executive officers (except for the compensation of our CEO, which is approved by the full Board), including reviewing and approving the performance goals and objectives that will affect that compensation

–Evaluates and approves compensation granted pursuant to Deere’s equity-based and incentive compensation plans, policies, and programs

–Retains, oversees, and assesses the independence of compensation consultants and other advisors

–Oversees our policies on structuring compensation programs for executive officers to preserve tax deductibility

–Reviews and discusses the CD&A with management and determines whether to recommend to the Board that the CD&A be included in our filings with the SEC

–All members have been determined to be independent under current NYSE listing standards, including those standards applicable specifically to compensation committee members

CORPORATE GOVERNANCE COMMITTEE 2017 meetings: 4 Members: Clayton M. Jones (Chair) Vance D. Coffman Charles O. Holliday, Jr. Michael O. Johanns Brian M. Krzanich
–Monitors corporate governance policies and oversees our Center for Global Business Conduct

–Reviews senior management succession plans and identifies and recommends to the Board individuals to be nominated as directors

–Makes recommendations concerning the size, composition, committee structure, and fees for the Board

–Reviews and reports to the Board on the performance and effectiveness of the Board

–Oversees the evaluation of our management

–All members have been determined to be independent under current NYSE listing standards

FINANCE COMMITTEE 2017 meetings: 3 Members: Gregory R. Page (Chair) Alan C. Heuberger Dipak C. Jain Sherry M. Smith Dmitri L. Stockton Sheila G. Talton
–Reviews the policies, practices, strategies, and risks relating to Deere’s financial affairs

–Exercises oversight of the business of Deere’s Financial Services segment

–Formulates our pension funding policies

–Oversees our pension plans

–All members have been determined to be independent under current NYSE listing standards

18	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Corporate Governance

Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving long-term stockholder value. The Board, directly and through its committees, is responsible for monitoring risks that may affect Deere.

RISK MANAGEMENT APPROACH
We maintain a structured risk management approach to facilitate our strategic business objectives. To that end, we identify and categorize risks and then escalate them as needed. Our internal risk management structure is administered by a Management Risk Committee consisting of the CEO and his direct reports. This committee provides periodic reports to the Board regarding Deere’s risk management processes and reviews with the Board high-priority areas of enterprise risk.

Dedicated risk management reports typically take place at regularly scheduled Board meetings each February and August, and risk management topics are discussed as needed at other Board and committee meetings.

BOARD AND COMMITTEE RISK OVERSIGHT RESPONSIBILITIES
Each Board committee is responsible for oversight of risk categories related to the committee’s specific area of focus, while the full Board exercises ultimate responsibility for overseeing the risk management function as a whole.

The areas of risk oversight exercised by the Board and its committees are:

Who is responsible?	Primary areas of risk oversight
Full Board

Oversees overall risk management function and regularly receives and evaluates reports and presentations from the chairs of the individual Board committees on risk-related matters falling within each committee’s oversight responsibilities.

Audit Review Committee

Monitors operational, strategic, and legal and regulatory risks by regularly reviewing reports and presentations given by management, including our Senior Vice President and General Counsel, Senior Vice President and Chief Financial Officer, and Vice President, Internal Audit, as well as other operational personnel.

Regularly reviews our risk management practices and risk-related policies (for example, Deere’s risk management and insurance portfolio, and legal and regulatory reviews) and evaluates potential risks related to internal control over financial reporting.

Compensation Committee

Monitors potential risks related to the design and administration of our compensation plans, policies, and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers or employees to take unnecessary and/or excessive risks.

Corporate Governance Committee

Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO, monitoring legal developments and trends regarding corporate governance practices, monitoring the Code of Business Conduct, and evaluating potential related person transactions.

Monitors risks relating to environmental factors, as well as product safety and other compliance matters.

Finance Committee

Monitors operational and strategic risks related to Deere’s financial affairs, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.

Monitors potential risks related to funding our U.S. qualified pension plans (other than the defined contribution savings and investment plans) and monitors compliance with applicable laws and internal policies and objectives.

19	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Corporate Governance

Stockholder Outreach
To ensure the continued delivery of sustainable, long-term value to our stockholders, we engage in regular dialogue with them. During 2017, we discussed governance, executive compensation, and other issues with stockholders representing more than 43% of our outstanding shares. The Board considers feedback from these conversations during its deliberations, and we regularly review and adjust our corporate governance structure and executive compensation policies and practices in response to comments from our stockholders.

Communication with the Board
If you wish to communicate with the Board, you may send correspondence to: Corporate Secretary, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098. The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable.

You may communicate directly with the Presiding Director by sending correspondence to: Presiding Director, Board of Directors, Deere & Company, Department A, One John Deere Place, Moline, Illinois 61265-8098.

Corporate Governance Policies
Because we believe corporate governance is integral to creating long-term stockholder value, our Board of Directors has adopted company-wide Corporate Governance Policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board’s corporate governance objectives.

Please visit the Corporate Governance section of our website (www.deere.com/corpgov) to learn more about our corporate governance practices and to access the following materials:

–Corporate Governance Policies

–Code of Ethics

–Guiding Principles

–Global Conflict Minerals Policy

–Charters for our Board Committees

–Code of Business Conduct

–Supplier Code of Conduct

Political Contributions
To promote transparency and good corporate citizenship, since 2012 we have provided voluntary disclosure relating to the political contributions of Deere and its political action committee. This information is publicly available at www.deere.com/politicalcontributions.

20	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Compensation of Directors

Compensation of Directors

We have structured the compensation of our non-employee directors with the following objectives in mind:

—	Recognize the substantial investment of time and expertise necessary for the directors to discharge their duties to oversee Deere’s global affairs
—	Align the directors’ interests with the long-term interests of our stockholders
—	Ensure that compensation is easy to understand and is regarded positively by our stockholders and employees

We pay non-employee directors an annual retainer. In addition, committee chairpersons and the Presiding Director receive fees for assuming those responsibilities. Directors who are employees receive no additional compensation for serving on the Board. We do not pay committee member retainers or meeting fees, but we do reimburse directors for expenses related to meeting attendance.

To supplement their cash compensation and align their interests with those of our stockholders, non-employee directors are awarded restricted stock units (RSUs) after each Annual Meeting. A person who serves a partial term as a non-employee director will receive a prorated retainer and a prorated RSU award.

Compensation for non-employee directors is reviewed annually by the Corporate Governance Committee. At its December 2016 meeting, the Board approved compensation as noted below for non-employee directors as recommended by the Corporate Governance Committee.

The following chart describes amounts we pay and the value of awards we grant to non-employee directors:

Date Approved by Corporate Governance Committee: Effective Date of Annual Amounts:	August 2013 January 2014	December 2016 January & March 2017
Retainer	$120,000	$125,000
Equity Award	$120,000	$145,000
Presiding Director Fee	$20,000	$25,000
Audit Review Committee Chair Fee	$20,000	$25,000
Compensation Committee Chair Fee	$20,000	$20,000
Corporate Governance Committee Chair Fee	$15,000	$15,000
Finance Committee Chair Fee	$15,000	$15,000

Under our Non-employee Director Deferred Compensation Plan, directors may choose to defer some or all of their annual retainers until they retire from the Board. For deferrals through December 2016, a director could elect to have these deferrals invested in either an interest-bearing account or an account with a return equivalent to an investment in Deere common stock. For deferrals effective in January 2017 and later, directors may choose from a list of investment options, none of which yield an above-market earnings rate.

Our stock ownership guidelines require each non-employee director to own Deere common stock equivalent in value to at least three times the director’s annual cash retainer. This ownership level must be achieved within five years of the date the director joins the Board. Restricted shares (regularly granted to non-employee directors prior to 2008), RSUs, and any common stock held personally by the non-employee director are included in determining whether the applicable ownership threshold has been reached. Other than Mr. Krzanich and Mr. Heuberger, who were first elected to the Board in January and December of 2016, respectively, each non-employee director has achieved stockholdings in excess of the applicable multiple as of the date of this Proxy Statement.

21	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Compensation of Directors

We require non-employee directors to hold all equity awards until the occurrence of one of the following triggering events: retirement from the Board, total and permanent disability, death, or a change in control of Deere combined with a qualifying termination of the director. Directors may not sell, gift, or otherwise dispose of their equity awards before the occurrence of a triggering event. While the restrictions are in effect, non-employee directors may vote their restricted shares (but not shares underlying RSUs) and receive dividends on the restricted shares and dividend equivalents on the RSUs.

In fiscal 2017, we provided the following compensation to our nonemployee directors:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Non-Qualified Deferred Compensation Earnings (3)	Total
Crandall C. Bowles (4)	$139,167	$144,952	$–	$284,119
Vance D. Coffman	$168,334	$144,952	$–	$313,286
Alan C. Heuberger (5)	$104,167	$171,678	$–	$275,845
Dipak C. Jain	$124,167	$144,952	$28,570	$297,689
Michael O. Johanns	$124,167	$144,952	$–	$269,119
Clayton M. Jones	$124,167	$144,952	$–	$269,119
Brian M. Krzanich	$124,167	$144,952	$1,256	$270,375
Gregory R. Page	$139,167	$144,952	$683	$284,802
Sherry M. Smith	$148,333	$144,952	$1,898	$295,183
Dmitri L. Stockton	$124,167	$144,952	$–	$269,119
Sheila G. Talton	$124,167	$144,952	$–	$269,119

(1)	All fees earned in fiscal 2017 for services as a director, including committee chairperson and Presiding Director fees, whether paid in cash or deferred under the Non-employee Director Deferred Compensation Plan, are included in this column.
(2)	Represents the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation and does not correspond to the actual value that will be realized by the non-employee directors. The values in this column exclude the effect of estimated forfeitures. All grants are fully expensed in the fiscal year granted based on the grant price (the average of the high and low price for Deere common stock on the grant date). For fiscal 2017, the grant date was March 1, 2017, and the grant price was $111.25.

The nonemployee director grant date is seven calendar days after the Annual Meeting. The assumptions made in valuing the RSUs reported in this column are discussed in Note 24, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC as part of our annual report on Form 10-K for the fiscal year 2017. The following table lists the cumulative restricted shares and RSUs held by the non-employee directors as of October 31, 2017:

Director Name*	Restricted Stock	RSUs	Director Name	Restricted Stock	RSUs
Crandall C. Bowles (4)	19,916	16,027	Brian M. Krzanich	—	2,959
Vance D. Coffman	6,532	16,027	Gregory R. Page	—	6,479
Alan C. Heuberger (5)	—	1,562	Sherry M. Smith	—	8,629
Dipak C. Jain	13,234	16,027	Dmitri L. Stockton	—	3,773
Michael O. Johanns	—	4,289	Sheila G. Talton	—	3,773
Clayton M. Jones	824	16,027

(3)	Directors are eligible to participate in the Non-employee Director Deferred Compensation Plan. Under this plan, participants may defer part or all of their annual cash compensation. Through December 2016, two investment choices were available for these deferrals:
—

an interest-bearing alternative that pays interest at the end of each calendar quarter (i) for amounts deferred between fiscal 2010 and fiscal 2016, at a rate based on the Moody’s “A”-rated Corporate Bond Rate and (ii) for amounts deferred prior to fiscal 2010, at a rate based on the prime rate as determined by the Federal Reserve Statistical Release plus 2%

—	an equity alternative denominated in units of Deere common stock that earns additional shares each quarter at the quarterly dividend rate on Deere common stock

Amounts included in this column represent the above-market earnings on any amounts deferred under the Non-employee Director Deferred Compensation Plan. Above-market earnings represent the difference between the interest rate used to calculate earnings under the applicable investment choice and 120% of the applicable federal long-term rate.

(4)	Ms. Bowles retired from the Board effective December 4, 2017. The compensation amounts reflect a pro-rated retainer fee covering the portion of fiscal 2017 during which she served as director.

22	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Security Ownership of Certain Beneficial Owners and Management

(5)

Mr. Heuberger was elected to the Board effective December 20, 2016. His compensation amounts reflect a pro-rated retainer fee for the period from December 2016 through October 2017, a pro-rated RSU award for the period from December 2016 through the February 2017 Annual Meeting, and a full RSU award granted in March 2017.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of Deere common stock beneficially owned as of December 31, 2017, (unless otherwise indicated) by:

—	each person who, to our knowledge, beneficially owns more than 5% of our common stock
—	each individual who was serving as a non-employee director as of December 31, 2017
—	each of the named executive officers listed in the Summary Compensation Table of this Proxy Statement
—	all individuals who served as directors or executive officers on December 31, 2017, as a group

A beneficial owner of stock (represented in column (a)) is a person who has sole or shared voting power (meaning the power to control voting decisions) or sole or shared investment power (meaning the power to cause the sale or other disposition of the stock). A person also is considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, the following table includes exercisable stock options (represented in column (b)), restricted shares, and RSUs that could become exercisable or be settled within 60 days of December 31, 2017, at the discretion of an individual identified in the table (represented in column (c)).

All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted.
As of December 31, 2017, Deere had no preferred stock issued or outstanding.

	Shares Beneficially Owned And Held (a)	Exercisable Options (b)	Options, Restricted Shares, and RSUs Available Within 60 Days (c)	Total	Percent of Shares Outstanding
Greater Than 5% Owners
Cascade Investment, L.L.C. (1) 2365 Carillon Point Kirkland, WA 98033	31,423,573	—	—	31,423,573	9.7%

The Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	18,899,274	—	—	18,899,274	5.9%

Non-Employee Directors (3)
Vance D. Coffman	—	—	22,559	22,559	*
Alan C. Heuberger	100	—	1,562	1,662	*
Dipak C. Jain	—	—	29,261	29,261	*
Michael O. Johanns	—	—	4,289	4,289	*
Clayton M. Jones	—	—	16,851	16,851	*
Brian M. Krzanich	—	—	2,959	2,959	*
Gregory R. Page	1,100	—	6,479	7,579	*
Sherry M. Smith	—	—	8,629	8,629	*
Dmitri L. Stockton	—	—	3,773	3,773	*
Sheila G. Talton	—	—	3,773	3,773	*

23	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Security Ownership of Certain Beneficial Owners and Management

	Shares Beneficially Owned And Held (a)	Exercisable Options (b)	Options, Restricted Shares, and RSUs Available Within 60 Days (c)	Total	Percent of Shares Outstanding
Named Executive Officers (4)
Samuel R. Allen	205,625	1,064,164	136,246	1,406,035	*
Rajesh Kalathur	24,140	140,686	–	164,826	*
James M. Field	38,539	77,426	–	115,965	*
Jean H. Gilles	36,634	127,629	26,718	190,981	*
John C. May	21,257	8,357	–	29,614	*

All directors and executive officers as a group
(21 persons) (5)	407,725	1,668,804	326,189	2,402,718	*

* Less than 1% of the outstanding shares of Deere common stock.

(1)

The ownership information for Cascade Investment, L.L.C. is based on information supplied by Cascade in a statement on Form 4 filed with the SEC on August 16, 2016. All shares of common stock held by Cascade may be deemed beneficially owned by William H. Gates III as the sole member of Cascade. Cascade has sole voting power and sole dispositive power over 31,423,573 shares owned.

(2)

The ownership information for The Vanguard Group, Inc. is based on information supplied by Vanguard in a statement on Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2017. Vanguard holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than 5 percent of Deere’s shares. Vanguard has sole voting power over 455,326 shares owned and sole dispositive power over 18,399,618 shares owned.

(3)

The table includes restricted shares and RSUs awarded to directors under the Deere & Company Non-employee Director Stock Ownership Plan (see footnote (2) to the Fiscal 2017 Director Compensation Table). Restricted shares and RSUs may not be transferred prior to retirement as a director. RSUs are payable only in Deere common stock following retirement and have no voting rights until they are settled in shares of stock. In addition, directors own the following number of deferred stock units, which are payable solely in cash under the terms of the Non-employee Director Deferred Compensation Plan:

Director	Deferred Units
Vance D. Coffman	25,568
Dipak C. Jain	8,490
Michael O. Johanns	2,927
Gregory R. Page	3,818
Dmitri L. Stockton	2,352

(4)	See the Outstanding Equity Awards table (page 60) for additional information regarding equity ownership for NEOs.
(5)

The number of shares shown for all directors and executive officers as a group includes 112,184 shares owned jointly with family members over which the directors and executive officers share voting and investment power.

24	DEERE & COMPANY	2018 PROXY STATEMENT

Election of Directors
Review and Approval of Related Person Transactions

Review and Approval of Related Person Transactions

The Board has adopted a Related Person Transactions Approval Policy, which assigns our Corporate Governance Committee the responsibility for reviewing, approving, or ratifying all related person transactions.

The Related Person Transactions Approval Policy is concerned with three types of “related persons”:

1.	executive officers and directors of Deere
2.	any holder of 5% or more of Deere’s voting securities
3.	immediate family members of anyone in category (1) or (2)

Each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. In addition, the directors and officers must promptly advise our Corporate Secretary if there are any changes to the information they previously provided. After consultation with our General Counsel, management, and outside counsel, as appropriate, our Corporate Secretary determines whether any transaction is reasonably likely to be a related person transaction. Transactions deemed reasonably likely to be related person transactions are submitted to the Corporate Governance Committee for consideration at its next meeting, unless action is required sooner. In such a case, the transaction would be submitted to the Chairperson of the Corporate Governance Committee, whose determination would be reported to the full committee at its next meeting.

When evaluating potential related person transactions, the Corporate Governance Committee or its Chairperson, as applicable, considers all reasonably available relevant facts and circumstances and approves only those related person transactions determined in good faith to be in compliance with or not inconsistent with our Code of Ethics and Code of Business Conduct and in the best interests of our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) and related regulations require our directors, certain of our officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to provide copies of those reports to Deere.

To assist with these required reports, we have established procedures whereby directors and officers provide us with the relevant information regarding their transactions in Deere shares and we prepare and file the ownership reports on their behalf. In addition, our directors and officers have provided written statements regarding their Deere stock ownership and reports. Based solely upon a review of these statements and reports, we believe that all Section 16(a) filing requirements applicable to our insiders were complied with during fiscal 2017 except for the following: due to a miscommunication, a statement of changes in beneficial ownership of securities on Form 4 for Marc A. Howze was not timely filed for his transfer out of units in the company stock fund of Deere’s 401(k) Savings and Investment Plan on November 30, 2016. The Form 4 for Mr. Howze was filed on December 6, 2016. A Form 3 for Cory J. Reed, filed on November 2, 2016, omitted shares received from a settlement of restricted stock units. An amendement to the Form 3 was filed on January 3, 2018.

25	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Item 2 – Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of the executives named in the Summary Compensation Table of this Proxy Statement. Deere’s practice, which was approved by our stockholders at the 2017 Annual Meeting, is to conduct this non-binding vote annually.

Supporting Statement
PAY FOR PERFORMANCE
Deere’s compensation philosophy is to pay for performance, support Deere’s business strategies, and offer competitive compensation. Our compensation programs consist of complementary elements that reward achievement of both short-term and long-term objectives. The metrics used for our incentive programs are either associated with operating performance or are based on a function of Deere’s stock price with linkage to revenue growth and Total Shareholder Return (TSR). See “Review of Pay for Performance Relative to Peer Group” (see page 35) in the CD&A, which highlights our success in connecting executive compensation with Deere’s financial performance.

PROGRAM DESIGN
The CD&A offers a detailed description of our compensation programs and philosophy. Our compensation approach is supported by the following principles, among others, as fully described in the CD&A:

—	We strive to attract, retain, and motivate high-caliber executives
—	As executives assume more responsibility, we increase the portion of their total compensation that is at-risk and that is tied to long-term incentives
—	We recognize the cyclical nature of our equipment businesses and the need to manage value throughout the business cycle
—	We provide opportunities for NEOs to be long-term stockholders of Deere
—	We structure our compensation program to be regarded positively by our stockholders and employees

At our 2017 Annual Meeting, we held a stockholder advisory vote on executive compensation in which stockholders approved the advisory vote on the compensation of our NEOs.

The Board believes that the executive compensation as disclosed in the CD&A, the accompanying tables, and other disclosures in this Proxy Statement is consistent with our compensation philosophy and aligns with the pay practices of our peer group.

FOR THE REASONS STATED, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the stockholders approve the compensation of the NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, tabular disclosures, and other narrative executive compensation disclosures.”

26	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion & Analysis

Effect of Proposal
The say-on-pay resolution is non-binding, but the Board values your opinion as expressed through your votes and other communications. Therefore, the Board and the Compensation Committee will carefully consider the outcome of the advisory vote and those opinions when making future compensation decisions. However, the Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Deere and its stockholders. Therefore, the final decision regarding the compensation and benefits of our executive officers and whether and how to address stockholder concerns remains with the Board and the Compensation Committee.

Compensation Discussion & Analysis

In this section, we provide a detailed description of our compensation programs, including the underlying philosophy and strategy, the individual elements, the methodology and processes used by the Board and the Compensation Committee (the Committee) to make compensation decisions, and the relationship between Deere’s performance and compensation delivered in fiscal 2017. The discussion in this CD&A focuses on the compensation of our CEO, CFO, and the next three most highly compensated executive officers for the fiscal year 2017. These individuals, referred to as Deere’s named executive officers (or NEOs), were:

Name	Title
Samuel R. Allen	Chairman and Chief Executive Officer
Rajesh Kalathur	Senior Vice President and Chief Financial Officer
James M. Field	President, Agricultural Equipment Operations
Jean H. Gilles	Senior Vice President John Deere Power Systems, Worldwide Parts Services, Advanced Technology & Engineering, and Global Supply Management & Logistics
John C. May	President, Agricultural Solutions and Chief Information Officer

27	DEERE & COMPANY	2018 PROXY STATEMENT

Executive Summary

Our business strategy emphasizes achieving superior operating and financial performance throughout the business cycle. This includes maintaining aggressive goals for operating margin and asset turns while realizing sustainable Shareholder Value Added growth through disciplined expansion. Deere’s compensation program is designed to motivate NEOs to execute this strategy. In 2017, net sales and revenues ($29,738 million) and net income ($2,159 million) were the fifth-highest in company history. Business conditions, while improved, remained generally below what we consider mid-cycle levels, based on sales.

These results reflect the success of our strategy. Again in 2017, our employees controlled costs and increased the productivity of our assets, while also producing award-winning advanced products and services and investing in future growth. Deere’s results also reflect the benefits of a broad business lineup — including small tractors, turf equipment, forestry products, and service parts, as well as financial services — which helps offset weakness in core agricultural and construction markets.

Since aligning the metrics of our compensation program with our strategy in 2002, Deere has shown an ability to operate profitably throughout the business cycle.

Snapshot of Compensation Elements
The components of our 2017 compensation program are:

Total Direct Compensation				Total Indirect Compensation
Short-Term Compensation		Long-Term Compensation		Other Compensation and Benefits
Base Salary	STI	MTI	LTI
Fixed cash component	Annual cash award for profitability and efficient operations during the fiscal year	Cash award for sustained profitable growth during a three-year period	Equity award for creating stockholder value as reflected by Deere’s stock price, revenue growth, and TSR	Perquisites, retirement benefits, deferred compensation benefits, additional benefits payable upon a change in control
	Metrics: Operating Return on Operating Assets (OROA), Return On Equity (ROE)*, Net sales and revenue and net income in current-year performance	Metric: Shareholder Value Added (SVA)	Metrics: Revenue Growth & Total Shareholder Return

*	The Equipment Operations OROA calculation excludes the assets from our Financial Services segment and certain Corporate assets. Corporate assets are primarily the equipment operations’ retirement benefits, deferred income tax assets, marketable securities and cash and cash equivalents. ROE is based solely on the Financial Services segment. See appendix B for details.

Our incentive program reflects the long-term, cyclical nature of our industry and provides a framework for both executive and broad-based, non-executive programs to ensure that all employees pursue the same financial and operational goals. The STI drives focus on near-term results, while a two-tiered long-term incentive program — MTI and LTI — reward growth and sustainable profitability over a longer period. Introduced in 2004, the cash-based MTI rewards sustained profitable growth and replaced an equity program that was costly and dilutive to stockholders. MTI differs from LTI in that it motivates actionable behavior for long-term profitability and asset management. Given the long-term, cyclical nature of our industry, the STI and MTI metrics create different, yet complementary, incentives. In the years since the Board adopted these two incentive plans, we have demonstrated the ability to manage through various business and market conditions more profitably and to consistently generate operating cash flow, (especially compared to peer group companies (see the OROA chart on page 40 and the Return on Invested Capital (ROIC) chart on page 48). The current combination of cash- and equity-based long-term compensation reflects the current peer group practice, with about 50% maintaining a similar mix.

28	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Summary

To align compensation with our business strategy of exceptional operating performance, we historically have used OROA and ROE as the metrics for our STI plan. These metrics are designed to inspire the efficient use of assets and capital. STI goals are determined each year based on where we are in the business cycle to ensure that goals are uniformly challenging in all economic conditions. In fiscal 2017, we used two additional metrics — net sales and revenue and net income — to determine STI awards. These new metrics reflect the importance of excellent near-term financial execution.

To align compensation with disciplined growth, we use SVA as the metric for our MTI plan. SVA measures our success in delivering sustained growth in economic profitability over a three-year performance period.

To align compensation with exceptional equity appreciation and to motivate and reward sustained outperformance, our Long-Term Incentive (LTI) plan uses stock options and restricted stock units (RSUs), whose ultimate values are tied to Deere’s stock price, and performance stock units (PSUs), which are earned (or not) based on Deere’s relative revenue growth and TSR as compared to the S&P Industrial Sector.

Here are some of the key drivers that affect the STI, MTI, and LTI metrics on a short- and long-term basis.

DRIVERS OF ONE-YEAR OROA AND ROE (STI)	DRIVERS OF THREE-YEAR SVA (MTI)	DRIVERS OF REVENUE GROWTH AND TSR (LTI)
—Operating cost management —Disciplined asset management —Efficient use of equity —Near-term business execution
—Cost management decisions with a long-term focus

—Efficient use of long-term assets

—Long-term investment decisions for capital and Research and Development (R&D)

—World-class distribution systems

—Technology innovation
—Market conditions —Market share —Successful execution of business strategy —Stock price appreciation over the long-term

Financial Performance and Compensation Metrics
As outlined above, the metrics Deere uses to measure success in its business strategy are the same used in our compensation programs to ensure that employees are working in aligned, high-performance teams. Further details below illustrate how the company’s compensation plans are sensitive to fluctuations in business conditions. Deere’s goals for OROA remain above those of its major competitors.

		2016	2017	% Change
STI	OROA	14.41%	21.18%	47%
	ROE	10.43%	10.61%	2%
	Net Sales and Revenue	n/a	$29,363M(1)	n/a
	Net Income	n/a	$1,923M(1)	n/a
	Payout	137%	184%	34%
MTI	3-Year Accumulated SVA	$3,812M	$2,382M	-38%
	Payout	106%	53%	-50%
LTI-Revenue Growth	Deere Growth Rate	(11.08)%	(6.23)%	+4.85 pts
	PSU Payout	0%	0%	n/a
LTI-TSR	Stock Price as of 31 Oct.	$88.30	$132.88	50%
	3-Year TSR as of 31 Oct.	5.43%	18.87%	248%
	PSU Payout	67%	200%	199%

(1)     Net Sales and Revenue and Net Income adjusted due to non-compensation related activities.

27	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Summary

Stockholder Outreach
In September and October of 2017, we invited our top 20 stockholders to participate in discussions regarding executive compensation and governance issues. We met with 17 of our top 20 stockholders, representing about 43% of our outstanding shares to ensure changes to our program were understood and aligned to their expectations. We discussed our approach to executive compensation programs, stockholder views on the program design and the most recent revisions to our compensation plans.

Our learnings included:

—Our stockholders understand how OROA, ROE, and SVA are linked to successful operating performance

—OROA has successfully driven the right behavior especially evident during the business downturn

—The STI and MTI programs contribute to successful operating performance, drive the right employee behavior, and promote the creation of long-term value

—We believe this success is due to our employees’ deep understanding of OROA, ROE, and SVA, which will continue to be the primary metrics for our STI and MTI/LTI programs

—Deere has strong alignment between business strategy and compensation design, and the proxy statements now better demonstrate the connection

We regularly analyze our practices to ensure we remain a leader in executive compensation best practices and remain aware of stockholder concerns. We will continue regular stockholder engagement activities to gain their perspective firsthand.

Additional Changes to Deere’s Executive Compensation Plans in 2018
The Committee regularly reviews our compensation programs and strives to enhance the connection between both company performance and stockholder interests. To that end, based on feedback from our stockholders (obtained in outreach meetings) and in consultation with our independent compensation consultant, the Committee has approved several changes to Deere’s executive compensation program that will simplify and enhance the program. The table below summarizes those changes and indicates where you can find a complete discussion.

Compensation Element	Description of change	More information on page:
STI	Fiscal 2018: Significant increase to OROA goals. Simplified metrics — eliminate net income due to overlap with margin focus of OROA and SVA. Net sales and revenue will remain a metric with OROA/ROE. Alignment to market on STI targets.	43
MTI	Fiscal 2018: Renamed MTI as Long-Term Incentive Cash — LTIC. Continue to focus on SVA growth. TSR Modifier adjusted to be multiplicative and will include an adjustment to increase payouts when company performance is at the higher quartile. There is also alignment to a new peer group.	48
LTI	Fiscal 2018: For employees receiving PSUs, 100% will be based on revenue growth. LTI will also be aligned to a new peer group.	51

30	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
2017 Compensation Overview

2017 Compensation Overview

Deere is committed to a longstanding compensation philosophy that incorporates the principles of paying for performance, supporting business strategies, and paying competitively. The Committee believes this philosophy continues to drive our NEOs and salaried employees to produce sustainable, positive results for Deere and our stockholders.

Snapshot of Compensation Governance
To ensure that our compensation program meets Deere’s business objectives without compromising our core values, we regularly compare our compensation practices and governance against market best practices. Here are some of the best practices we have implemented.

WE DO:	WE DON’T:
▲use a combination of short-term and long-term incentives to ensure a strong connection between Deere’s operating performance and actual compensation delivered

▲regularly evaluate our peer group and pay positioning under a range of performance scenarios

▲annually review all our compensation plans, policies, and significant practices

▲annually review risks associated with compensation

▲include a “double-trigger” change in control provision provision in our executive Change in Control Severance Program, as well as our current equity plan, so participants will receive severance benefits only if both a change in control and a qualifying termination occur

▲annually review and limit executive perquisites

▲retain an independent compensation consultant who does not perform other significant services for Deere

▲have an Executive Incentive Compensation Recoupment Policy to ensure accountability in the presentation of our financial statements

▲enforce stock ownership requirements to ensure that directors and executives have interests in common with our stockholders

▲provide executive officers with benefits (such as health care insurance, life insurance, disability, and retirement plans) on the same basis as other full-time Deere employees

▼offer employment agreements to our U.S.-based executives

▼provide tax gross-ups for executives, except for those available to all employees generally

▼provide excise tax gross-ups upon a change in control to any employees

▼offer above-market earnings on new contributions to deferred compensation accounts

▼grant stock options with an exercise price less than the fair market value of Deere’s common stock on the date of grant

▼re-price stock options without the prior approval of our stockholders

▼cash out underwater stock options

▼include reload provisions in any stock option grant

▼permit directors or employees, or their respective related persons, to engage in short sales of Deere’s stock or to trade in instruments designed to hedge against price declines in Deere’s stock

▼permit directors or officers to hold Deere securities in margin accounts or to pledge Deere securities as collateral for loans or other obligations

31	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
2017 Compensation Overview

Compensation Elements
The primary elements of our compensation program are summarized below:

Component	Purpose	Characteristics	Fiscal 2017 Actions and Results
Base salary	Based on level of responsibility, experience, and sustained individual performance	Fixed cash component generally targeted at the peer group median	Mr. Allen did not receive an increase to base salary for fiscal 2017; the other NEOs received increases of 2%-6% for 2017 based on market median
Short-Term Incentive (STI)	Reward for achieving higher profitability through operating efficiencies and asset management during the fiscal year	Awarded in cash, a target STI award is designed to contribute to annual cash compensation and overall compensation at the peer group median

Due to continued strong OROA and ROE results, along with the two new financial metrics, the STI payout was 184% of target, resulting in an award of $3.4 million for the CEO and awards ranging from $1 million to $1.1 million for the other NEOs

Mid-Term Incentive (MTI)	Reward for achieving sustained profitable growth over a three-year performance period	Awarded in cash, a target MTI award is designed to contribute to overall compensation at the peer group median	The MTI payout declined from 106% in fiscal 2016 to 53% of target in fiscal 2017, resulting in an MTI award of $1 million for the CEO and awards of approximately $0.3 million each for the other NEOs
Long-Term Incentive (LTI)	Reward for creating stockholder value

Awarded in a combination of PSUs, RSUs, and stock options, a base-level LTI award is designed to contribute to overall compensation at the peer group median; LTI awards can be increased by up to 20% to recognize individual performance

In December 2016, the CEO received an LTI award valued at $8.4 million, a 10% increase over the base-level award; LTI awards for the other NEOs were increased an average of 10%, valued at $1.7 million; adjustments reflect strong operating performance and rapid response to challenging business conditions

Perquisites	Provide our executives with benefits comparable to those provided to executives at our peer group companies	Benefits such as medical exams and financial planning services that personally benefit the employee are not related to job performance and are available to a select group of employees

There were no changes to perquisites in fiscal 2017. We modified the investment options available under deferred compensation plans to ensure participants cannot earn above-market returns on new deferrals

Retirement benefits	Provide income upon retirement	Defined benefit pension plans plus a 401(k) plan with a variable company match	There were no changes to retirement benefits in fiscal 2017

As this table suggests, we compare each component of compensation to the median level for that component awarded by our peers. In addition, we strive to have each NEO’s total annual cash compensation and overall compensation at target compare favorably to the median levels for comparable executives. For example, in fiscal 2017, our CEO’s base salary and STI were 26% of his overall compensation, compared to an average of 22% for CEOs in our peer group.

32	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Methodology and Process

2017 Target Direct Compensation Mix
Pay for performance is an essential element of our compensation philosophy. We believe compensation should motivate our executives to substantially contribute — both individually and collaboratively — to Deere’s long-term, sustainable growth. To that end, our performance-based compensation program consists of three components (STI, MTI, and LTI), all driven by metrics that align with Deere’s business strategy and reflect the cyclical nature of the industries in which Deere operates.

To enhance the connection between pay and performance, as our NEOs assume greater responsibility, we award a larger portion of their total compensation in the form of “at risk” incentive awards and a larger portion of their incentive awards in the form of equity. This practice is apparent in the following charts, which illustrate the allocation of all fiscal 2017 Direct Compensation components at target for our CEO and for our other NEOs as a group.

CEO TARGET COMPENSATION MIX	NEO TARGET COMPENSATION MIX

* ”at risk” implies awards that are subject to performance conditions and stock price performance

Compensation Methodology and Process

Independent Review and Approval of Executive Compensation
The Committee is responsible for reviewing and approving goals and objectives related to incentive compensation for the majority of salaried employees. In particular, the Committee evaluates the NEOs’ performance in relation to established goals and ultimately approves compensation for the NEOs (except for the CEO). All substantive responsibilities related to the determination of compensation of the NEOs are undertaken exclusively by the members of the Committee, all of whom are independent under current NYSE listing standards.

The Committee periodically reviews the components of our compensation program to ensure the program is aligned with our business strategy, Deere’s performance, and the interests of our employees and stockholders. In addition, the Committee regularly reviews market practices for all significant elements of executive compensation and approves necessary adjustments to ensure Deere’s compensation remains competitive.

33	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Methodology and Process

Generally, at the Board meeting in August, the full Board (in executive session without the CEO present) evaluates the CEO’s performance. The Committee considers the results of that evaluation when providing recommendations to the independent members of the Board for the CEO’s compensation, which they then approve. The CEO does not play a role in and is not present during discussions regarding his own compensation.

The CEO plays a significant role in setting the compensation for the other NEOs. At the Committee meeting in December, the CEO evaluates each NEO’s individual performance and recommends changes to the NEOs’ base salaries and LTI awards. (The CEO is not involved in setting the STI and MTI awards because they are calculated using predetermined factors.) The Committee has the discretion to accept, reject, or modify the CEO’s recommendations.

The Role of the Compensation Consultant
The Committee has retained Pearl Meyer, LLC (Pearl Meyer) as its compensation consultant. Pearl Meyer reviews our executive compensation program design and assesses our compensation approach relative to our performance and the market. The Committee has sole responsibility for setting and modifying the fees paid to Pearl Meyer, determining the nature and scope of its services, and evaluating its performance and can terminate Pearl Meyer’s engagement or hire another compensation consultant at any time.

Pearl Meyer periodically meets independently with the Chair of the Committee and regularly participates in executive sessions with the Committee (without any executives or other Deere personnel present) to review compensation data and discuss compensation matters. While the Committee values this expert advice, ultimately the Committee’s decisions reflect many factors and considerations. Management works with Pearl Meyer at the Committee’s direction to develop materials and analysis, such as competitive market assessments and summaries of current legal and regulatory developments, which are essential to the Committee’s compensation determinations.

During fiscal 2017, Pearl Meyer performed the following specific services:

—	Provided information on executive compensation trends and external developments, including regulatory changes
—	Provided a competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and LTI expense
—	Reviewed the peer group used for market analyses
—	Reviewed the competitiveness of actual pay delivered in relation to performance as compared to the peer group, as further discussed below
—	Provided recommendations on CEO total compensation
—	Reviewed recommendations for our CEO’s compensation in relation to the other NEOs
—	Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate
—	Provided guidance and recommendations on incentive plan design, including rigor of metrics and goals
—	Reviewed drafts and commented on this CD&A and the related compensation tables

Pearl Meyer does not provide other significant services to Deere and has no other direct or indirect business relationships with Deere or any of its affiliates. Taking these and other factors into account, the Committee has determined that the work performed by Pearl Meyer does not raise any conflicts of interest. Additionally, based on its analysis of the factors identified in the Committee’s charter as being relevant to compensation consultant independence, the Committee has concluded that Pearl Meyer is independent of Deere’s management.

34	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Methodology and Process

Market Analysis
PEER GROUP
The companies in the peer group for our fiscal 2017 market analysis process, listed in the chart below, are similar to Deere in terms of sales volume, products, services, market capitalization, and global presence.

Company	Fiscal year	Employees*	Revenue* (MM)	Market Value 10/31/17 (MM)
3M Company	Dec ‘16	91,584	$30,109	$137,370
Arconic	Dec ‘15	41,500	$12,394	$12,090
Boeing Company	Dec ‘16	150,500	$94,571	$153,647
Caterpillar Inc.	Dec ‘16	95,400	$38,537	$80,792
Cummins Inc.	Dec ‘16	55,400	$17,537	$29,649
Danaher	Dec ‘16	62,000	$16,882	$64,183
E. I. du Pont de Nemours and Company (1)	Dec ‘16	46,000	$24,764	$169,205
Eaton Corp. Plc	Dec ‘16	95,000	$19,747	$35,593
Emerson Electric Co.	Sep ‘17	76,500	$15,264	$41,372
General Dynamics Corporation	Dec ‘16	98,800	$31,353	$60,606
Honeywell International Inc.	Dec ‘16	131,000	$39,302	$109,824
Illinois Tool Works Inc.	Dec ‘16	50,000	$13,599	$53,624
Johnson Controls International plc	Sep ‘17	121,000	$30,172	$38,304
Lockheed Martin Corporation	Dec ‘16	97,000	$47,248	$88,360
PACCAR Inc	Dec ‘16	23,000	$17,033	$25,204
United Technologies Corporation	Dec ‘16	201,600	$57,428	$95,637
Whirlpool Corporation	Dec ‘16	93,000	$20,718	$11,781
75th Percentile		98,350	$36,741	$93,818
Median		92,292	$27,251	$57,115
25th Percentile		56,675	$17,159	$36,271
Deere & Company	Oct ‘17	60,500	$29,738	$42,503
Deere Percentile		29th	53rd	41st

Source: Factset Research Systems, Inc.

* Reflects employees and revenues for most recent reported fiscal year

(1)	Revenue and employment for E. I. du Pont de Nemours and Company are representative of December 2016 reported results. The market value as of October 31, 2017, represents the combined corporation of DowDuPont (DWDP) following the merger as of September 1, 2017.

Compensation paid by our peer group is representative of the compensation we believe is required to attract, retain, and motivate executive talent. The Committee, in consultation with Pearl Meyer, periodically reviews the peer group to confirm that it remains an appropriate point of reference for NEO compensation.

REVIEW OF PAY FOR PERFORMANCE RELATIVE TO PEER GROUP
To ensure that total compensation for our NEOs aligns with the market, we compared our compensation and performance against the companies in our peer group. As part of this comparison, we evaluate our peers’ mix of cash versus equity and short-term versus long-term components.

In addition, we reviewed the relationship between total realizable compensation and our performance for the three fiscal years ended October 31, 2016 — the most recent fiscal year-end for which we can obtain corresponding compensation information for our peer companies. This review helps the Committee understand whether total compensation delivered to our NEOs aligns with our performance relative to our peer group. For purposes of this review, we use TSR to measure performance.

The analysis, as shown in the following graphs, reveals that realizable pay for Deere’s CEO and other NEOs was reasonably aligned with Deere’s relative TSR over the relevant time period. The 2014-2016 period is the first time in several cycles during which TSR and realizable pay were within the inter-quartile range. Based on these results and the results of similar past comparisons of pay and performance alignment, we believe our pay programs ensure that compensation for our executives is aligned with performance and market norms.

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Compensation Methodology and Process

DEERE 3-YEAR PAY FOR PERFORMANCE
REALIZABLE PAY VS. TOTAL SHAREHOLDER RETURN

CEO	OTHER NEOS

“Total realizable pay” for Deere’s NEOs is defined as the sum of the following components:

1.	Actual base salaries paid over the three-year period from 2015 to 2017
2.	Actual STI awards paid over the three-year period
3.	Actual MTI awards paid over the three-year period
4.	The Black-Scholes value as of October 31, 2016, of any stock options granted over the three-year period
5.	The value as of October 31, 2016, of RSUs granted over the three-year period
6.	The value as of October 31, 2016, of PSUs (reflecting actual performance for the 2014-2016 performance cycle and the in-process 2015-2017 and 2016-2018 performance cycles)

For peer companies, total realizable pay includes cash- and equity-based long-term incentive plan and performance share plan payouts for performance cycles that are completed within the three-year period. Award values are then multiplied by a factor that reflects grant frequency and long-term incentive pay mix.

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Direct Compensation Elements

Direct Compensation Elements

The following information describes each direct compensation element, including the applicable performance metrics.

Base Salary
In determining salary levels for each of our NEOs, the Committee considers factors such as the financial and operational performance, leadership, development of people, time in position, internal equity, and potential. The Committee also considers each NEO’s current salary as compared to the salary range and median salary practices of our peer group.

After considering all relevant information, the Board determined that the CEO’s base salary for fiscal 2017 should remain unchanged. The other NEOs received increases ranging from 2% to 6%. The NEOs’ salary levels remain below the market median for similar positions.

Officer	Base Salary as of Dec. 1, 2016	Salary Increase %	Base Salary as of Dec. 1, 2017
Samuel R. Allen	$1,500,000	0%	$1,500,000
Rajesh Kalathur	$633,276	4%	$658,608
James M. Field	$701,700	3.5%	$726,264
Jean H. Gilles	$654,312	4%	$680,496
John C. May	$622,116	4%	$647,004

Short-Term Incentive (STI)
PERFORMANCE METRICS FOR STI
The Committee believes that operating margins and efficient deployment of Deere’s assets (both fixed and working capital) are key drivers in creating long-term stockholder value. For this reason, the Committee has designed the STI program to motivate Deere’s executives and most other salaried employees to focus on reducing costs and optimizing asset and capital efficiency no matter where we are in the business cycle each fiscal year. By consistently managing OROA results through all points in the business cycle, Deere has been able to pay out more than half of cash flow from our operations to investors through dividends and net share repurchases since 2004.

In fiscal 2017, we used two distinct metrics to motivate employees; reflecting key differences between our manufacturing and financing businesses. For the two businesses that make up our Equipment Operations segment — Agriculture and Turf Operations and Construction and Forestry Operations — the metric is OROA. For our Financial Services segment, the metric is ROE. As described below, the performance results for these metrics are combined to determine STI awards.

For fiscal 2017, the various business results were weighted to calculate STI as follows:

Equipment Operations OROA	50%
Agriculture & Turf Operations OROA	25%
Construction & Forestry Operations OROA	15%
Financial Services ROE	10%

The emphasis on the OROA performance of the Equipment Operations and its constituent divisions in calculating STI reflects the critical position these operations have as drivers of Deere’s business: Equipment Operations’ net sales accounted for 87% of Deere’s net sales and revenues in fiscal 2017. The 50% weighting for the combined Equipment Operations reflects the importance of employees’ aligning with the overall business strategies and not optimizing within a business segment.

We explain the metrics and the reasons behind them in this section. You can see how OROA and ROE were calculated for fiscal 2017 in Appendix B, “Deere & Company Reconciliation of Non-GAAP Measures.”

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OROA
Deere is primarily a manufacturing company with high investment in fixed assets, such as buildings and machinery, and significant expenses with longer term payoffs, such as research and development. Over the past few decades, Deere’s Equipment Operations businesses have weathered many business downturns. Among other things, this segment is affected by economic factors such as prices for commodities (such as corn and other crops) and the health of the housing and infrastructure sectors because we make the equipment that farmers and contractors rely on. When commodity prices are low or the housing and infrastructure sectors are weak, our customers delay equipment purchases and upgrades.

In 2004, Deere adopted a strategy designed to enable management to respond quickly and purposefully to changing business conditions to drive sustained operational results across volatile business cycles. A focus on OROA performance was and continues to be a key component of this strategy. The Committee believes OROA effectively measures the efficient use of the Equipment Operations’ assets and the ability to manage operating margins under varying business conditions and is an appropriate metric for STI awards. Using OROA as an STI performance metric aligns employee decisions with our strategic approach to sound investment of capital and asset utilization. Because business conditions can quickly change, the Committee sets a range of OROA goals for a range of potential conditions rather than for a static forecast. This allows us to be agile and encourages us to prepare in advance for a variety of business conditions.

Foundational to understanding how we determine the OROA goals for a given fiscal year is the concept of mid-cycle sales. We calculate mid-cycle sales annually by gathering historical information on the size of the industry (for example, the total number of tractors sold in the U.S. market) and Deere’s market share for every product line (in this example, the number of tractors sold by Deere). This information helps us understand the cyclical nature, from peak to trough, of our business. Mid-cycle sales are determined for each product line, which could be in varying business cycles within the same performance period. This allows us to set meaningful operating performance goals at the product line level while maintaining a unified incentive program for the salaried employee population. For most of our Agriculture & Turf products, a typical business cycle is around seven years. For the Construction & Forestry products, the cycle tends to be a bit shorter. As shown in the graph below, we use that historical information to determine mid-cycle sales — essentially our best estimate of what “normal” looks like.

WHAT IS MID-CYCLE?

Generally speaking, at the peak of a typical business cycle, actual sales constitute 120% of mid-cycle sales; at the trough, actual sales constitute 80% of mid-cycle sales. OROA goals vary each year to reflect where we are on this spectrum. We have relied on the process of analyzing mid-cycle sales for decades to make decisions related to measuring the achievement of long-term business strategies, allocating manufacturing capacity and workforce, and determining standard costs.

Mid-cycle goals. The Committee first established OROA goals for STI purposes by comparing Deere’s OROA performance to that of the companies in the peer group. The median OROA for the peer group is in the range of 10%-15% (see “OROA Deere vs. Peers 1997-2017” on page 40). Accordingly, Deere’s original target OROA at mid-cycle (the “normal” part of a business cycle) was set at 12%. That goal provided a reasonable approximation of Deere’s cost of capital and aligned with our compensation strategy of awarding median pay for median performance. The Committee then set OROA goals for threshold and maximum

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STI payouts at mid-cycle to approximate 25th and 75th percentile performance, respectively, relative to the peer group. The Committee has reviewed and approved the goals each year, but because peer group OROA performance has essentially remained consistent, the OROA goals at mid-cycle also remained unchanged until recently, as discussed below. The OROA goals are the same for Equipment Operations, Agriculture & Turf Operations, and Construction & Forestry Operations.

Goals for peak and trough conditions. To maintain the rigor of the program, the Committee cannot just set goals for mid-cycle, “normal” conditions. If OROA goals were consistent regardless of where we are in a business cycle, our employees would be unduly rewarded when the economy is strong and penalized for poor economic conditions that have a negative effect on our sales. Therefore, the Committee fixes threshold, target, and maximum OROA goals that are more ambitious at the peak of a business cycle, when it is easier to cover fixed costs and achieve a high asset turnover (and thus a better OROA), and less ambitious at the trough. This model encourages us to quickly make necessary structural changes, such as those related to cost reduction, capacity, and assets (especially inventory) as business conditions change during the year.

As shown in the following graph, the goals for a given year are determined based on where we are in the business cycle.

How do OROA goals work?
For an example of how our multi-tiered OROA goals work in practice, assume we determined that mid-cycle sales are $30 billion. If actual sales for the year are $27 billion, that means we are at 90% of mid-cycle (27 ÷ 30 = .90). In that case, OROA goals would be lower than the goals for mid-cycle. On the other hand, if actual sales are $33 billion, that means we are at 110% of mid-cycle (33 ÷ 30 =1.1). In that case, OROA goals would be greater than the goals for mid-cycle. Both scenarios are illustrated below:

EXAMPLE

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Recent changes in the OROA goals. In the years since we adopted OROA as an enterprise-wide performance metric, Deere has significantly restructured its Equipment Operations to enable more rapid responses to changing business conditions. As a result, for over a decade Deere’s OROA results have consistently outpaced the peer group, as depicted in the following graph.

OROA DEERE VS. PEERS 1997–2017*

*Peer group data for 2017 is not yet available. OROA calculations for Deere and the peers exclude assets for any captive financial services (if applicable).

The products we sell are subject to cycles that differ from our peers’. To put these cycles in perspective, the table shows our OROA and net sales over this same period of time. Note that since the adoption of OROA as an enterprise-wide metric in 2004, our OROA performance has exceeded the peer group’s even when we experienced volatile business conditions (as reflected by net sales):

	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
OROA	18%	17%	3%	8%	-1%	6%	10%	26%	22%	22%	25%	27%	13%	28%	30%	29%	32%	28%	16%	14%	21%
Net Sales (billions)	$11	$12	$10	$11	$11	$12	$13	$18	$19	$20	$21	$26	$21	$24	$29	$34	$35	$33	$26	$23	$26

Deere’s sustained success in delivering OROA performance under varying business conditions has resulted in maximum or near-maximum STI payouts in recent fiscal years. To continue to improve operational performance and seize the benefits of Deere’s structural transformation, the Committee recently raised OROA goals for STI purposes. In making this decision, the Committee determined that Deere should be measured relative to its own capabilities and aspirations in addition to its performance relative to the peer group. For this reason, the OROA goals in effect beginning with fiscal 2016 were significantly more rigorous at mid-cycle and peak than they have been, as shown in the chart on the following page.

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The following graph displays the significant cumulative OROA goal increases since fiscal 2015:

OROA GOAL INCREASES

ROE
ROE is the STI performance metric for Financial Services. The Financial Services business is a key differentiator for how Deere delivers value to our dealers and customers, so we think it is important to consider Financial Services’ performance as part of STI. The Committee believes ROE effectively measures the efficient use of the segment’s equity, and ROE is commonly used in the financial services industry for that purpose. We have two distinct business models within Financial Services and we use different ROE goals for each.

Historically, approximately 65% of Financial Services’ business is subsidized. Under the “subsidized business” model, the Equipment Operations provide subsidies to Financial Services to reduce the interest rates that our customers and dealers would otherwise pay on financial products. These subsidies were created to facilitate sales by the Equipment Operations, not to maximize Financial Services’ profitability. For this reason, the ROE goal for the subsidized business — 10% — is the same regardless of the business cycle and is based on the implied after-tax cost of equity for Financial Services. Analysis shows that our threshold ROE goal of 10% represents upper-quartile performance compared to other financial institutions.

The remaining Financial Services offerings are referred to as the “non-subsidized business.” The objective of the non-subsidized business is to efficiently utilize equity to earn a profitable return. Consequently, this business has more traditional (and progressively more challenging) goals for threshold, target, and maximum ROE. The Committee establishes goal levels by benchmarking against ROEs attained by similar financial services businesses with similar debt-to-equity ratios and by evaluating cost of equity financial models. The threshold goal equals the implied after-tax cost of equity for Financial Services; the target and maximum ROE goals are set at progressively higher levels to encourage management and employees to efficiently utilize equity relative to industry norms and market conditions while facilitating sales by the Equipment Operations. The ROE goals of 13% at target and 16% at maximum represent an even greater level of stretch, raising the difficulty of attaining target payouts. We regularly review the ROE of other financial institutions to ensure the appropriate level of stretch.

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ROE goals are weighted based on the actual mix of subsidized versus non-subsidized business in a fiscal year. The Committee approved the following ROE goals at the beginning of fiscal 2017:

Fiscal 2017 ROE Goals	Subsidized business	Non-subsidized business	Weighted Goals
% of Business	68%	32%
Maximum	10%	16%	12%
Target		13%	11%
Threshold		10%	10%

ANNUAL FINANCIAL METRICS
Since in fiscal 2017, we have added two financial metrics — net sales and revenue and net income — to encourage executives (representing approximately 120 top-level employees) to focus on near-term financial execution and foster accountability for short-term results.

The Committee set target goals for net sales and revenue and net income at the beginning of fiscal 2017 based on input from management regarding our expected performance in the upcoming year. The goal for a target payout for each metric will match the number established in our annual operating budget forecast — what we call the Original Budget. Net sales and revenue that falls more than 10% below target and net income that falls more than 15% below target will result in no payout for those metrics. Conversely, net sales and revenue that exceeds target by at least 10% and net income that exceeds target by at least 15% will result in a maximum (200%) payout for those metrics. The metric spread for net income is wider because there are more factors that affect net income than there were for net sales and revenue.

APPROVAL OF STI AWARD RATES
At the beginning of the fiscal year, after review and consideration of Deere’s peer group data for target cash bonuses, the Committee approves target STI rates as a percentage of each NEO’s base salary. The target STI rates for fiscal 2017 were as follows:

Target Rate
CEO	125%
Other NEOs	85%

Regardless of the award amount reached by applying this formula, no individual award under the STI plan may exceed $5 million or 200% of target. Payouts at 200% of target can be achieved only when our businesses meet or exceed the maximum performance goal for each component of the weighted STI performance formula.

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FISCAL 2017 PERFORMANCE RESULTS FOR STI
The chart below shows OROA results for the Agriculture and Turf Operations, the Construction and Forestry Operations, and Equipment Operations as a whole, based on actual sales volumes:

■	Equipment Operations OROA: 21.2% Percent of Mid-Cycle: 83% Result: Maximum (200% of Target)	■	Construction & Forestry OROA: 9.9% Percent of Mid-Cycle: 85% Result: Between Minimum and Target (60%)	■	Agriculture & Turf OROA: 25.0% Percent of Mid-Cycle: 83% Result: Maximum (200% of Target)

Those results, together with ROE for Financial Services, are weighted to determine STI, as follows:

Fiscal 2017 Performance Results for STI	Fiscal 2017 Performance Results	Performance as % of Target	Fiscal 2017 Award Weighting	Weighted Award Results
Equipment Operations OROA	21.2%	200%	25%	50%
Agriculture and Turf Operations OROA	25.0%	200%	12.5%	25%
Construction and Forestry Operations OROA	9.9%	60%	7.5%	4%
Financial Services ROE	10.6%	82%	5%	4%
Net Sales and Revenue	$29,363	200%	25%	50%
Net Income	$1,923	200%	25%	50%
Actual Performance as % of Target 184%

The Equipment Operations OROA calculation excludes the assets from our captive financial services. ROE is based solely on the Financial Services segment. See appendix B for details.

The amount of the STI award paid to an NEO is calculated as follows:

STI AWARD CALCULATIONS

Base salary for the fiscal year	✕	Target STI rate	✕	Actual performance as a percent of target	=	STI award amount

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Actual STI awards paid to NEOs are shown in the table to the right and detailed in the Fiscal 2017 Summary Compensation Table under footnote (4).

The STI plan and the results for fiscal 2017 described above, except for the net sales and revenue and net income components, are also used to determine the STI awards paid to most other salaried employees worldwide. For fiscal 2017, STI awards paid to the NEOs consisted of approximately 1.8% of the total amount of STI awards paid to all eligible employees.

Officer	Fiscal 2017 STI award
Samuel R. Allen	$3,442,313
Rajesh Kalathur	$986,622
James M. Field	$1,093,224
Jean H. Gilles	$1,019,394
John C. May	$968,465

The STI plan is periodically approved by our stockholders and was last approved at the Annual Meeting in February 2015.

REVISED PERFORMANCE METRICS STARTING IN FISCAL 2018
As we continue to drive exceptional OROA performance across the business cycle, we will increase the 2018 compensation OROA goals significantly to recognize this transformation. The table below highlights this journey. The compensation goals may be adjusted every 3 years to align to significant changes in the business, up or down, and will align with the enterprise strategy.

	2015 OROA Goals			2016 OROA Goals			2017 OROA Goals			2018 OROA Goals
	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak
Maximum	12%	20%	28%	13%	24%	36%	16%	26%	36%	17%	35%	48%
Target	8%	12%	20%	10%	18%	26%	12%	19%	26%	14%	29%	40%
Threshold	4%	8%	12%	8%	12%	16%	8%	12%	16%	12%	20%	28%

Additional metrics, net sales and revenue and net income, were added in fiscal 2017 as a way to incorporate a growth factor into the incentive calculation. Between OROA and net sales and revenue, there is significant overlap with the net income measure. To simplify the calculation, the Net Income metric will be removed. This will simplify the mix but still retain a balanced focus between margin and growth. STI weighting will include two-thirds OROA and one-third net sales and revenue. The metric spread for net sales and revenue will also be adjusted from 10% to 15%.

Management also conducted an analysis of STI values against current market data, and the Committee approved an increase to the STI target rates for senior officers for fiscal 2018 to align to market target payouts.

Mid-Term Incentive (MTI)
MTI is a long-term cash award based on Deere’s performance against ambitious goals for Shareholder Value Added (SVA) over a three-year performance period.

SHAREHOLDER VALUE ADDED PERFORMANCE METRIC
The MTI plan is designed to motivate executives and other salaried employees to consistently create lasting value. To that end, since the MTI plan was first implemented, the performance metric has been Deere’s SVA, which essentially measures earnings in excess of our cost of capital.

SVA was selected as the MTI performance metric because the Committee believes Deere should:

—earn, at a minimum, its weighted average cost of capital each year
—ensure that investments in capital and research and development earn their cost of capital
—ensure that acquisitions do not erode stockholder value

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Put another way, we believe Deere can realize sustainable improvement in SVA through a combination of revenue growth and high returns on invested capital. SVA incorporates both of these concepts and therefore serves as a barometer of long-term value.

SVA is measured on an enterprise-wide level. As a result, the MTI plan encourages teamwork across all of our business units. In fiscal years 1994 through 2003 (the 10 years before we implemented the MTI plan), accumulated SVA was negative $1.4 billion. In the ten most recent fiscal years, accumulated SVA rose to $17.1 billion. This demonstrates that management has become adept at investing for the future while still delivering consistent stockholder returns.

We demonstrate how SVA is calculated in Appendix B, “Deere & Company Reconciliation of Non-GAAP Measures.”

MODIFICATION OF AWARDS BASED ON RELATIVE TSR
In an effort to further align executive compensation with stockholder interests, the Committee added a relative TSR modifier to potential MTI payouts for our NEOs and certain other executive officers. Starting with the performance period that began in fiscal 2015, we compare Deere’s TSR to TSR for the S&P Industrial Sector during the same time frame. The Committee chose the S&P Industrial Sector as a benchmark because it is an independently selected comparator group that includes a majority of our peer group companies. This index is also used to measure relative performance for PSUs under our long-term incentive plan. If Deere’s TSR is at or below the 25th percentile of the index, the final MTI payout for our senior executives will be reduced by 25%. If Deere’s TSR is between the 25th and 50th percentiles, the final MTI payout for our senior executives will be reduced by up to 25%, as shown in the graph below. The TSR modifier ensures that senior executives will not get the full MTI award unless Deere’s TSR is at least at the median of the index. There is no upside for outperforming the 50th percentile.

TSR MODIFIER FOR MTI PAYMENTS

THREE-YEAR PERFORMANCE PERIODS
The Committee approved three-year performance periods for MTI awards to emphasize the importance of consistent, sustained operating performance. We believe employees are motivated to achieve consistently strong SVA results because, as we illustrate below under “Historical Accumulated SVA, MTI Goals, and MTI Payouts,” each year affects award calculations in three separate rolling performance periods. Whether positive or negative, SVA results for each year become part of the MTI award calculation for that year and the next two years. Consequently, negative SVA in one year can offset positive SVA in another. A single year of strong performance will not result in a high MTI payout if it follows one or two years of weak performance. Conversely, MTI payouts will not necessarily be low after a year of weak performance if results in the two preceding years were strong.

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SETTING SVA GOALS
Each year, two principles guide the Committee in fixing the accumulated maximum SVA goal for the next three-year performance period. First, the goal for a maximum payout reflects return on invested capital performance in the top 25% relative to our peer group. Second, the goal for a maximum payout is calculated based on estimated enterprise SVA at mid-cycle sales levels (described above under “Performance Metrics for STI”) for the first year of the performance period. We cannot confidently forecast SVA for the second and third years of the performance period. Instead, we assume a compounded 7% annual growth rate (a number that corresponds to Deere’s historical sales growth rate) for each of the remaining two years to arrive at a cumulative three-year SVA goal. Once set, the goal is a fixed amount for the performance period.

As mentioned above, the maximum SVA goal represents top-quartile invested capital performance, which is an aggressive stretch under “normal” business conditions. Accordingly, the target SVA goal is set at half of that amount. A threshold MTI award for the performance period that just ended required $1 million of accumulated SVA. The threshold accumulated SVA goal was raised to $5 million starting with the performance period that began in fiscal 2015. The threshold goal was increased to avoid nominal payouts to eligible participants.

The chart below details the threshold, target, and maximum accumulated SVA goals for each performance period that includes fiscal 2017. The SVA goals grew significantly more challenging for the performance periods ending in 2016 through 2019: sales volumes for agricultural equipment increased in recent years, which led to a substantial increase in mid-cycle sales and increased expectations for SVA. As the recent business downturn became part of the business cycle, mid-cycle volumes decreased, resulting in slightly lower mid-cycle SVA for the performance periods ending in 2018 and 2019. Although the SVA goals have decreased, the same level of goal rigor exists due to the downturn in business conditions. The SVA goals have increased at a compounded annual growth rate of 14% since the MTI plan was introduced in 2004.

SVA Goals for MTI	Fiscal 2015 through Fiscal 2017	Fiscal 2016 through Fiscal 2018	Fiscal 2017 through Fiscal 2019
Threshold SVA Required for Payout	$5 million	$5 million	$5 million
SVA Goal for Target Payout	$4,495 million	$4,200 million	$4,010 million
SVA Goal for Maximum Payout	$8,990 million	$8,400 million	$8,020 million

APPROVAL OF MTI AWARD RATES
At the beginning of each performance period, after considering data for our peer group, the Committee approves target MTI award rates as a percentage of the median salary for each NEO’s salary grade. The following table shows the target payout rates approved by the Committee for the performance period ended in 2017:

Target Rate
CEO	121%
Other NEOs	93%

Regardless of the amount calculated for each award using these payout rates, no employee can receive an award under the MTI plan that exceeds $4.5 million or 200% of target.

FISCAL 2017 PERFORMANCE RESULTS FOR MTI
The following table shows Deere’s accumulated SVA, calculated as described in Appendix B, for the three-year performance period ended in 2017, which resulted in a payout of 53%.

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The payout percentage for fiscal 2017 was calculated as follows:

Fiscal Year	SVA (in millions)
2015	$774
2016	$344
2017	$1,264
Accumulated SVA for 2015–2017 performance period	$2,382
SVA Goal for Target Payout	$4,495
TSR Modifier (if below 50th percentile)	no modifier applied
Actual Performance as % of Target	53%

The following table shows historical MTI information and how SVA for fiscal 2017 will affect MTI awards for the performance periods ending in 2018, 2019, and 2020.

HISTORICAL ACCUMULATED SVA, MTI GOALS, AND MTI PAYOUTS

As noted above, a maximum MTI payout requires Deere to achieve superior return on invested capital performance relative to our peer group over a three-year period. The payout awarded to our employees for the performance period that just ended adheres to that requirement. As the graph below demonstrates, Deere’s ROIC results have consistently exceeded 75th percentile performance relative to our peers.

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ROIC DEERE VS. PEERS 1997–2016

*Peer group data for 2017 is not yet available. ROIC is adjusted for captive financial services for Deere and peers.

CALCULATION OF MTI AWARDS
The amount of the MTI award paid to an NEO is calculated as follows:

Median of actual salaries for the relevant salary grade (a)	×	Target MTI rate	×	Actual performance as a percent of target	=	MTI award amount

(a)	Median (or midpoint) is the basis of the MTI calculation for all employees so that within a given salary structure and level, the employees receive the same MTI payout.

Actual MTI awards paid to the NEOs are shown in the table to the right and detailed in the Fiscal 2017 Summary Compensation Table under footnote (4).

The results for the performance period ended in 2017 are also used to determine the MTI awards for other eligible employees worldwide. MTI awards paid to the NEOs for fiscal 2017 consisted of approximately 4.5% of the total amount of MTI awards paid to all eligible employees.

Officer	Fiscal 2017 MTI award
Samuel R. Allen	$961,769
Rajesh Kalathur	$305,419
James M. Field	$305,419
Jean H. Gilles	$305,419
John C. May	$305,419

The MTI plan is periodically approved by our stockholders, most recently at the Annual Meeting in February 2013. The MTI plan will be considered for re-approval at the February 2018 Annual Meeting.

REVISED MTI PERFORMANCE METRICS STARTING IN FISCAL 2018
Deere’s Mid-Term Incentive Plan (MTI) is being renamed the John Deere Long-Term Incentive Cash Plan (LTIC) beginning in fiscal 2018. Like MTI, LTIC is a cash award measured over a three-year performance period. There is no change to the nature of the award; it will remain designed to motivate executives and other salaried employees to consistently create lasting value and be measured by SVA. The maximum individual payout under the LTIC Plan is being increased to $6 million for a performance period.

The addition of a TSR modifier in 2015 adjusts the MTI award from SVA performance to align upper quartile peer goals with shareholder expectations. The Compensation Committee approved changing the TSR modifier from additive to multiplicative beginning in fiscal 2018 and will include an upside when performance is between the 50th and 75th percentile and create a steeper reduction when TSR performance is below the 50th percentile.

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There is also a market shift driving an increase to LTIC target awards to align closer to peers and market changes.

Long-Term Incentive (LTI)
The LTI is designed to reward the NEOs for creating sustained stockholder value, to encourage ownership of Deere stock, to foster teamwork, and to retain and motivate high-caliber executives while aligning their interests with those of our stockholders. LTI awards consist of three components: restricted stock units (RSUs), market-priced stock options, and performance stock units (PSUs), all awarded annually under the John Deere Omnibus Equity and Incentive Plan (Omnibus Plan). The Omnibus Plan is periodically approved by our stockholders and was last approved at the Annual Meeting in February 2015.

FISCAL YEAR 2017 LTI AWARD OVERVIEW FOR NEOS

	PSUs	RSUs	Stock Options
LTI Mix
Performance measurements	50% revenue growth* and 50% TSR relative to the S&P Industrial Sector over a three-year performance period	Stock price appreciation	Stock price appreciation
Vesting period	Cliff vest on the third anniversary of the grant date	Cliff vest on the third anniversary of the grant date	Vest in approximately equal annual installments over three years
Conversion/expiration	Converted to Deere common stock upon vesting	Converted to Deere common stock upon vesting	Expire 10 years from the grant date
Objective	Motivate and reward relative outperformance	Encourage ownership and retention while providing immediate alignment with stockholders	Reward for stock price appreciation

*Based on Deere’s compound annual growth rate

APPROVAL OF LTI AWARD VALUES
The Committee established LTI grants for the NEOs based on the following criteria: level of responsibility, individual performance, current market practice, peer group data, and the number of shares available under the Omnibus Plan. Awards granted in previous years are not a factor in determining the current year’s LTI award; nor is potential accumulated wealth.

At the first Committee meeting of each fiscal year, after consideration of peer group data on median values for long-term incentives, the Committee approves a dollar value for a base-level LTI award and the mix of awards to be delivered. The grant price for all LTI awards prior to February 25, 2015, is the average of the high and low common stock prices on the grant date as reported on the NYSE. For awards made thereafter, the grant price is the closing price of Deere common stock on the NYSE on the grant date. The grant price is used to determine the number of PSUs, RSUs, and stock options to be awarded.

49	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Direct Compensation Elements

As has been the practice for several years, the Committee can increase (up to 20%) or decrease (down to $0) an individual NEO’s base-level award to distinguish that executive’s performance, deliver a particular LTI value, or reflect other adjustments as the Committee deems appropriate. For fiscal 2017, the Committee approved adjustments to base-level award values ranging up to 20% to recognize the accomplishments of the individual NEOs. LTI awards were approved for the NEOs as follows:

Adjusted Award Values*
Samuel R. Allen	$8,360,000
Rajesh Kalathur	$1,716,000
James M. Field	$1,716,000
Jean H. Gilles	$1,716,000
John C. May	$1,716,000

*The amounts shown include PSUs valued at the grant price on the date of grant. These amounts differ from the value of equity awards shown in the Fiscal Year 2017 Summary Compensation Table and Grants of Plan-Based Awards table because those tables reflect the probable outcome of the performance metrics for PSUs.

See the Fiscal 2017 Grants of Plan-Based Awards table and footnotes for more information on LTI awards delivered, as well as the terms of the awards.

For fiscal 2017, the number of RSUs and PSUs granted to the NEOs represented 8% and 53%, respectively, of the total RSUs and PSUs granted to all eligible salaried employees; stock options granted to the NEOs represented 30% of the total stock options granted to eligible salaried employees.

CONVERSION OF PSUs TO DEERE STOCK
For PSUs granted in fiscal 2017, the actual number of shares to be issued upon conversion will be based equally on Deere’s revenue growth and TSR for the three-year performance period ending in 2020. Deere’s performance will be measured relative to the companies in the S&P Industrial Sector as of the end of the performance period. The Committee chose the S&P Industrial Sector as a benchmark because it is an independently selected comparator group that includes a majority of our peer group companies.

PERFORMANCE TARGETS (PERFORMANCE PERIOD ENDING IN 2019)

Revenue Growth Payout % × 50% of PSUs Awarded	+	TSR Payout % × 50% of PSUs Awarded	=	Final Award

The number of PSUs that vest and convert to shares can range from 0% to 200% of the number of PSUs awarded, depending on Deere’s relative performance during the performance period, as illustrated in the following table:

Deere’s Revenue Growth and TSR Relative to the S&P Industrial Sector	% of Target Shares Earned (Payout %) *
Below 25th percentile	0%
At 25th percentile	25%
At 50th percentile	100%
At or above 75th percentile	200%
* Interim points are interpolated

These performance targets reflect the Committee’s belief that median levels of relative performance should lead to median levels of compensation.

50	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Direct Compensation Elements

PAYOUT CAP ON PSUs
In response to stockholder concerns, beginning with the PSUs that vest at the end of fiscal 2019, the payout will be capped at target if Deere’s TSR is negative, regardless of how Deere compares to its peers.

2015-2017 PSUs
The performance period for PSUs granted in fiscal year 2015 ended on October 31, 2017. The final number of shares earned was based on Deere’s revenue growth and TSR relative to the S&P Industrial Sector over the three-year performance period. The Committee made its final payout determination in December 2017 following a review of the relative performances of Deere and the S&P Industrial Sector. Deere’s revenue growth and TSR were comparable to the 9th and 77th percentiles, respectively. This resulted in an overall payout of 100% of target.

Deere’s Revenue Growth and TSR Relative to the S&P Industrial Sector	3rd Year Results	Performance Results for Performance Period Relative to S&P Industrial Sector	% of Target Shares Earned	Award Weighting	Weighted Payout %
Revenue Growth	-6.23%	9th percentile	0%	50%	0%
TSR	18.9%	77th percentile	200%	50%	100%
			Final Payout as % of Target		100%

LTI REPORTED VERSUS REALIZABLE VALUE
The values for Stock and Option Awards included on the Summary Compensation Table on page 57 are presented in accordance with SEC requirements. Although this allows for comparison across companies, the Committee feels the prescribed calculation does not fully represent the Committee’s annual decision and does not support a valid CEO pay-for-performance assessment. The following chart compares the LTI values reported on the Summary Compensation Table to Mr. Allen’s realizable LTI value for each of the grants in 2015, 2016, and 2017. The three-year TSR as of October 31, 2017, is 18.9%.

REPORTED VS. REALIZABLE LTI VALUE

(a)	See footnotes (2) and (3) to the Summary Compensation Table for an explanation of these valuations.
(b)	Realizable LTI is calculated as:
–	The Black-Scholes value as of October 31, 2017, of the stock options granted in 2015, 2016, and 2017
–	The value as of October 31, 2017, of RSUs granted in 2015, 2016, and 2017
–

The value as of October 31, 2017, of PSUs granted in 2015, 2016, and 2017 (reflecting actual performance for the 2015–2017 performance cycle and the in-process 2016–2018 and 2017–2019 performance cycles)

2018 CHANGES TO LONG-TERM COMPENSATION
Changes to the Deere LTI program will impact the Performance Share Units (PSU) award. Effective in 2018, PSU awards will be measured solely on revenue growth. TSR as a standalone measure will no longer apply. TSR will continue as a modifier on the LTIC award. As noted above for LTIC, the performance peer group is being changed to a subset of the S&P 500 Industrial Group and will include approximately 40 companies.

51	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Direct Compensation Elements

Summary of Direct Compensation
The Committee believes each pay element included in Direct Compensation is consistent with our compensation philosophy. The Committee reviews Direct Compensation for the NEOs in the aggregate (excluding the CEO) as well as for each NEO individually, and compares this compensation to the market position data of our peer group. This market position data takes into account the level of responsibility (including the level of sales volume) for each NEO’s respective operations.

A key element of these individual performance evaluations is a careful analysis of each NEO’s collaboration and contribution to the success of a high-performing team. Thus, while the market data for each position is a factor in reviewing Direct Compensation, the Committee also considers individual fulfillment of duties, teamwork, development, time in position, experience, and internal equity among NEOs (other than the CEO). The Committee recognizes individual performance through adjustments to base salary and LTI.

Direct Compensation for the CEO is higher than for the other NEOs due to the CEO’s breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO compensation as a certain multiple of the compensation of the other NEOs. The relationship between the CEO’s compensation and that of the other NEOs is influenced by our organizational structure, which does not currently include a chief operating officer. The ratio of Mr. Allen’s Direct Compensation to that of the other NEOs is generally comparable to that found among the companies in our peer group.

Other Compensation Matters
RULES RELATED TO STOCK OWNERSHIP, HOLDING REQUIREMENTS, AND ANTI-HEDGING AND ANTI-PLEDGING POLICIES
NEOs are required to hold a certain amount of Deere stock. The CEO is expected to hold stock equivalent to 6 times base salary and the other NEOs are expected to hold stock equivalent to 3.5 times base salary. These ownership levels must be achieved within five years of the date the NEO is first appointed as CEO or as an executive officer. NEOs who have not achieved the requisite ownership level may not transfer any of the stock they acquire through our equity incentive plan. Only vested RSUs and any common stock held personally by an NEO are included in determining whether the applicable ownership requirement has been met. Once an NEO achieves the appropriate ownership level, the number of shares held at that time becomes that individual’s fixed stock ownership requirement for three years, even if base salary increases or Deere’s stock price decreases.

Our Insider Trading Policy precludes all directors and employees, including our NEOs, and their related persons from engaging in short sales of Deere’s stock or trading in instruments designed to hedge against or offset price declines by any Deere securities. Our Insider Trading Policy also prohibits our directors and officers from holding Deere stock in margin accounts or pledging Deere stock as collateral for loans or other obligations.

LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION
Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company’s CEO or any of its three next-highest-paid executive officers (other than its Chief Financial Officer). Grandfathered performance-based compensation is not subject to this limit on deductibility so long as such compensation meets certain requirements, including stockholder approval of material terms. The Committee strived to provide the NEOs with incentive compensation programs that preserved the tax deductibility of compensation paid by Deere, to the extent reasonably practicable and consistent with Deere’s other compensation objectives and the Tax Reform. The Committee believes, however, that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses. The Tax Reform includes a major overhaul to Section 162(m), which takes effect for tax years beginning after December 31, 2017. In 2018, the Committee will be reviewing the Tax Reform and its application and impact, if any, on Deere’s compensation programs.

52	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Indirect Compensation Elements

RECOUPMENT OF PREVIOUSLY PAID INCENTIVE COMPENSATION
Deere’s Executive Incentive Compensation Recoupment Policy authorizes the Committee to determine whether to require recoupment of cash and equity incentive compensation paid to or deferred by certain executives under certain conditions. Under the policy, the Committee may require recoupment if the Committee determines an executive received incentive compensation that was artificially inflated because the executive engaged in misconduct that:

—	contributed to the need for a restatement of all or a portion of Deere’s financial statements filed with the SEC or
—	contributed to an incorrect calculation of operating metrics that are used to determine incentive plan payouts

The Committee is closely monitoring the proposed rules and rule amendments issued by the SEC to implement provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will amend the Recoupment Policy if necessary when the final rules are adopted.

Indirect Compensation Elements

Perquisites
We offer our NEOs various perquisites that the Committee believes are reasonable in order to remain competitive. These perquisites, which are described in footnote (6) to the Fiscal 2017 Summary Compensation Table, constitute a small percentage of the NEOs’ total compensation. The Committee conducts an annual review of the perquisites offered to the NEOs.

In addition to the items listed in footnote (6), NEOs, as well as other selected employees, are provided indoor parking and access to Deere-sponsored skyboxes at local venues for personal use when not occupied for business purposes, both at no incremental cost to Deere.

The Board requires the CEO to use company-owned aircraft for all business and personal travel because the ability to travel safely and efficiently provides substantial benefits that justify the cost. The geographic location of Deere’s headquarters in the Midwest, outside of a major metropolitan area, makes personal and business travel challenging. Moreover, traveling by company aircraft allows the CEO to conduct business confidentially while in transit. Personal use of company aircraft by other NEOs is minimal and must be approved by the CEO. The Committee has limited the CEO’s annual personal usage of company aircraft to approximately 100 hours.

Retirement Benefits
All NEOs are covered by the same defined benefit pension plans, which include the same plan terms that apply to most qualifying U.S. salaried employees. We also maintain two additional defined benefit pension plans in which NEOs may participate: the Senior Supplementary Pension Benefit Plan (the “Senior Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Deere Supplemental Plan”).

The tax-qualified defined benefit pension plans have compensation limits imposed by the Internal Revenue Code. The Senior Supplementary Plan provides participants with the same benefit they would have received without those limits. This avoids the relative disadvantage that participants would experience compared to other qualified plan participants. The Deere Supplemental Plan is designed to reward career service at Deere above a specified grade level by utilizing a formula that takes into account only years of service above that grade level. We believe the defined benefit plans serve as important retention tools, provide a level of competitive income upon retirement, and reward long-term employment and service as an officer of Deere. In addition, the fact that the Senior Supplementary and Deere Supplemental Plans are unfunded (with benefit payments under these plans being made out of the general assets of Deere) and therefore at-risk (if Deere were to seek bankruptcy protection), creates a strong incentive for the NEOs to minimize risks that could jeopardize Deere’s long-term financial health. For additional information, see the Fiscal 2017 Pension Benefits Table, along with the accompanying narrative and footnotes.

53	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Indirect Compensation Elements

We also maintain a tax-qualified defined contribution plan, the John Deere Savings and Investment Plan (SIP), which is available to most of our U.S. employees, including the NEOs. We make matching contributions to participating SIP accounts on up to six percent of an employee’s pay. The actual amount of the company match varies based on two factors: the STI results for the most recently completed fiscal year (see the “Fiscal 2017 Performance Results for STI” section above) and the pension option in which the employee participates (see the narrative preceding the Fiscal 2017 Pension Benefits Table). The following table illustrates Deere’s match for calendar 2017, which is reported for our NEOs under the “All Other Compensation” column of the Fiscal 2017 Summary Compensation Table:

Contemporary Option match on first 2% of eligible earnings:	288%

Contemporary Option match on next 4% of eligible earnings:	96%

Deferred Compensation Benefits
We also maintain certain deferred compensation plans that provide the NEOs with longer-term savings opportunities on a tax-efficient basis. Similar deferred compensation benefits are commonly offered by companies with which we compete for talent.

As of November 1, 2015, for the Defined Contribution Restoration Plan and as of November 1, 2016, for the Deferred Plan, the investment options now parallel the investment options offered under our 401(k) plan (with certain limited exceptions). Funds deferred prior to these effective dates may remain invested under the previous options, although participants also may move these funds into the new options. Additionally, participants may change investment options at any time. These changes effectively ensure that participants cannot earn above-market interest on new deferrals.

See the “Nonqualified Deferred Compensation” section below for additional details.

Potential Payments upon Change in Control
Deere’s Change in Control Severance Program (the “CIC Program”) covers certain executives, including each of the NEOs, and is intended to facilitate continuity of management in the event of a change in control. The Committee believes the CIC Program:

—	encourages executives to act in the best interests of stockholders when evaluating transactions that, without a change in control arrangement, could be personally detrimental
—	keeps executives focused on running the business in the face of real or rumored transactions
—	protects Deere’s value by retaining key talent despite potential corporate changes
—	protects Deere’s value after a change in control by including restrictive covenants (such as non-compete provisions) and a general release of claims in favor of Deere
—	helps Deere attract and retain executives as a competitive practice

For more information, see “Fiscal 2017 Potential Payments upon Change in Control” and the corresponding table.

Other Potential Post-Employment Payments
Deere’s various plans and policies provide payments to NEOs upon certain types of employment terminations that are not related to a change in control. These events and amounts are explained in the section under Executive Compensation Tables entitled “Fiscal 2017 Potential Payments upon Termination of Employment Other than Following a Change in Control.”

54	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Risk Assessment of Compensation Policies on Practices

Risk Assessment of Compensation Policies and Practices

As shown in the adjacent diagram, management conducted a comprehensive risk assessment of Deere’s compensation policies and practices, as we have done each year since 2010.

The inquiries in the risk assessment questionnaire focus on: pay-for-performance comparison against our peer group, balance of compensation components, program design and pay leverage, program governance, and mitigating factors that offset program risks.

Based on its most recent review, the Risk Assessment Team concluded that Deere’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The Committee, along with its independent compensation consultant, reviewed the risk assessment and concurred with that conclusion. The Committee believes the following key factors support the Risk Assessment Team’s conclusion:

—	the performance metrics for our STI and MTI incentive plans are based on enterprise publicly reported metrics with only minor adjustments and, therefore, are not easily susceptible to manipulation
—	the metrics for our STI and MTI compensation, and the related potential payouts, are capped to reduce the risk that executives might be motivated to attain excessively high “stretch” goals in order to maximize payouts

In addition, Deere maintains stock ownership requirements that are designed to motivate our management team to focus on Deere’s long-term sustainable growth and a Recoupment Policy designed to prevent misconduct relating to financial reporting.

Convened a Risk Assessment Team comprising management personnel representing relevant areas of oversight.
ê
Completed an inventory of Deere’s compensation programs globally for both executive and non-executive employees.
ê
Updated our existing detailed risk assessment questionnaire to take account of any relevant changes in our compensation structure or philosophy.
ê
Applied the updated questionnaire to the compensation programs that, due to their size, potential payout, or structure, could potentially have a material adverse effect on Deere.

55	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Committee Report

The reports of the Compensation Committee and the Audit Review Committee that follow do not constitute soliciting material and will not be deemed filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Deere specifically incorporates the information by reference, and will not otherwise be deemed filed under these statutes.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with Deere’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in Deere’s Proxy Statement.

Vance D. Coffman, Chair
Clayton M. Jones
Brian M. Krzanich
Dmitri L. Stockton

56	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of our NEOs for the fiscal year 2017. Fiscal year 2016 is the first year John C. May met the criteria for inclusion. Therefore data for only fiscal 2016 and 2017 is included for Mr. May.

FISCAL 2017 SUMMARY COMPENSATION TABLE

Name and Position	Fiscal Year	Salary (1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Samuel R. Allen Chairman and Chief Executive Officer	2017	$1,500,000	$5,479,540	$2,929,134	$4,404,082	$1,270,046	$469,390	$16,052,192
	2016	$1,500,000	$6,246,874	$2,926,317	$4,492,426	$3,005,568	$471,686	$18,642,871
	2015	$1,500,000	$5,612,187	$2,660,623	$5,519,363	$2,931,274	$477,883	$18,701,330
Rajesh Kalathur Senior Vice President and Chief Financial Officer	2017	$632,241	$1,124,684	$601,227	$1,292,041	$271,898	$141,307	$4,063,398
	2016	$615,312	$1,167,110	$546,760	$1,269,406	$352,821	$155,296	$4,106,705
	2015	$552,128	$1,153,349	$546,826	$1,953,632	$284,820	$146,875	$4,637,630
James M. Field President, Agricultural Equipment Operations	2017	$700,553	$1,124,684	$601,227	$1,398,643	$418,443	$165,166	$4,408,716
	2016	$686,266	$1,167,110	$546,760	$1,352,171	$632,142	$185,457	$4,569,906
	2015	$666,274	$1,048,459	$497,120	$2,146,607	$506,345	$180,826	$5,045,631
Jean H. Gilles Senior Vice President, John Deere Power Systems, Worldwide Parts Services, Advanced Technology & Engineering, and Global Supply Management & Logistics	2017	$653,242	$1,124,684	$601,227	$1,324,813	$841,531	$150,536	$4,696,033
	2016	$639,416	$1,145,793	$536,818	$1,297,522	$1,197,119	$182,664	$4,999,332
	2015	$614,823	$1,153,349	$546,826	$2,059,624	$992,519	$162,684	$5,529,825
John C. May President and Ag Solutions Chief Information Officer	2017	$620,606	$1,124,684	$601,227	$1,273,884	$275,458	$149,905	$4,045,764
	2016	$599,840	$1,273,139	$596,455	$1,251,358	$388,506	$162,727	$4,272,025

(1)	Includes amounts deferred by the NEO under the John Deere Voluntary Deferred Compensation Plan. Salary amounts deferred in fiscal 2017 are included in the first column of the Fiscal 2017 Nonqualified Deferred Compensation Table.
(2)	Represents the aggregate grant date fair value of PSUs and RSUs computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 24, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2017 (“2017 Form 10-K”). For PSUs, the value at the grant date is based upon the probable outcome of the performance metrics over the three-year performance period. If the highest level of payout was achieved, the value of the PSU awards as of the grant date would be as follows: $6,779,216 (Allen); $1,391,476 (Kalathur); $1,391,476 (Field); $1,391,476 (Gilles); and $1,391,476 (May). RSUs will vest three years after the grant date, at which time they may be settled in Deere common stock. Refer to the Fiscal 2016 Grants of Plan-Based Awards table and footnote (7) for a detailed description of the grant date fair value of stock awards.
(3)	Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. The assumptions made in valuing option awards reported in this column and a more detailed discussion of the binomial lattice option pricing model appear in Note 24, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC in the 2017 Form 10-K. Refer to the Fiscal 2017 Grants of Plan-Based Awards table and footnote (7) for a detailed description of the grant date fair value of option awards.

57	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

(4)	Non-equity incentive plan compensation includes cash awards under the STI and MTI plans. Cash awards earned under the STI and MTI plans for the performance period ended in fiscal 2017 were paid to the NEOs on December 15, 2017, unless deferred under the Voluntary Deferred Compensation Plan. Deferred STI and MTI amounts are included in the first column of the Fiscal 2017 Nonqualified Deferred Compensation Table.
The following table shows the awards earned under the STI and MTI plans:

	STI (a)			MTI (b)
Name	Target Award as % of Salary	Actual Performance as % of Target	Award Amount	Target Award as % of Salary	Actual Performance as % of Target	Award Amount	Total Non-Equity Incentive Plan Compensation
Samuel R. Allen	125%	184%	$3,442,313	121%	53%	$961,769	$4,404,082
Rajesh Kalathur	85%	184%	$986,622	93%	53%	$305,419	$1,292,041
James M. Field	85%	184%	$1,093,224	93%	53%	$305,419	$1,398,643
Jean H. Gilles	85%	184%	$1,019,394	93%	53%	$305,419	$1,324,813
John C. May	85%	184%	$968,465	93%	53%	$305,419	$1,273,884

	(a)	Based on actual performance, as discussed in the CD&A under “Fiscal 2017 Performance Results for STI,” the NEOs earned an STI award equal to 184% of the target opportunity.
	(b)	Based on actual performance, as discussed in the CD&A under “Fiscal 2017 Performance Results for MTI,” the NEOs earned an MTI award equal to 53% of the target opportunity.
(5)	The following table shows the change in pension value and above-market earnings on nonqualified deferred compensation during fiscal 2017.

Name	Change in Pension Value (a)	Nonqualified Deferred Compensation Earnings (b)	Total
Samuel R. Allen	$1,270,046	$-	$1,270,046
Rajesh Kalathur	$271,898	$-	$271,898
James M. Field	$418,443	$-	$418,443
Jean H. Gilles	$778,102	$63,429	$841,531
John C. May	$275,458	$-	$275,458

	(a)	Represents the change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans year over year. The pension value calculations include the same assumptions as used in the pension plan valuations for financial reporting purposes. For more information on the assumptions, see footnote (4) under the Fiscal 2017 Pension Benefits Table.
	(b)	Represents above-market earnings on compensation that is deferred by the NEOs under our nonqualified deferred compensation plans. Above-market earnings represent the difference between the interest rate used to calculate earnings under the applicable plan and 120% of the applicable federal long-term rate prescribed by the Internal Revenue Code. See the Fiscal 2017 Nonqualified Deferred Compensation Table for additional information.
Over the past two years, modifications have been made for the investment options available under the Nonemployee Director Deferred Compensation Plan and the Voluntary Deferred Compensation Plan for employees to ensure that participants cannot earn above-market returns on new deferrals. Minimal amounts may be reported in future years for prior years’ deferrals.
(6)	The following table provides details about each component of the “All Other Compensation” column in the Fiscal 2017 Summary Compensation Table:

Name	Personal Use of Company Aircraft (a)	Financial Planning (b)	Medical Exams (c)	Misc Perquisites (d)	Company Contributions to Defined Contribution Plans (e)	Total All Other Compensation
Samuel R. Allen	$60,066	$-	$4,231	$2,787	$402,306	$469,390
Rajesh Kalathur	$-	$4,988	$3,432	$-	$132,887	$141,307
James M. Field	$-	$2,615	$11,515	$3,270	$147,766	$165,166
Jean H. Gilles	$-	$5,077	$4,142	$3,589	$137,728	$150,536
John C. May	$-	$1,815	$16,634	$1,500	$129,956	$149,905

(a)	Per IRS regulations, the NEOs recognize imputed income on the personal use of Deere’s aircraft. For SEC disclosure purposes, the cost of personal use of Deere’s aircraft is calculated based on the incremental cost to Deere. To determine the incremental cost, we calculate the variable costs for fuel on a per mile basis, plus any direct trip expenses such as on-board catering, landing/ramp fees, and crew expenses. Fixed costs that do not change based on usage, such as pilot salaries, depreciation of aircraft, and maintenance costs, are excluded. Mr. Allen’s personal usage of company aircraft in fiscal 2017 amounted to approximately 36 hours of travel, which represents less than 0.5% of the total hours flown by company aircraft.
(b)	This column contains amounts Deere paid for financial planning assistance to the NEOs. Each year, the CEO may receive up to $15,000 of assistance and the other NEOs may receive up to $10,000.
(c)	This column contains the amounts Deere paid for annual medical exams for the NEOs.
(d)	Miscellaneous perquisites include spousal attendance at company events.
(e)	Deere makes contributions to the John Deere Savings and Investment Plan for all eligible employees. Deere also credits contributions to the John Deere Defined Contribution Restoration Plan for all employees covered by the Contemporary Option under our tax-qualified pension plan whose earnings exceed relevant IRS limits. All of our current NEOs are covered by the Contemporary Option.

58	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

The following table provides additional information regarding fiscal 2017 grants of RSU, PSU, and stock option awards under the Omnibus Plan and the potential range of awards that were approved in fiscal 2017 under the STI and MTI plans for payout in future years. These awards are further described in the CD&A under “Direct Compensation Elements.”

FISCAL 2017 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Grant Date Fair Value of Stock and Option Awards (7)
Name	Grant Date (1)	Threshold	Target	Maximum	Threshold	Target	Maximum
Samuel R. Allen	12/7/16-STI	$—	$1,875,000	$3,750,000
	12/7/16-MTI	$1,100	$1,815,000	$3,630,000
	12/14/16							20,785			$2,089,932
	12/14/16				8,314	33,256	66,512				$3,389,608
	12/14/16								119,752	$100.55	$2,929,134
		$1,100	$3,690,000	$7,380,000	8,314	33,256	66,512	20,785	119,752		$8,408,674
Rajesh Kalathur	12/7/16-STI	$—	$537,405	$1,074,810
	12/7/16-MTI	$400	$582,910	$1,165,820
	12/14/16							4,266			$428,946
	12/14/16				1,706	6,826	13,652				$695,738
	12/14/16								24,580	$100.55	$601,227
		$400	$1,120,315	$2,240,630	1,706	6,826	13,652	4,266	24,580		$1,725,911
James M. Field	12/7/16-STI	$—	$595,470	$1,190,940
	12/7/16-MTI	$400	$582,910	$1,165,820
	12/14/16							4,266			$428,946
	12/14/16				1,706	6,826	13,652				$695,738
	12/14/16								24,580	$100.55	$601,227
		$400	$1,178,380	$2,356,760	1,706	6,826	13,652	4,266	24,580		$1,725,911
Jean H. Gilles	12/7/16-STI	$—	$555,256	$1,110,512
	12/7/16-MTI	$400	$582,910	$1,165,820
	12/14/16							4,266			$428,946
	12/14/16				1,706	6,826	13,652				$695,738
	12/14/16								24,580	$100.55	$601,227
		$400	$1,138,166	$2,276,332	1,706	6,826	13,652	4,266	24,580		$1,725,911
John C. May	12/7/16-STI	$—	$527,515	$1,055,030
	12/7/16-MTI	$400	$582,910	$1,165,820
	12/14/16							4,266			$428,946
	12/14/16				1,706	6,826	13,652				$695,738
	12/14/16								24,580	$100.55	$601,227
		$400	$1,110,425	$2,220,850	1,706	6,826	13,652	4,266	24,580		$1,725,911

(1)	For the non-equity incentive plan awards, the grant date is the date the Committee approved the range of estimated potential future payouts for the performance periods noted under footnote (2) below. For equity awards, the grant date is seven calendar days after the first regularly scheduled Board meeting of the fiscal year.
(2)	These columns show the range of potential payouts under the STI and MTI plans. The performance period for STI in this table covers fiscal year 2017. For actual performance between threshold, target, and maximum, the earned STI award will be prorated.
The range of the MTI award covers the three-year performance period beginning in fiscal 2017 and ending in fiscal 2019. Awards will not be paid unless Deere generates at least $5 million of SVA for the performance period. The target MTI award will be earned if $4,010 million or more of SVA is accumulated and the maximum MTI award will be earned if $8,020 million or more of SVA is accumulated during the performance period. The MTI award will be reduced (i) by 25% if Deere’s TSR for the performance period is at or below the 25th percentile relative to the companies in the S&P Industrial Sector and (ii) up to 25% if TSR falls between the 25th and 50th percentiles. The amounts shown in the table represent potential MTI awards based on the median salary of the NEOs’ respective salary grades as of September 30, 2016. The actual MTI awards will depend upon Deere’s actual SVA performance, Deere’s relative TSR performance, and the median salaries of the NEOs’ respective salary grades as of September 30, 2018.
(3)	Represents the potential payout range of PSUs granted in December 2016. The number of shares that vest is based equally on TSR and revenue growth, both relative to companies in the S&P Industrial Sector. Performance and payouts are determined independently for each metric. At the end of the three-year performance period, the actual award, delivered as Deere common stock, can range from 0% to 200% of the original grant.

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(4)	Represents the number of RSUs granted in December 2016. RSUs will vest three years after the grant date, at which time they will be settled in Deere common stock. Prior to settlement, RSUs earn dividend equivalents in cash at the same time as dividends are paid on Deere’s common stock.
(5)	Represents the number of options granted in December 2016. These options vest in three approximately equal annual installments on the first, second, and third anniversaries of the grant date.
(6)	The exercise price is the closing price of Deere common stock on the NYSE on the grant date.
(7)	Amounts shown represent the grant date fair value of equity awards granted to the NEOs in fiscal 2017 calculated in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. For RSUs, fair value is the market value of the underlying stock on the grant date (which is the same as the exercise price in column (6) for stock options). For options, the fair value on the grant date was $24.46, which was calculated using the binomial lattice option pricing model. The grant date fair value of the PSUs subject to the TSR metric was $129.70 based on a lattice valuation model, excluding dividends. The grant date fair value of the PSUs subject to the revenue growth metric was $93.86 based on the market price of a share of underlying common stock, excluding dividends.

For additional information on the valuation assumptions, refer to Note 24, “Stock Option and Restricted Stock Awards,” of Deere’s consolidated financial statements filed with the SEC in the 2017 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END
The following table itemizes outstanding options, RSUs, and PSUs held by the NEOs:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Intrinsic Value of Unexercised Options (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value Unearned Shares, Units, or Other Rights That Have Not Vested (7)
Samuel R. Allen	–	–	$88.82	$-	12/05/17	–	$–	–	$-
	–	–	$39.67	$-	12/17/18	–	$–	–	$-
	269,353	–	$52.25	$21,717,932	12/09/19	–	$–	–	$-
	114,253	–	$80.61	$5,972,004	12/08/20	–	$–	–	$-
	135,897	–	$74.24	$7,969,000	12/14/21	–	$–	–	$-
	128,899	–	$86.36	$5,996,381	12/12/22	–	$–	–	$-
	123,633	–	$87.46	$5,615,411	12/11/23	–	$–	–	$-
	90,626	44,637	$88.19	$6,045,580	12/10/24	21,545	$2,862,900	27,577	$3,664,432
	58,942	114,418	$79.24	$9,299,030	12/09/25	26,375	$3,504,710	42,200	$5,607,536
	–	119,752	$100.55	$3,871,582	12/14/26	20,785	$2,761,911	44,895	$5,965,648
	921,603	278,807		$66,486,920		68,705	$9,129,521	114,672	$15,237,616
Rajesh Kalathur	4,519	–	$88.82	$199,107	12/05/17	–	$–	–	$-
	11,133	–	$39.67	$1,037,763	12/17/18	–	$–	–	$-
	12,151	–	$52.25	$979,735	12/09/19	–	$–	–	$-
	7,379	–	$80.61	$385,700	12/08/20	–	$–	–	$-
	7,996	–	$74.24	$468,885	12/14/21	–	$–	–	$-
	24,083	–	$86.36	$1,120,341	12/12/22	–	$–	–	$-
	20,086	–	$87.46	$912,306	12/11/23	–	$–	–	$-
	18,626	9,174	$88.19	$1,242,521	12/10/24	4,428	$588,393	5,667	$753,031
	11,012	21,379	$79.24	$1,737,453	12/09/25	4,928	$654,833	7,884	$1,047,626
	–	24,580	$100.55	$794,671	12/14/26	4,266	$566,866	9,215	$1,224,489
	116,985	55,133		$8,878,482		13,622	$1,810,092	22,766	$3,025,146

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	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Intrinsic Value of Unexercised Options (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value Unearned Shares, Units, or Other Rights That Have Not Vested (7)
James M. Field	–	–	$52.25	$–	12/09/19	–	$–	–	$–
	25,391	–	$74.24	$1,488,928	12/14/21	–	$–	–	$–
	23,036	–	$86.36	$1,071,635	12/12/22	–	$–	–	$–
	22,095	–	$87.46	$1,003,555	12/11/23	–	$–	–	$–
	16,932	8,341	$88.19	$1,129,577	12/10/24	4,025	$534,842	5,152	$684,598
	11,012	21,379	$79.24	$1,737,453	12/09/25	4,928	$654,833	7,884	$1,047,626
	–	24,580	$100.55	$794,671	12/14/26	4,266	$566,866	9,215	$1,224,489
	98,466	54,300		$7,225,819		13,219	$1,756,541	22,251	$2,956,713
Jean H. Gilles	–	–	$88.82	$–	12/05/17	–	$–	–	$–
	–	–	$39.67	$–	12/17/18	–	$–	–	$–
	–	–	$52.25	$–	12/09/19	–	$–	–	$–
	23,183	–	$74.24	$1,359,451	12/14/21	–	$–	–	$–
	24,083	–	$86.36	$1,120,341	12/12/22	–	$–	–	$–
	22,899	–	$87.46	$1,040,073	12/11/23	–	$–	–	$–
	18,626	9,174	$88.19	$1,242,521	12/10/24	4,428	$588,393	5,667	$753,031
	10,812	20,990	$79.24	$1,705,859	12/09/25	4,838	$642,873	7,740	$1,028,491
	–	24,580	$100.55	$794,671	12/14/26	4,266	$566,866	9,215	$1,224,489
	99,603	54,744		$7,262,916		13,532	$1,798,132	22,622	$3,006,011
John C. May	–	9,174	$88.19	$410,032	12/10/24	4,428	$588,393	5,667	$753,031
	–	23,322	$79.24	$1,250,992	12/09/25	5,376	$714,363	8,600	$1,142,768
	–	24,580	$100.55	$794,671	12/14/26	4,266	$566,866	9,215	$1,224,489
	–	57,076		$2,455,695		14,070	$1,869,622	23,482	$3,120,288

(1)	Options become vested and exercisable in three approximately equal annual installments on the first, second, and third anniversaries of the grant date.
(2)	The amount shown represents the number of options that have not been exercised (vested and unvested) multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2017, which was $132.88, and the option exercise price. No value is shown for underwater options.
(3)	Options expire 10 years from the grant date.
(4)	RSUs vest three years after the grant date, at which time they are settled in Deere common stock.
The three-year performance period for PSUs granted in fiscal 2015 ended on October 31, 2017. The final payout determination was made by the Committee in December 2017 and was settled in Deere common stock on December 10, 2016 (the third anniversary of the grant date). As discussed in the CD&A under “2014-2016 PSUs,” the final payout under the award was equal to 33.5% of the target opportunity. The number of shares earned by the applicable NEOs were as follows: 34,472 (Allen); 7,084 (Kalathur); 6,440 (Field); 7,084 (Gilles); and 7,084 (May).
(5)	The amount shown represents the number of RSUs that have not vested multiplied by the closing price for Deere common stock on the NYSE on October 31, 2017, which was $132.88.
(6)	The amount shown represents actual achievement of the PSUs granted in fiscal years 2016 and 2017 relative to the S&P Industrial Sector, assuming truncated performance measurement periods. The final number of shares earned, if any, will be based upon performance as determined by revenue growth and TSR relative to the S&P Industrial Sector at the end of the applicable performance period.

PSU Grant Date	December 9, 2015	December 14, 2016
Truncated performance period	11/1/2015-10/31/2017	11/1/2016-10/31/2017
Actual performance period ending date	10/31/2018	10/31/2019
Payout of shares (as a % of target) based on revenue growth	0%	70%
Payout of shares (as a % of target) based on TSR	200%	200%
Combined payout of shares (as a % of target)	100%	135%

(7)	The amount shown represents the number of PSUs described in footnote (6) to this table multiplied by the closing price for Deere common stock on the NYSE on October 31, 2016, which was $88.30.

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FISCAL 2017 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding option exercises and vesting of RSUs and PSUs during fiscal 2017. These options and stock awards were granted in prior fiscal years and are not related to performance in fiscal 2017:

	Option Awards		Stock Award
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)
Samuel R. Allen	91,512	$5,943,619	38,372	$3,976,107
Rajesh Kalathur	5,816	$302,287	6,233	$645,863
James M. Field	49,964	$1,852,628	6,856	$710,419
Jean H. Gilles	76,780	$3,348,900	7,106	$736,324
John C. May	96,478	$3,371,309	6,856	$710,419

(1)	Represents the total number of shares that were exercised before any withholding of shares to pay the exercise price and taxes.
(2)	Value realized on exercise is based on the market price upon exercise minus the exercise price (the grant price).
(3)	Represents the number of RSUs and PSUs that vested during fiscal 2017, all of which were granted in fiscal 2014.
The three-year performance period for PSUs granted in fiscal 2014, ended on October 31, 2016, and vested on December 11, 2016. The final number of shares earned was based on Deere’s revenue growth and TSR relative to the S&P Industrial Sector over the performance period. The final payout determination, made by the Committee in December 2016, reflects revenue growth and TSR comparable to the 3rd and 39th percentiles, respectively, of the S&P Industrial Sector. Accordingly, the resulting payout of PSUs was equal to 33.5% of the target award.
The following table shows the number of RSUs and PSUs that vested during fiscal 2017:
Name	RSUs	PSUs
Samuel R. Allen	24,982	13,390
Rajesh Kalathur	4,058	2,175
James M. Field	4,464	2,392
Jean H. Gilles	4,627	2,479
John C. May	4,464	2,392

(4)	Represents the number of RSUs and PSUs vested multiplied by the closing price ($103.62) of Deere common stock on the NYSE as of the vesting date.

Pension Benefits
The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan called the John Deere Pension Plan for Salaried Employees (the “Salaried Plan”) and two nonqualified pension plans called the Senior Supplementary Pension Benefit Plan (the “Senior Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Deere Supplemental Plan”).

In 1996, we introduced a new pension option under the Salaried Plan known as the “Contemporary Option.” At that time, participants could elect to remain in the existing Salaried Plan option, known as the “Traditional Option,” or convert to the new Contemporary Option. New employees hired between January 1, 1997, and October 31, 2014, automatically participated in the Contemporary Option. For new employees hired on or after November 1, 2014, pension benefits under the Salaried Plan are calculated based on a cash balance methodology instead of the Traditional or Contemporary Option formulas. None of the NEOs participate in the Traditional or cash balance plan.

SALARIED PLAN
The Salaried Plan is a qualified plan subject to certain IRS limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974. Deere makes contributions to and benefits are paid from a tax-exempt pension trust. Pension benefits provided by the Salaried Plan under the Contemporary Option are summarized below.

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Under the Contemporary Option, “Career Average Pay” is used in computing retirement benefits. Career Average Pay is calculated using salary plus STI (up to IRS limits). For participants hired before January 1, 1997, the transition to Career Average Pay includes salary and STI awards from 1992 until retirement. Deere makes additional contributions to the 401(k) retirement savings accounts of salaried employees participating in this option.

The formula for calculating benefits under the Contemporary Option is:

Career Average Pay	×	Years of Service	×	1.5%

Early retirement eligibility under the Contemporary Option is the earlier of:

1.	age 55 with 10 or more years of service; or
2.	age 65 with five or more years of service

Pension payments are reduced by 4% for each year the employee is under the unreduced benefits age upon retirement. Mr. GIlles is the only NEO currently eligible to retire early with reduced benefits under the Contemporary Option.

Eligibility to retire with unreduced benefits under the Contemporary Option occurs at age 67 for all participating employees who were hired on or after January 1, 1997. For participants hired before this date, the eligibility age to retire with unreduced benefits is based on years of service as of January 1, 1997, and ranges from ages 60 to 67. Mr. Allen is the only NEO currently eligible to retire with unreduced benefits under the Contemporary Option.

SENIOR SUPPLEMENTARY PLAN
The Senior Supplementary Plan is an unfunded, nonqualified excess defined benefit plan that provides additional pension benefits in an amount comparable to those the participant would have received under the Salaried Plan in the absence of IRS limitations. Benefit payments for the Senior Supplementary Plan are made from the assets of Deere and are at-risk in the event Deere seeks bankruptcy protection.

The Senior Supplementary Plan uses the same formula as the Salaried Plan to calculate the benefit payable, except that eligible earnings include only amounts above qualified plan IRS limits.

DEERE SUPPLEMENTAL PLAN
The Deere Supplemental Plan is an unfunded, nonqualified supplemental retirement plan for certain employees, including all the NEOs. Benefit payments for the Deere Supplemental Plan are made from the assets of Deere and are at-risk in the event Deere seeks bankruptcy protection. The Deere Supplemental Plan was closed to new participants effective November 1, 2014, although benefits will continue to accrue for employees who were already participating in the plan as of that date.

The formula for calculating benefits is:

Career Average Pay	×	Years of Service (at grade 13 and above since January 1, 1997)	×	.05%

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FISCAL 2017 PENSION BENEFITS TABLE

Name	Plan Name (1)	Assumed Retirement Age (2)	Number of Years of Credited Service (3)	Present Value of Accumulated Benefit (4)
Samuel R. Allen	Salaried Plan	64	42.4	$1,929,234
Contemporary Option	Senior Supplementary Plan	64	42.4	$15,097,703
	Deere Supplemental Plan	64	20.8	$2,689,141
	TOTAL			$19,716,078
Rajesh Kalathur	Salaried Plan	65	20.4	$438,267
Contemporary Option	Senior Supplementary Plan	65	20.4	$762,755
	Deere Supplemental Plan	65	11.8	$247,301
	TOTAL			$1,448,323
James M. Field	Salaried Plan	65	23.5	$621,613
Contemporary Option	Senior Supplementary Plan	65	23.5	$1,882,510
	Deere Supplemental Plan	65	18.7	$689,209
	TOTAL			$3,193,332
Jean H. Gilles	Salaried Plan	64	29.6	$1,298,595
Contemporary Option	Senior Supplementary Plan	64	29.6	$4,686,770
	Deere Supplemental Plan	64	20.8	$1,412,371
	TOTAL			$7,397,736
John C. May	Salaried Plan	65	20.6	$457,359
Contemporary Option	Senior Supplementary Plan	65	20.6	$822,173
	Deere Supplemental Plan	65	16.8	$371,976
	TOTAL			$1,651,508

(1)	Benefits are provided under the Salaried Plan, the Senior Supplementary Plan, and the Deere Supplemental Plan. A portion of Mr. Gilles’ benefits will be provided by certain German pension plans in which he participated during his period of employment at Deere’s European Office in Germany. Any benefits received from these German plans will offset benefits that otherwise would have been provided under the Salaried Plan. Mr. Gilles’ total pension benefits are calculated for all purposes as if he had been a participant in the U.S. pension plans his entire career.

(2)	The assumed retirement age is the earliest age at which the NEO could retire without any benefit reduction due to age, or, if earlier, normal retirement age.
(3)

Years and months of service credit under each plan as of October 31, 2017. The years of credited service are equal to years of eligible service with Deere for the Salaried and Senior Supplementary Plan. Service credit under the Deere Supplemental Plan is based on service at grade 13 or above since January 1, 1997.

(4)

The actuarial present value of the accumulated benefit is shown as of October 31, 2017, and is provided as a straight-life annuity for the qualified pension plan and a lump sum for nonqualified pension plan benefits. Pension benefits are not reduced for any social security benefits or other offset amounts an NEO may receive. A portion of the benefit for Mr. Gilles will be provided under certain German pension plans as described in footnote (1) above.

The actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount that, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Actual benefit present values will vary from these estimates depending on many factors, including actual retirement age.

The following assumptions were used to calculate the present value of the accumulated benefit:

—

Each of the NEOs continues as an executive until the earliest age at which he could retire without any benefit reduction due to age or normal retirement age, whichever is earlier, as defined in the Salaried Plan

—	Other assumptions relate to those used for financial accounting:
●

Present value amounts were determined based on financial accounting discount rates equal to 3.84% for the Salaried Plan, 3.5% for the Senior Supplementary Plan, and 3.41% for the Deere Supplemental Plan

●	Benefits subject to a lump sum distribution were determined using an interest rate of 2.88%
●

The mortality table used for the Salaried Plan was the RP2017WC table (with mortality projection scale MP2017, as published by the Society of Actuaries), and the mortality table used for the Supplementary and Deere Supplemental Plans was the 2018 417(e) table, as published by the IRS

●

Pensionable earnings are calculated for the most recently completed fiscal year using base pay as an estimate (assuming one base pay increase of 3.5% – 4.5%, depending on age), with no future increase, and the STI bonus at target. Pensionable earnings for prior years are calculated based on actual base pay and actual STI earned for prior years.

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Nonqualified Deferred Compensation
The Fiscal 2017 Nonqualified Deferred Compensation Table below shows information about four programs:

(1)	the John Deere Voluntary Deferred Compensation Plan (“Deferred Plan”), a nonqualified deferred compensation plan
(2)	the Deere & Company European Office Vorsorgeplan 2001 (“German Deferral Plan”), a voluntary deferral plan
(3)	the John Deere Defined Contribution Restoration Plan (DCRP), a nonqualified savings plan
(4)	deferred RSUs

DEFERRED PLAN
Under the Deferred Plan, through fiscal 2008, NEOs could defer any of their base salary, STI, and MTI in 5% increments up to 95%. For deferrals elected after 2008, up to 70% of base salary can be deferred while STI and MTI awards can be deferred up to 95%. On the first day of each calendar quarter, the balance in each account under the Deferred Plan is credited with interest. For deferrals made through calendar 2009, interest is credited at the prime rate (as determined by the Federal Reserve Statistical Release for the prior month) plus 2% as of the last day of the preceding quarter. For deferrals made after December 31, 2009, the deferred amounts earn interest based on the Moody’s “A” rated Corporate Bond Rate.

During fiscal 2017, amounts deferred under the Deferred Plan were credited with interest at the following rates:

	Deferrals through calendar 2009 Prime plus 2%	Deferrals after 2009 Moody’s “A” Corporate Bond Rate
November 2016	5.50%	4.11%
February 2017	5.75%	4.18%
May 2017	6.00%	4.11%
August 2017	6.25%	3.88%

NEOs must elect to defer salary before the beginning of the calendar year in which deferral occurs. An election to defer STI must be made before the beginning of the fiscal year upon which the award is based. An election to defer MTI must be made before the close of the fiscal year preceding the calendar year of payment. Participants may elect to receive the deferred funds in a lump sum or in equal annual installments, but distribution must be completed within 10 years following retirement. All deferral elections and associated distribution schedules are irrevocable. This plan is unfunded and participant accounts are at-risk in the event Deere seeks bankruptcy protection.

As of November 1, 2016, the earnings rate described above is no longer available for new deferrals under the Deferred Plan. Instead, the investment options under the Deferred Plan now parallel the investment options offered under our 401(k) plan (with certain limited exceptions). Funds deferred prior to November 1, 2016, may remain invested under the previous options, although participants also may move these funds into the new options. Minimal above-market amounts may be reported in future years for prior years’ deferrals. Additionally, as of November 1, 2016, participants may change investment options at any time. These changes effectively ensure that Deferred Plan participants cannot earn above-market interest on new deferrals.

GERMAN DEFERRAL PLAN
Mr. Gilles participated in the German Deferral Plan during his period of employment at Deere’s European Office in Germany. The German Deferral Plan was available to all salaried employees in Germany and permitted participants to defer up to 100% of their base salary, STI, and/or MTI. Interest on deferrals is determined on the basis of “transforming factors” specified in the plan documentation. All distributions are paid in a lump sum in the January following the year in which the participant retires or, if the participant retires prior to age 65, no later than January following the year the participant turns 65.

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DCRP
The DCRP is designed to allow executives participating in our Contemporary Option to defer employee contributions and receive employer matching contributions on up to 6% of eligible earnings that are otherwise limited by tax regulations. For DCRP purposes, eligible earnings include base salary, STI, and commission compensation. (None of the NEOs receive commission compensation.) The 401(k) deferral percentage selected by the employee before October 31 each year is used during the following calendar year to calculate the DCRP employee contribution. This plan is unfunded and participant accounts are at-risk in the event Deere seeks bankruptcy protection.

Until November 1, 2015, two investment options were available under the DCRP: the prime rate (as determined by the Federal Reserve Statistical Release for the prior month) plus 2% or a rate of return based on the S&P 500 Index for the prior month. Participants could choose either investment option for any portion of their accounts and could change investment options between the first and 10th day of any month. During fiscal 2017, the annualized rates of return under the two options were as follows:

EARNINGS FOR DCRP

	Prime plus 2%	S&P 500 Index
November 2016	5.50%	-8.16%
December 2016	5.50%	12.30%
January 2017	5.50%	45.25%
February 2017	5.75%	15.22%
March 2017 2017	5.75%	28.90%
April 2017	5.87%	18.91%
May 2017	6.00%	-3.71%
June 2017	6.00%	18.33%
July 2017	6.12%	19.36%
August 2017	6.25%	9.91%
September 2017	6.25%	1.04%
October 2017	6.25%	17.89%

As of November 1, 2015, the investment options described above are no longer available for new deferrals under the DCRP. Instead, the investment options under the DCRP now parallel the investment options offered under our 401(k) plan (with certain limited exceptions). Funds deferred prior to November 1, 2015, may remain invested under the previous options, although participants also may move these funds into the new options. Minimal above-market amounts may be reported in future years for prior years’ deferrals. Additionally, as of November 1, 2015, participants may change investment options at any time. These changes effectively ensure that DCRP participants cannot earn above-market interest on new deferrals.

Distribution options under the DCRP consist of a lump-sum distribution one year following the date of separation, or, in the case of retirement, five annual installments beginning one year following the retirement date.

66	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

DEFERRED RESTRICTED STOCK UNITS
There are two scenarios under which deferred RSUs can appear in the Fiscal 2017 Nonqualified Deferred Compensation Table. First, certain RSUs are required to be held for a defined period of time after they vest. The following tranches of RSUs have vested but remain subject to restriction:

Grant Date	Date Vested	Restriction Period
December 2002	December 2005	Until retirement or no longer active employee
December 2007	December 2010	Until retirement or no longer active employee
December 2008	December 2011	Until retirement or no longer active employee
December 2009	December 2012	Until retirement or no longer active employee

For RSUs granted starting in December 2003, NEOs may elect deferral of settlement for a minimum of five years. If a deferral election is made, the RSUs will be settled in shares of Deere common stock five or more years after the originally scheduled conversion date.

Deferred RSUs will not be settled in Deere common stock until either the period elected or the restriction period expires.

FISCAL 2017 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Plan		Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate Balance at Last FYE (4)
Samuel R. Allen		DCRP	$228,484	$376,866	$228,293	$7,171,174
		Deferred RSUs	$—	$—	$3,606,801	$9,676,189
		TOTAL	$228,484	$376,866	$3,835,094	$16,847,363
Rajesh Kalathur		DCRP	$65,098	$107,447	$224,080	$1,317,029
		TOTAL	$65,098	$107,447	$224,080	$1,317,029
James M. Field		DCRP	$74,163	$122,326	$355,834	$2,892,194
		Deferred RSUs	$—	$—	$1,209,502	$3,404,386
		TOTAL	$74,163	$122,326	$1,565,336	$6,296,580
Jean H. Gilles		Deferred Plan	$—	$—	$20,248	$312,202
		DCRP	$68,046	$112,288	$147,203	$2,331,453
		Deferred RSUs	$—	$—	$781,640	$2,146,544
		TOTAL	$68,046	$112,288	$949,091	$4,790,199
John C. May		Deferred Plan	$—	$—	$9,530	$49,806
		DCRP	$63,318	$104,516	$184,362	$1,317,156
		Deferred RSUs	$—	$—	$14,847	$—
		TOTAL	$63,318	$104,516	$208,739	$1,366,962

(1)	The amounts in this column represent employee compensation deferrals that are included in the Fiscal 2017 Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	The amounts in this column associated with the DCRP represent Deere’s contributions during the fiscal year as included in the Fiscal 2017 Summary Compensation Table under the “All Other Compensation” column. The amounts in this column associated with deferred RSUs represent RSUs that vested in the current fiscal year but have not been converted into Deere common stock and are included in the Fiscal 2017 Option Exercises and Stock Vested table under the column “Value Realized on Vesting.”

(3)	For rates of return on account balances under the Deferred Plan and DCRP, see the applicable earnings charts in the narrative preceding this table. The notational rate of return on amounts deferred by Mr. Gilles under the German Deferral Plan was 6.94%. For the deferred RSU accounts, the earnings represent the change in the intrinsic value of the RSUs. The above-market portions of the amounts shown in this column are reported in the Fiscal 2017 Summary Compensation Table under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column and are quantified in footnote (5) to that table.

(4)	Of the aggregate balance, the following amounts were reported as compensation in the Summary Compensation Table in prior years: $6,341,838 (Allen); $453,525 (Kalathur); $1,863,078 (Field); $597,366 (Gilles); and $129,174 (May).

67	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

Fiscal 2017 Potential Payments upon Change in Control
The CIC Program includes a “double trigger” approach, under which participants will receive severance benefits only if both a change in control and qualifying termination occur. A “qualifying termination” is either:

—

Deere’s termination of an executive’s employment within the six months preceding or the 24 months following a change in control for reasons other than death, disability, or “cause” (defined as an executive’s willful and continued nonperformance of duties after written demand; willful conduct that is demonstrably and materially injurious to Deere; or illegal activity)

—

An executive’s termination of his or her own employment for “good reason” (defined as material reductions or alterations in an executive’s authority, duties, or responsibilities; change in office location of at least 50 miles from the executive’s current residence; material reductions in an executive’s participation in certain Deere compensation plans; or certain other breaches of the covenants in the CIC Program) within 24 months following a change in control

The CIC Program defines the following as “change in control” events:

—	any “person,” as defined in the Securities Exchange Act of 1934 (with certain exceptions), acquires 30% or more of Deere’s voting securities;
—	a majority of Deere’s directors are replaced without the approval of at least two-thirds of the existing directors or directors previously approved by the then-existing directors;
—

any merger or business combination of Deere and another company, unless the outstanding voting securities of Deere prior to the transaction continue to represent at least 60% of the voting securities of the new company; or

—	Deere is completely liquidated or all, or substantially all, of Deere’s assets are sold or disposed.

Benefits provided under the CIC program and other benefit plans are described in the footnotes to the table below. Although not reflected in the table, the CIC Program provides that Deere will pay the executive’s reasonable legal fees and expenses if the executive must enforce the program terms. Under the CIC Program, the executives agree: (a) not to disclose or use for their own purposes confidential and proprietary Deere information and (b) for a period of two years following termination of employment, not to induce Deere employees to leave Deere or to interfere with Deere’s business.

In addition, the Omnibus Plan, the MTI plan, and the Deferred Plan each contain change in control provisions that may trigger payments. Under the Omnibus Plan, unless the Board or the Committee determines otherwise, and regardless of whether the employee is terminated, all then-outstanding equity awards that were granted before February 24, 2010, would vest and restriction periods would end upon a change in control. All outstanding RSUs would be cashed out as of the date of the change in control and the executive would have the right to exercise all outstanding options. Unvested PSUs are cashed out at a target award level and the change of control price described in the Omnibus Plan. Such potential payments are disclosed in the table below adjacent to “Change in Control only.” For awards made under the Omnibus Plan on and after February 24, 2010, the foregoing provisions will apply only if there is both a change in control and a qualifying termination. The MTI plan provides for payment upon a change in control based on actual performance results to date for all performance periods then in progress. Under the Deferred Plan, in the event of certain changes in control, the Committee may elect to terminate the plan within 12 months and distribute all account balances or the Committee may decide to keep the Deferred Plan in effect and modify it to reflect the impact of the change in control.

The following table includes estimated potential payments that would have been due to each NEO if a change in control event had occurred and, if applicable, the NEO experienced a qualifying termination as of October 31, 2017. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amount each NEO would receive if a change in control occurred. The payments listed represent the incremental amounts due to NEOs beyond what the NEOs would have received without the change in control. Not included in this table are the following payments to which the NEOs are already entitled and which are reported elsewhere in this Proxy Statement:

—	amounts already earned under the STI and MTI plans (reported in the Fiscal 2017 Summary Compensation Table)
—	the exercise of outstanding vested options (reported in the Outstanding Equity Awards at Fiscal 2017 Year-End table)
—	distribution of nonqualified deferred compensation (reported in the Fiscal 2017 Nonqualified Deferred Compensation Table)

68	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

Name	Salary (1)	STI (2)	MTI (3)	Stock Awards (4)	Stock Options (5)	Welfare Benefits (6)	Defined Contribution Plans (7)	Total Payments
Samuel R. Allen
~Change in Control only	$—	$—	$1,267,039	$—	$—	$—	$—	$1,267,039
~Change in Control and
Qualifying Termination	$4,500,000	$5,625,000	$1,267,039	$14,607,233	$—	$59,708	$1,206,918	$27,265,898
Rajesh Kalathur
~Change in Control only	$—	$—	$406,925	$—	$—	$—	$—	$406,925
~Change in Control and
Qualifying Termination	$1,899,828	$1,612,215	$406,925	$4,706,078	$2,351,473	$45,302	$398,661	$11,420,482
James M. Field
~Change in Control only	$—	$—	$406,925	$—	$—	$—	$—	$406,925
~Change in Control and
Qualifying Termination	$2,105,100	$1,786,410	$406,925	$4,566,953	$2,314,242	$47,332	$443,298	$11,670,260
Jean H. Gilles
~Change in Control only	$—	$—	$406,925	$—	$—	$—	$—	$406,925
~Change in Control and
Qualifying Termination	$1,962,936	$1,665,767	$406,925	$2,876,852	$—	$38,490	$484,760	$7,435,730
John C. May
~Change in Control only	$—	$—	$406,925	$—	$—	$—	$—	$406,925
~Change in Control and
Qualifying Termination	$1,866,348	$1,582,546	$406,925	$4,860,750	$2,455,695	$45,232	$389,868	$11,607,364

(1)	In the event of a change in control and qualifying termination, the CIC Program provides for a lump-sum payment of three times the annual base salary.
(2)	In the event of a change in control and qualifying termination, the CIC Program provides for a lump-sum payment of three times the target STI bonus amount for the fiscal year in which the termination occurs. In addition, the NEO is entitled to a prorated STI award for the current year. Since the change in control calculations in this table are made as of the end of the fiscal year, the prorated award for the current year is equal to the STI earned for the current fiscal year as reported in the Fiscal 2017 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table.
(3)	The MTI plan contains a change in control provision that entitles participants, as of the date of a change in control, to a lump-sum MTI payment based on actual performance results to date for all performance periods then in progress. The payout for the three-year performance period ended October 31, 2017, is reported in the Fiscal 2017 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table. For each of the NEOs, the amount shown in this table represents the payout for the two remaining performance periods.
(4)	Vesting of RSUs and PSUs does not accelerate unless there is both a change in control and a qualifying termination. In such cases, the vesting and restriction requirements no longer apply. Unvested RSUs will be cashed out and unvested PSUs will be cashed out at a target award level.
For purposes of the table, all unvested PSUs and RSUs are valued based on the closing price for Deere common stock on the NYSE on October 31, 2017, which was $132.88. Since Messrs. Allen and Gilles are eligible for retirement and all currently unvested RSUs would vest immediately on the date of such event, there is no incremental benefit of the accelerated vesting for these individuals. Vested RSUs are not included since they have been earned and are included on the Fiscal 2017 Nonqualified Deferred Compensation Table. Unvested PSUs and RSUs are included in the Outstanding Equity Awards at Fiscal 2017 Year-End table.
(5)	Vesting of outstanding stock options does not accelerate in the event of a change in control only. Instead, outstanding stock options will continue to vest over the three-year vesting period, subject to continued employment conditions.
In the event of a change in control and qualifying termination, all outstanding stock options vest and can be exercised immediately. Since Messrs. Allen and Gilles are eligible for retirement and all unvested stock options would vest immediately on the date of such event, there is no incremental benefit of the accelerated vesting for these individuals. For Messrs. Kalathur, Field, and May, who are not eligible for retirement, the amount represents the number of outstanding, unexercisable options multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2017, which was $132.88, and the option exercise prices. These amounts are included in the Outstanding Equity Awards at Fiscal 2017 Year-End table.
(6)	In the event of a change in control and qualifying termination, the CIC Program provides for continuation of health care, life, accidental death and dismemberment, and disability insurance for three full years at the same premium cost and coverage. This benefit will be discontinued if the NEO receives similar benefits from a subsequent employer during this three-year period.
(7)	In the event of a change in control and qualifying termination, the CIC Program includes a cash payment equal to three times Deere’s contributions on behalf of each of the NEOs under our defined contribution plans for the plan year preceding termination (or, if greater, for the plan year immediately preceding the change in control). The amount reported for Mr. Gilles also includes the amount by which the value of his account balance under the German Deferral Plan would have increased had he remained employed for an additional three years following a change in control and his qualifying termination.

69	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

FISCAL 2017 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OTHER THAN FOLLOWING A CHANGE IN CONTROL
The following table summarizes the estimated payments to be made to the NEOs under our plans or established practices in the event of termination of employment due to death, disability, retirement, termination without cause, termination for cause, and voluntary separation. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amounts the NEOs would receive.

The amounts shown assume the termination event occurred on and the NEO was actively employed until October 31, 2017:

Name	Salary (1)	STI (2)	MTI (3)	Stock Awards (4)	Stock Options (5)	Deferred Compensation (6)	Accumulated Pension Benefit (7)	Total Payments
Samuel R. Allen
Death	$—	$3,442,313	$961,769	$34,043,324	$66,486,920	$7,171,174	$11,374,602	$123,480,102
Disability	$8,607,931	$3,442,313	$961,769	$34,043,324	$66,486,920	$7,171,174	$19,609,652	$140,323,083
Retirement	$—	$3,442,313	$961,769	$34,043,324	$66,486,920	$7,171,174	$20,639,219	$132,744,719
Termination Without Cause	$1,500,000	$3,442,313	$961,769	$9,676,189	$—	$7,171,174	$20,639,219	$43,390,664
Termination For Cause	$—	$3,442,313	$961,769	$9,676,189	$—	$7,171,174	$20,639,219	$41,890,664
Voluntary Separation (8)	$—	$—	$—	$—	$—	$—	$—	$—
Rajesh Kalathur
Death	$—	$986,622	$305,419	$4,835,237	$8,878,482	$1,317,029	$852,187	$17,174,976
Disability	$14,311,920	$986,622	$305,419	$4,835,237	$8,878,482	$1,317,029	$3,205,070	$33,839,779
Retirement (9)	$—	$—	$—	$—	$—	$—	$—	$—
Termination Without Cause	$554,117	$986,622	$305,419	$—	$—	$1,317,029	$1,559,335	$4,722,522
Termination For Cause	$—	$986,622	$305,419	$—	$—	$1,317,029	$1,559,335	$4,168,405
Voluntary Separation	$—	$986,622	$305,419	$—	$—	$1,317,029	$1,559,335	$4,168,405
James M. Field
Death	$—	$1,093,224	$305,419	$8,117,639	$7,225,819	$2,892,194	$1,770,057	$21,404,352
Disability	$12,186,985	$1,093,224	$305,419	$8,117,639	$7,225,819	$2,892,194	$5,173,100	$36,994,380
Retirement (9)	$—	$—	$—	$—	$—	$—	$—	$—
Termination Without Cause	$701,700	$1,093,224	$305,419	$3,404,386	$—	$2,892,194	$3,232,966	$11,629,889
Termination For Cause	$—	$1,093,224	$305,419	$3,404,386	$—	$2,892,194	$3,232,966	$10,928,189
Voluntary Separation	$—	$1,093,224	$305,419	$3,404,386	$—	$2,892,194	$3,232,966	$10,928,189
Jean H. Gilles
Death	$—	$1,019,394	$305,419	$6,950,687	$7,262,916	$2,679,529	$4,512,785	$22,730,730
Disability	$5,707,436	$1,019,394	$305,419	$6,950,687	$7,262,916	$2,643,656	$8,671,790	$32,561,298
Retirement	$—	$1,019,394	$305,419	$6,950,687	$7,262,916	$2,643,656	$8,204,637	$26,386,709
Termination Without Cause	$654,312	$1,019,394	$305,419	$2,146,544	$—	$2,643,656	$8,204,637	$14,973,962
Termination For Cause	$—	$1,019,394	$305,419	$2,146,544	$—	$2,643,656	$8,204,637	$14,319,650
Voluntary Separation (8)	$—	$—	$—	$—	$—	$—	$—	$—
John C. May
Death	$—	$968,465	$305,419	$4,989,910	$2,455,695	$1,366,962	$964,612	$11,051,063
Disability	$14,632,311	$968,465	$305,419	$4,989,910	$2,455,695	$1,366,962	$3,566,149	$28,284,911
Retirement (9)	$—	$—	$—	$—	$—	$—	$—	$—
Termination Without Cause	$544,352	$968,465	$305,419	$—	$—	$1,366,962	$1,764,090	$4,949,288
Termination For Cause	$—	$968,465	$305,419	$—	$—	$1,366,962	$1,764,090	$4,404,936
Voluntary Separation	$—	$968,465	$305,419	$—	$—	$1,366,962	$1,764,090	$4,404,936

(1)

Our NEOs do not have employment agreements. However, we have severance guidelines that provide compensation if termination is initiated by Deere for reasons other than cause. Our severance guidelines provide for payment of one-half month of salary plus another one-half month of salary for each complete year of employment, up to a maximum of one year’s salary. We may elect to pay severance in either a lump sum or via salary continuance, unless the amount of severance exceeds two times the applicable limit under Section 401(a)(17) of the Internal Revenue Code, in which case severance will be paid in a lump sum.

Under our Long-Term Disability Plan, if disabled before age 62, NEOs receive monthly benefits until age 65 equal to 60% of their salary plus the average of the three STI awards received immediately prior to the start of disability. The amount shown for disability represents the present value of the monthly benefit from the time of the disability, assumed to be October 31, 2017, until the time the NEO reaches age 65.

70	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

(2)	Under all termination events, the amount of STI earned for the fiscal year ended October 31, 2017, would be payable in a lump sum no later than March 15 of the next calendar year. This amount is reported in the Fiscal 2017 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”
(3)	Under all termination events, the amount of MTI earned for the performance period ended October 31, 2017, would be payable in a lump sum no later than March 15 of the next calendar year. This amount is reported in the Fiscal 2017 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”
(4)	In the event of death, disability, or retirement, the most recent RSU and PSU awards are prorated based on the number of months the NEO remains employed in the year of grant. The remaining units are forfeited. All unvested and non-forfeited RSUs will vest on the date of separation from service, while PSUs that are not forfeited will continue to convert to shares at the end of the three-year performance period based on the performance metrics. When applicable restrictions lapse, vested RSUs will be converted to shares of common stock. Restrictions on vested RSUs will lapse as provided in the following table:

Type of Separation from Service	Fiscal Year of RSU Award	Lapse of Restrictions
Death	2010 and prior	First business day of January following death
	2011 and 2012	First business day in the later of January or July following death
	After 2012	Third anniversary of grant date
Disability or Retirement	2012 and prior	First business day in the later of January or July following separation from service
	After 2012	Third anniversary of grant date

In the event of termination with or without cause or voluntary separation, any vested RSUs will be cashed out. All unvested PSUs and RSUs will be forfeited. The amounts shown in the table correspond to vested RSUs, including RSUs that vest as a result of the termination of employment.

The value of PSUs for each outstanding tranche represents actual achievement relative to the S&P Industrial Sector assuming in the case of PSUs granted in fiscal years 2016 and 2017 truncated performance measurement periods. The performance period for PSUs granted in fiscal year 2015 ended on October 31, 2017. The final number of shares earned, if any, will be based upon performance as determined by revenue growth and TSR relative to the S&P Industrial Sector at the end of the applicable performance period. See footnotes (4) and (6) to the Outstanding Equity Awards at Fiscal 2017 Year-End table for performance information relating to each outstanding tranche of PSUs.

All amounts shown in the table are based on the closing price for Deere common stock on the NYSE on October 31, 2017, which was $132.88.
(5)	In the event of death, all outstanding stock options vest immediately and the heirs must exercise those options within one year. In the event of disability or retirement, vesting accelerates for all outstanding stock options but occurs no sooner than six months following the grant date. These options expire within five years. In the event of retirement, the most recent stock option awards granted to the NEOs are prorated based on the number of months the NEOs remain actively employed in the year of grant. The remaining options are forfeited. The amount shown in this table represents the number of stock options multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2017, which was $132.88, and the option exercise prices. These outstanding stock options are reported in the Outstanding Equity Awards at Fiscal 2017 Year-End table. In the event of a termination other than for death, disability, or retirement, all outstanding stock options are forfeited.
(6)

In all cases, balances held in the U.S. nonqualified deferred compensation plans and the German Deferral Plan are payable to the employee. These amounts are reported in the Fiscal 2017 Nonqualified Deferred Compensation Table under Deferred Plan, German Deferral Plan, and DCRP. Under the German Deferral Plan, the amount payable in the event of death differs from the amount payable under the other scenarios based on the application of the “transforming factors” specified in the plan documentation. The deferred RSUs reported in the Fiscal 2016 Nonqualified Deferred Compensation Table appear in the Stock Awards column.

(7)	The present value of the accumulated pension benefit was calculated using the following assumptions:
	-	present value amounts were determined based on a discount rate of 3.84% for the Salaried Plan, 3.50% for the Senior Supplementary Plan, and 3.41% for the Deere Supplemental Plan
	-	lump-sum distribution amounts were determined using an interest rate of 2.78% for the Senior Supplementary and Deere Supplemental Plans
	-	the mortality table used for the Salaried Plan was RP2017WC with mortality projection scale MP2017
	-	the mortality table used for the Senior Supplementary and Deere Supplemental Plans was RP2017 417(e) table as published by the IRS.
	-	pensionable earnings earned were based on actual base salary and forecasted STI for fiscal 2017

Following are additional explanations related to the various scenarios:
	-	Death: This amount represents the present value of the accrued survivor benefit as of October 31, 2017
	-	Disability: This amount assumes service through age 65 and includes service credit for time on long-term disability
	-	Retirement: For the NEOs eligible to retire, this amount represents the present value of the accrued benefits if they were to retire as of October 31, 2017
	-	Termination Without Cause, Termination For Cause, and Voluntary Separation: This amount represents the present value of the accrued benefit as of October 31, 2017
(8)	Since Messrs. Allen and Gilles are eligible for early retirement, the scenario for Voluntary Separation is not applicable. Under this scenario, they would retire.
(9)	Since Messrs. Kalathur, Field, and May are not eligible for normal or early retirement, this scenario is not applicable.

71	DEERE & COMPANY	2018 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Plan Informations

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of October 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved	12,487,855	(1)	$81.39	11,320,441	(2)
by Security Holders
Equity Compensation Plans Not Approved	—		—	—	(3)
by Security Holders
Total	12,487,855		$81.39	11,320,441

(1)	This amount includes 1,177,620 PSUs and RSUs awarded under the Omnibus Plan and 95,572 RSUs awarded under the Nonemployee Director Stock Ownership Plan. Under the Omnibus Plan, the PSUs are payable only in stock after the three-year performance period is ended and the RSUs are payable only in stock three to five years after the award is granted or upon retirement. Under the Nonemployee Director Stock Ownership Plan, RSUs are payable only in stock upon retirement. The weighted-average exercise price information in column (b) does not include these units.
(2)	This amount includes 408,905 shares available under the Nonemployee Director Stock Ownership Plan for future awards of restricted stock or RSUs and 10,911,536 shares available under the Omnibus Plan. Under the Omnibus Plan, Deere may award shares in connection with stock options and stock appreciation rights, performance awards, restricted stock or restricted stock equivalents, or other awards consistent with the purposes of such plan as determined by the Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.
(3)	Deere currently has no equity compensation plans that have not been approved by stockholders.

72	DEERE & COMPANY	2018 PROXY STATEMENT

Re-approval of the John Deere Long-Term Incentive Cash Plan
Item 3 – Re-approval of the John Deere Long-Term Incentive Cash Plan

We are submitting the John Deere Long-Term Incentive Cash Plan (referred to in this section of the Proxy Statement as the “LTIC Plan”) for stockholder re-approval to meet the approval requirements under Section 162(m) for amounts paid under the LTIC Plan to certain of our executive officers to be tax deductible to the Company. The LTIC Plan was previously known as the John Deere Mid-Term Incentive Plan and was last approved by stockholders at the 2013 stockholders’ annual meeting. The name has been changed to more appropriately describe the long-term nature of compensation under the plan. The LTIC Plan provides for cash payments to executive, administrative, and professional employees based on the achievement of pre-established performance goals over a performance period longer than one fiscal year. Prior to the recent change in the tax law, grandfathered amounts paid to our executive officers under the LTIC Plan were intended to qualify as performance-based compensation for purposes of Section 162(m).

A copy of the LTIC Plan is attached as Appendix C to this Proxy Statement. The description that follows is qualified in its entirety by reference to the full text of the LTIC Plan as set forth in Appendix C.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to re-approve the LTIC Plan. In light of the recent change in tax law, if our shareholders fail to re-approve the LTIC Plan, the Committee will retain the right to continue to grant awards under the LTIC Plan in accordance with the current terms and conditions of the LTIC Plan, but the Company may not be able to deduct certain grandfathered performance-based compensation under Section 162(m). The Committee believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals and objectives. As such, the Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). As the Committee assesses the recent change in tax law, including the major overhaul of Section 162(m), the Committee retains the right to consider adopting other long-term incentive arrangements that may or may not replace the LTIC Plan. Failure to approve the LTIC Plan, however, will not affect the validity of our obligations under awards made prior to the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RE-APPROVAL OF THE JOHN DEERE LONG-TERM INCENTIVE CASH PLAN.

Description of the LTIC Plan and Performance Goals

PURPOSE
The purpose of the LTIC Plan is to provide participants with a meaningful long-term incentive cash opportunity contingent on the achievement of specific performance goals.

ADMINISTRATION
The LTIC Plan is administered by the Compensation Committee or a subcommittee thereof (the “Committee”), which Committee, for purposes of the LTIC Plan, is required to be composed of at least

73	DEERE & COMPANY	2018 PROXY STATEMENT

Reapproval of the John Deere Long-Term Incentive Cash Plan
Item 3 - Reapproval of the John Deere Long-Term Incentive Cash Plan

two members of the Board who qualify as “outside directors” within the meaning of Section 162(m). The Committee has authority to interpret the LTIC Plan and maintain administrative guidelines relating to the LTIC Plan. The Committee may delegate to the Company responsibility for the day-to-day administration of the LTIC Plan.

ELIGIBILITY AND PARTICIPATION
All full-time or part-time executive, administrative, and professional employees who are employed by Deere or its subsidiaries during any performance period will be eligible to participate in the LTIC Plan for that performance period. Each year, the Committee will determine those eligible employees who will participate in the LTIC Plan. Based on current eligibility levels, approximately 11,000 executive, administrative, and professional employees will be eligible to participate in the LTIC Plan on the date of the Annual Meeting.

To meet the requirements of Section 162(m), certain more restrictive provisions of the LTIC Plan apply only to “executive officers.” For purposes of the LTIC Plan, executive officers are those employees whom the Committee designates from year to year for purposes of qualifying payouts under the LTIC Plan for exemption under Section 162(m). The Committee designated 10 executives as executive officers under the LTIC Plan for the performance period ended fiscal 2017.

AWARD DETERMINATION
Prior to the beginning of each performance period or as soon as practicable thereafter, the Committee will establish performance goals for that performance period. The goals may be based on any combination of consolidated Company, business unit, division, product line, other segment, and individual performance measures, except that an award to an executive officer may not be increased to reflect individual performance. Goals may be measured either on an absolute basis or relative to selected peer companies or a market index. Performance measures with respect to executive officers, as designated by the Committee, will be determined from among the following factors or any combination of the following, as the Committee deems appropriate:

—	total stockholder return;
—	growth in revenues, sales, settlements, market share, customer conversion, net income, operating income, cash flow, stock price, and/or earnings per share;
—	return on assets, net assets, and/or capital;
—	return on stockholders’ equity;
—	economic or shareholder value added; or
—	improvements in costs and/or expenses.

Prior to the beginning of each performance period or as soon as practicable thereafter, the Committee will also establish for each job classification various levels of award payments depending upon the level of achievement of the performance goals.

Final awards will be based on the level of achievement of the performance goals, the participant’s job classification, and the predetermined award payout levels. Except with respect to executive officers, the Committee has the discretion to adjust performance goals and payout levels during a fiscal year under certain circumstances. With respect to executive officers, the Committee can reduce or eliminate the amount of the final award and can exercise such other discretion under certain circumstances as tax counsel advises will not adversely affect Deere’s ability to deduct amounts paid under the LTIC Plan for federal income tax purposes.

No participant may receive an award for any performance period under the LTIC Plan of more than $6,000,000. This maximum award amount has been increased from $4,500,000 for the first time since the stockholders initially approved the LTIC Plan at the February 2003 Annual Meeting.

PAYMENTS
Deere will pay all awards under the LTIC Plan in cash in one lump sum on or before the March 15th immediately following the end of the performance period to which the award relates after the Committee certifies in writing that the performance goals and any other relevant terms of the awards have been satisfied. The Committee may permit participants to defer payments of awards.

74	DEERE & COMPANY	2018 PROXY STATEMENT

Reapproval of the John Deere Long-Term Incentive Cash Plan
Item 3 - Reapproval of the John Deere Long-Term Incentive Cash Plan

TERMINATION OF EMPLOYMENT
In the event a participant’s employment is terminated during the final six calendar months of a performance period, by reason of death, disability, retirement, or a transfer to a non-participating business unit of the Company, such participant’s final award for the performance period will be paid based on actual performance results. In the event of any other kind of termination of employment, including divestiture of the business unit that employs the participant, the participant’s award for the performance periods then in progress will be forfeited. The Committee, however, has discretion to pay a partial award for the portion of any performance period during which the participant was employed by Deere.

CHANGE IN CONTROL
In the event of a change in control of Deere, participants employed as of the date of the change in control will be entitled to an award based on the participant’s award opportunity and actual corporate, business segment, and individual results to the date of the change in control for all performance periods in progress. The rights of executive participants are determined under our CIC Program, as described above under “Fiscal 2017 Potential Payments upon Change in Control.” Awards will be paid by the March 15th following the calendar year in which the change in control occurs.

For purposes of the LTIC Plan, “change in control” has the same meaning as in the CIC Program, as described below under “Fiscal 2017 Potential Payments upon Change in Control.”

The payment of awards in the event of a change in control may increase the net cost of the change in control and thus theoretically could render more difficult or discourage a change in control, even if the change in control would benefit Deere stockholders generally.

REPAYMENT OF FINAL AWARDS
Final awards paid under the LTIC Plan to certain executives may be recovered by the Company pursuant to the terms of the Recoupment Policy or otherwise as required by law.

DURATION OF THE LTIC PLAN
The LTIC Plan will remain in effect until it is terminated by the Committee or the Board.

AMENDMENT
The Committee may suspend or terminate the LTIC Plan or any portion thereof at any time or may modify or amend it in whole or in part, subject to any requirement for stockholder approval imposed by applicable law and the listing requirements of the NYSE. No amendment, suspension, or termination of the LTIC Plan may materially and adversely affect the rights of a participant to a payment or distribution to which the participant is entitled without the participant’s consent.

LTIC PLAN PHILOSOPHY
For a description of the LTIC Plan Philosophy, see the discussion in the “Long-Term Incentive” section of the CD&A in this Proxy Statement.

PLAN BENEFITS
Since awards under the LTIC Plan are based on the future achievement of performance goals to be established by the Committee, we cannot determine the amounts that will be received or allocated in the future under the LTIC Plan. The table below shows, for the individuals and groups described, final awards earned in fiscal 2017 under the John Deere Mid-Term Incentive Plan (MTI).

Fiscal 2017
Name or Group	MTI Bonus Dollar Value (1)
Samuel R. Allen	$961,769
Rajesh Kalathur	$305,419
James M. Field	$305,419
Jean H. Gilles	$305,419
John C. May	$305,419
Non-NEO Executive Group	$1,442,045
Non-Executive Director Group (2)	None
Non-Executive Officer Employee Group	$44,694,510

(1)	Represents the amount earned for fiscal 2017 under the John Deere Mid-Term Incentive Plan.
(2)	Non-employee directors are not eligible to participate in the MTI or LTIC plan.

75	DEERE & COMPANY	2018 PROXY STATEMENT

Ratification of Independent Registered Public Accounting Firm
Item 4 – Ratification of Independent Registered Public Accounting Firm

The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of the independent registered public accounting firm that audits Deere’s financial statements and our internal control over financial reporting. The Audit Review Committee has approved the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for fiscal 2018. Deloitte & Touche and its predecessors have acted as our independent registered public accounting firm since 1910. Benefits of a long-term engagement by an auditor include audit quality, enabled by understanding and expertise of the company’s global business and accounting practices, and audit efficiency and effectiveness, related to familiarity with the company and the avoidance of time and expense related to new auditor onboarding. The Audit Review Committee believes that the continued retention of Deloitte & Touche to serve as the independent registered public accounting firm for Deere is in the best interests of the company and its stockholders. The Audit Review Committee and the Board are requesting that stockholders ratify this appointment as a means of soliciting stockholders’ opinions and as a matter of good corporate practice. The current Deloitte & Touche lead auditor for Deere, Doug Alkema, was appointed in 2016.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of Deloitte & Touche LLP. If the stockholders do not ratify the selection, the Audit Review Committee will consider any information submitted by the stockholders in connection with the selection of the independent registered public accounting firm for the next fiscal year. Even if the selection is ratified, the Audit Review Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Review Committee believes such a change would be in the best interests of Deere and its stockholders.

We expect a representative of Deloitte & Touche LLP to attend the Annual Meeting. This representative will have an opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Pre-approval of Services by the Independent Registered Public Accounting Firm
The Audit Review Committee has adopted a policy for pre-approval of audit and permitted non-audit services provided by Deere’s independent registered public accounting firm. The Audit Review Committee will consider annually and, if appropriate, approve the provision of audit services by its independent registered public accounting firm. The Audit Review Committee will consider and, if appropriate, pre-approve the provision of defined audit and non-audit services. The Audit Review Committee also will consider on a case-by-case basis and, if appropriate, approve specific services that are not otherwise pre-approved.

76	DEERE & COMPANY	2018 PROXY STATEMENT

Ratification of Independent Registered Public Accounting Firm
Item 4 - Ratification of Independent Registered Public Accounting Firm

Any proposed engagement that has not been pre-approved may be presented to the Audit Review Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Review Committee or one or more committee members. The member or members who have delegated authority to approve services between regular meetings will report any specific approvals to the Audit Review Committee at its next regular meeting. The Audit Review Committee regularly reviews summary reports detailing all services being provided to Deere by its independent registered public accounting firm.

Fees Paid to the Independent Registered Public Accounting Firm
The following table summarizes the aggregate fees billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates for the fiscal years 2016 and 2017:

Plan Category	2017	2016
Audit Fees (1)	$15,777,000	$15,293,000
Audit-Related Fees (2)	$726,000	$725,000
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$16,507,000	$16,018,000

(1)

Audit fees include amounts charged in connection with the audit of Deere’s annual financial statements and reviews of the financial statements included in Deere’s Quarterly Reports on Form 10-Q, including services related thereto such as comfort letters, statutory audits, attest services, consents, and accounting consultations.

(2)

Audit-related fees reflect fees charged for assurance and related services that are reasonably related to the performance of the audit of our financial statements. These services included audits of financial statements of employee benefit plans, various attestation services, and other consultations.

77	DEERE & COMPANY	2018 PROXY STATEMENT

Ratification of Independent Registered Public Accounting Firm
Audit Review Committee Report

Audit Review Committee Report

TO THE BOARD OF DIRECTORS:
The Audit Review Committee consists of the following members of the Board of Directors: Dipak C. Jain, Alan C. Heuberger, Michael O. Johanns, Gregory R. Page, Sherry M. Smith (Chair) and Sheila G. Talton. Each of the members is independent as defined under the rules of the New York Stock Exchange (NYSE). The Audit Review Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing, and financial reporting processes of Deere. Management is responsible for establishing and maintaining Deere’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States. The Audit Review Committee is responsible for oversight of certain risks to the company. The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of Deloitte & Touche LLP, the independent registered public accounting firm for Deere. Deloitte & Touche LLP is responsible for performing an independent audit of Deere’s annual consolidated financial statements and internal control over financial reporting and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States and (ii) Deere’s internal control over financial reporting.

All members of the Audit Review Committee are financially literate under the applicable NYSE rules, and three members of the Audit Review Committee — Mr. Heuberger, Mr. Page, and Ms. Smith — are “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission in Regulation S-K under the Securities Exchange Act of 1934. The Audit Review Committee has a written charter describing its responsibilities, which has been approved by the Board of Directors and is available on Deere’s website at www.deere.com/corpgov. Members of the Audit Review Committee rely on the information provided and the representations made to them by management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting and for Deere’s financial statements and reports, and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States and (ii) Deere’s internal control over financial reporting.

In this context, we have reviewed and discussed with management Deere’s audited financial statements as of and for the fiscal year ended October 29, 2017. We have discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. We have discussed the scope of and plans for the annual audit with Deloitte & Touche LLP. We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Review Committee concerning independence and have discussed with them their independence. We have concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to Deere is compatible with their independence.

On at least a quarterly basis, the Audit Review Committee meets in executive session with Deere management and the Deere internal audit staff, as well as separately with Deloitte & Touche LLP.

Based on the reviews and discussions referred to above and exercising our business judgment, we recommend to the Board of Directors that the financial statements referred to above be included in Deere’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017, for filing with the SEC. We have selected Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2018 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Audit Review Committee
Sherry M. Smith (Chair)
Alan C. Heuberger
Dipak C. Jain
Michael O. Johanns
Gregory R. Page
Sheila G. Talton

78	DEERE & COMPANY	2018 PROXY STATEMENT

Stockholder Proposal
Item 5 - Stockholder Proposal

We expect the following proposal to be presented by stockholders at the Annual Meeting, although if the proposal is not properly presented by or on behalf of the proponent, they will not be voted on. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us, and we take no responsibility for its content. Upon request to our Corporate Secretary at the address listed under the “2018 Stockholder Proposals and Nominations” section below, we will provide the names, addresses, and shareholdings of the sponsors and any cosponsors of this proposal.

Stockholder Proposal — Special Shareowner Meetings
A stockholder has submitted the following proposal:

“Proposal 1 Special Shareowner Meetings

RESOLVED: Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal is important because our current right to call a special meeting is especially restrictive — requiring 25% of shares. Plus all shares owned for less than one-year cannot participate in meeting the elevated 25% threshold to call a special meeting. Additionally we have no right to act by written consent Scores of Fortune 500 companies enable shareholders to call special meetings and to act by written consent. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between Annual Meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may be moot by the next Annual Meeting. This is important because there could be 15-months or more between Annual Meetings.

The right to call a special meeting to elect directors is more important at Deere because Deere may have a problem with board refreshment. Our board adopted a bylaw not long ago to raise the age at which a director may serve to beyond age 72. It did this without our approval.

Meanwhile 3 directors have long tenure which can detract from director independence:

Crandall Bowles:	18 years
Dipak Jain:	15 years
Vance Coffman:	13 years

If our management adopts this proposal it will be one sign that management values our shareholder input.

Please vote to enhance shareholder value: Proposal 1 – Special Shareowner Meetings”

79	DEERE & COMPANY	2018 PROXY STATEMENT

Stockholder Proposal
Item 5 - Stockholder Proposal

Deere’s Response — Statement of Opposition to Stockholder Proposal

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THE PROPOSAL TO ADOPT SPECIAL SHAREOWNER MEETINGS FOR THE FOLLOWING REASONS:

The Board has given careful consideration to this proposal and has concluded for the reasons described below that the adoption of this resolution is unnecessary and is not in the best interests of Deere and its stockholders. Deere has already implemented a progressive special meeting right for stockholders that is aligned with current best practices and that the Board believes is in the best interests of all stockholders.

In an effort to expand the ability of our stockholders to participate in Deere’s governance, we amended our bylaws in 2015, which was adopted by our stockholders at our 2015 Annual Meeting, to permit holders of 25% or more of our common stock to call special meetings of stockholders. The Board adopted the special meeting bylaws after careful consideration and engagement with a number of our stockholders. Since our adoption of these bylaws, we have had further discussions regarding Deere’s governance policies with numerous stockholders. Based on their feedback as well as a benchmarking review of special meeting rights adopted by other peer companies, we continue to believe that our current special meeting framework best balances the competing interests of efficient governance with stockholder access, is appropriate for the company, and is in the best interest of all of its stockholders at this time.

In addition, the Board has implemented numerous corporate governance policies to provide Deere stockholders with the ability to communicate with directors and promote the consideration of stockholder views. In particular, those policies offer our stockholders the following governance rights and benefits:

—	The right to nominate directors and have such nominees included in the proxy statement — commonly referred to as “proxy access;”
—	Eleven of our 12 directors are independent; our CEO is our only management director;
—	The opportunity to elect all directors annually using a majority voting standard in uncontested elections;
—	The ability to recommend director candidates to the Corporate Governance Committee, which considers those recommendations in the same manner as recommendations received from other sources (as discussed above under “Identification and Evaluation of Director Nominees”);
—	The option to directly nominate director candidates and solicit proxies for the election of those candidates in accordance with the company’s bylaws and the federal securities laws;
—	The right for stockholders holding 25% or more of our common stock to call special meetings;
—	The right to submit proposals for inclusion in the company’s proxy statement for consideration at an Annual Meeting, subject to the rules and regulations of the SEC;
—	The opportunity to communicate directly with members of the Board, the Chairman, any Board committee, or the independent Presiding Director (described above under “Communication with the Board”); and
—	The opportunity to vote annually in the “say-on-pay” vote to express their views on executive compensation.

Along with a lack of necessity, the Board also believes that the proposal carries with it the risk of significant adverse consequences. Lowering the threshold to call a special meeting to 10% would allow special interest groups with small minority ownership interests to cause disruption and substantial costs to be incurred by the other 90% of stockholders while advancing interests that may not be shared more broadly by Deere’s stockholders.

Given the Board’s continued commitment to strong corporate governance, Deere’s record of performance as supported by its governance structure, and our existing special meeting right, which is consistent with current best practices, the Board believes that adoption of this stockholder proposal is not necessary or in the long-term interests of all of Deere’s stockholders.

FOR THE REASONS STATED, DEERE’S BOARD OF DIRECTORS RECOMMENDS YOU VOTE “AGAINST” THE PROPOSAL TO ADOPT THE SPECIAL SHAREOWNER MEETING BY LAW.

80	DEERE & COMPANY	2018 PROXY STATEMENT

Additional Information

Voting and Meeting Information

Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement because you owned shares of Deere common stock at the close of business on December 29, 2017, which entitles you to vote, either in person at the Annual Meeting or by proxy. This Proxy Statement describes the matters on which you are asked to vote so you can make an informed decision.

This Proxy Statement, together with our Annual Report for the fiscal year ended October 29, 2017, a proxy card, and a voter instruction card, will be mailed or can be accessed online on or about January 12, 2018. We refer to these documents collectively as Deere’s Proxy Solicitation Materials.

What is “Notice and Access” and why did Deere elect to use it?
We make the Proxy Solicitation Materials available to stockholders electronically under the Notice and Access regulations of the U.S. Securities and Exchange Commission (the “SEC”). Specifically, most of our stockholders receive a Notice of Electronic Availability (“Notice”) instead of a full set of Proxy Solicitation Materials in the mail. The Notice explains how to access and review the Proxy Solicitation Materials and how to vote online. We believe this method of delivery expedites distribution of Proxy Solicitation Materials and also allows us to conserve natural resources and reduce the costs of printing and distributing these materials.

If you received a Notice but would prefer to received printed copies of the Proxy Solicitation Materials in the mail, please follow the instructions in the Notice for requesting such materials.

How do I vote?
You can vote either in person at the Annual Meeting or by proxy without attending the meeting. To ensure a quorum, we urge you to vote by proxy even if you plan to attend. If you attend the meeting and vote in person, that vote will override your proxy vote.

To vote your shares, follow the instructions in the Notice, voter instruction form, or proxy card. Telephone and internet voting is available to all registered and most beneficial stockholders.

Stockholders voting by proxy may use one of the following three options:

BY INTERNET (available for most stockholders)	BY MAIL (available for all stockholders)	BY TELEPHONE (available for most stockholders)
You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or proxy card	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope	In the U.S. or Canada, you can vote your shares by calling 1-800-690-6903

If your shares are held in “street name” by a bank, broker, or other holder of record, the information sent by your holder of record will explain the voting options available to you. If your shares are held in “street name” and you wish to vote them in person at the Annual Meeting, you must obtain a legal proxy from your holder of record to do so.

The telephone and internet voting facilities for stockholders will close at 11:59 p.m. Eastern Standard Time on February 27, 2018.

81	DEERE & COMPANY	2018 PROXY STATEMENT

Additional Information
Voting and Meeting Information

If you hold shares through one of our employee savings plans, your vote must be received by the plan administrator by February 23, 2018, or your plan shares will not be voted.

Can I change my proxy vote?
Yes. At any time before your shares are voted by proxy at the meeting, you may change your vote by:

—	revoking it by written notice to Todd E. Davies, our Corporate Secretary, at the address on the Notice
—	delivering a later-dated proxy (including a telephone or internet vote)
—	voting in person at the meeting

If you hold your shares in “street name,” please refer to the information sent by your bank, broker, or other holder of record for information about revoking or changing your proxy.

How many votes do I have?
You will have one vote for each share of Deere common stock that you owned at the close of business on December 29, 2017.

How many shares are entitled to vote?
There were 323,257,115 shares of Deere common stock outstanding as of December 29, 2017, and entitled to vote at the meeting.

How many votes must be present to hold the meeting?
Under our by-laws, a majority of the votes that can be cast must be present in person or by proxy to constitute a quorum for the Annual Meeting. Abstentions and shares represented by “broker non-votes” (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.

How many votes are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of “for” votes cast (meaning the number of shares voted “for” a nominee exceeds the number of shares voted “against” that nominee) will be elected. If an incumbent director nominee does not receive a majority of votes cast in an uncontested election, our bylaws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Corporate Governance Committee, the Board will determine whether to accept or reject the resignation and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.

If the number of nominees exceeds the number of directors to be elected (i.e., a contested election), the nominees who receive the most votes will be elected as directors.

Each of the other proposals will pass if the affirmative vote of a majority of the shares present in person or by proxy is cast in favor of the proposal.

What if I abstain from voting or vote “abstain”?
If you abstain from voting or vote “abstain” your shares will:

—	Be counted as present for purposes of determining whether there are enough votes to constitute a quorum;
—	Have no effect on the outcome of the election of directors; or
—	Count as a vote against any other proposal to be considered at the meeting.

82	DEERE & COMPANY	2018 PROXY STATEMENT

Additional Information
Voting and Meeting Information

What if I don’t return my proxy card and don’t attend the Annual Meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.

If you hold your shares in “street name” and you do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public accounting firm, but may not vote your shares on any other matter that comes before the Annual Meeting. If you do not provide voting instructions on these other matters, the votes will be considered “broker non-votes.” Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any proposal.

What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy and unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the designated proxy will vote your shares for that other person.

Is my vote confidential?
Yes. The tabulator, the proxy solicitation agent, and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Deere. The tabulator of the votes and at least one of the inspectors of voting will be independent of Deere and our officers and directors. The only time your voting records will be disclosed is (i) as required by law, (ii) to the inspectors of voting, or (iii) if the election is contested.

If you write comments on the proxy card you return to Deere, those comments will be reviewed, but your vote will remain confidential.

Attendance at the Annual Meeting
If you plan to attend the meeting, you must be a holder of Deere shares as of December 29, 2017. In order to expedite your admission process, we encourage you to register for admission before 11:59 p.m. on Tuesday, February 27, 2018. You may register for admission for yourself and one guest by:

—	Visiting www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included on your proxy card, voter instruction form, or notice
—	At the entrance to the meeting, we will verify your registration and request to see a valid form of photo identification, such as a driver’s license or passport. To expedite your entry to the meeting, we encourage you to print your admission ticket prior to arriving at the meeting

If you do not register for admission in advance of the meeting, we will request to see your photo identification at the entrance to the meeting and will determine if you owned common stock on the record date by:

—	Verifying your name and stock ownership against our list of registered stockholders
—	Asking to review evidence of your stock ownership as of December 29, 2017, such as your brokerage statement.
You must bring such evidence with you in order to be admitted to the meeting.

83	DEERE & COMPANY	2018 PROXY STATEMENT

Additional Information
Annual Report

Annual Report

Will I receive a copy of Deere’s Annual Report?
We have either mailed the Annual Report to you with this Proxy Statement or sent you a Notice with the web address for accessing the Annual Report online.

How can I receive a copy of Deere’s 10-K?
There are three ways to obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended October 29, 2017:

1.	Visit the Investor Relations section of our website at www.deere.com/stock
2.	Write to our Stockholder Relations Department at One John Deere Place, Moline, Illinois 61265-8098
3.	Search the SEC’s EDGAR database at www.sec.gov

Householding Information

What is “householding”?
If two or more stockholders reside at the same address and appear to be members of the same family, we will send single copies of either the Proxy Solicitation Materials or the Notice, as applicable, to that address unless one of the stockholders notifies us that he or she wishes to receive individual copies. This procedure reduces printing and distribution costs related to the Annual Meeting. We do not rely on householding when we mail dividend checks.

If Proxy Solicitation Materials were delivered to an address that you share with another stockholder and you prefer to receive separate copies, please contact our Stockholder Relations Department at One John Deere Place, Moline, Illinois 61265-8098 or by phone at (309) 765-4491.

A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the Proxy Solicitation Materials.

How do I revoke my consent to the householding program?
To revoke your consent to householding, please contact Broadridge Investor Communication Solutions, Inc. either by calling (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Electronic Delivery of Proxy Statement and Annual Report

Can I access Deere’s Proxy Solicitation Materials electronically?
Most stockholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the cost of printing and mailing these documents by:

—	following the instructions provided on your proxy card, voter instruction form, or notice
—	going to www.proxyvote.com and following the instructions provided
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 28, 2018: The Proxy Statement and Annual Report are available on our website at www.deere.com/stock.

If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the internet address to access these documents as well as voting instructions.

84	DEERE & COMPANY	2018 PROXY STATEMENT

Additional Information
Information no Incorporated into this Proxy Statement

Information not Incorporated into This Proxy Statement

The information on our website (www.deere.com) is not and shall not be deemed to be a part of this Proxy Statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate it by reference.

Other Matters

We do not know of any other matters that will be considered at the Annual Meeting. If any other appropriate business should properly come before the meeting, the Board will have discretionary authority to vote according to its best judgment.

2019 Stockholder Proposals and Nominations

Proposals for Inclusion in 2019 Proxy Statement
Next year’s Annual Meeting of stockholders will be held on February 27, 2019. If you intend to present a proposal at next year’s Annual Meeting and you wish to have the proposal included in the proxy statement for that meeting, the Corporate Secretary must receive your proposal in writing, at the address below, no later than September 21, 2018.

Director Nominations for Inclusion in 2019 Proxy Statement
In 2016, our Board amended the company’s bylaws to permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Any such nomination must be received at the address below no earlier than the close of business on October 31, 2018, and no later than the close of business on November 30, 2018. Any such notice must meet the other requirements set forth in our bylaws.

Other Proposals and Nominations
If you would like to present a proposal at next year’s Annual Meeting or if you would like to nominate one or more directors without inclusion in the proxy statement, you must provide written notice to the Corporate Secretary at the address below between October 31, 2018, and November 30, 2018. Directors may be nominated at the Annual Meeting of stockholders only by or at the direction of, or authorization by, the Board, or by any stockholder entitled to vote at the meeting who provides the requisite notice.

Notice of a proposal must include for each matter: (1) a brief description of the business to be brought before the meeting; (2) the reasons for bringing the matter before the meeting; (3) your name and address; (4) the class and number of Deere shares you own, either beneficially or of record; (5) whether and the extent to which you (or someone on your behalf) have entered into any derivative or other instrument, transaction, agreement, or arrangement with respect to Deere’s stock; (6) any material interest you may have in the proposal; and (7) any other information related to you that is required to be disclosed in connection with the solicitation of proxies with respect to such business under federal securities laws then in effect.

Notice of a nomination must include: (1) your name and address; (2) the name, age, business address, residence address, and principal occupation of the nominee; (3) the class, series, and number of Deere shares that you and the nominee own, either beneficially or of record; (4) whether and the extent to which you or the nominee (or anyone on behalf of either of you) has entered into any derivative or other instrument, transaction, agreement, or arrangement with respect to Deere’s stock; (5) a description of all agreements or arrangements between you and the nominee regarding the nomination; (6) the nominee’s consent to be elected and to serve; (7) a completed certification of director eligibility; and (8) any other information related to you that is required to be disclosed in the solicitation of proxies for election of directors under federal securities laws then in effect. We may require any nominee to furnish other information, within reason, that may be needed to determine the nominee’s eligibility.

85	DEERE & COMPANY	2018 PROXY STATEMENT

Additional Information
Cost of Solicitation

Where to Send All Proposals and Nominations
Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address:

Corporate Secretary
Deere & Company
One John Deere Place
Moline, Illinois 61265-8098

The Corporate Secretary will forward the proposals and recommendations to the Corporate Governance Committee for consideration.

Cost of Solicitation

Deere pays for the Annual Meeting and the solicitation of proxies. In addition to soliciting proxies by mail, Deere has made arrangements with banks, brokers, and other holders of record to send proxy materials to you. We will reimburse them for their expenses in doing so.

We have retained Georgeson Inc., a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee of $20,000 plus reimbursement of certain out-of-pocket expenses. In addition to their usual duties, directors, officers, and certain other employees of Deere may solicit proxies personally or by telephone, fax, or e-mail. They will not receive special compensation for these services.

For the Board of Directors,

Todd E. Davies
Corporate Secretary
Moline, Illinois
January 12, 2018

86	DEERE & COMPANY	2018 PROXY STATEMENT

Appendices
Appendix A

Director Independence Categorical Standards of Deere & Company Corporate Governance Policies
NYSE STANDARDS OF INDEPENDENCE
A director may not be considered independent if the director does not meet the criteria for independence established by the New York Stock Exchange (NYSE) and applicable law. A director is considered independent under the NYSE criteria if the Board finds that the director has no material relationship with the company. Under the NYSE rules, a director will not be considered independent if within the past three years:

—	the director has been employed by Deere, either directly or through a personal or professional services agreement
—	an immediate family member of the director was employed by Deere as an executive officer
—	the director receives more than $120,000 during any 12-month period in direct compensation from Deere, other than for service as an interim chairman or CEO and other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)
—	an immediate family member of the director receives more than $120,000 during any 12-month period in direct compensation from Deere, other than for service as a non-executive employee and other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)
—	the director was affiliated with or employed by Deere’s independent auditor
—	an immediate family member of the director was a partner of Deere’s independent auditor or was affiliated with or employed in a professional capacity by Deere’s independent auditor and personally worked on Deere’s audit
—	a Deere executive officer has served on the compensation committee of a company that at the same time employed the director or an immediate family member of the director as an executive officer
—	the director is employed, or an immediate family member of a director is employed as an executive officer of another company and the annual payments to or received from Deere exceed in any of the last three fiscal years the greater of $1 million or 2% of such other company’s consolidated gross annual revenues

In addition, in determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship to Deere is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including but not limited to:

—	the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by Deere to such director
—	whether such director is affiliated with Deere or an affiliate of Deere

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Appendices
Appendix A

CATEGORICAL STANDARDS OF INDEPENDENCE
The Board has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships. Any payments by Deere to a business employing, or 10% or more owned by, a director or an immediate family member of a director for goods or services or other contractual arrangements must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a director’s independence:

—	if a director or an immediate family member of the director is an officer of another company that does business with Deere and the annual sales to, or purchases from, Deere during such company’s preceding fiscal year are less than one percent of the gross annual revenues of such company
—	if a director is a partner of or of counsel to a law firm, the director or an immediate family member of the director does not personally perform any legal services for Deere and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year do not exceed $100,000
—	if a director is a partner, officer, or employee of an investment bank or consulting firm, the director (or an immediate family member of the director) does not personally perform any investment banking or consulting services for Deere and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year do not exceed $100,000

Relationships with Not-for-Profit Entities. A director’s independence will not be considered impaired solely for the reason that the director or an immediate family member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives from Deere or its foundation during any of the prior three fiscal years contributions in an amount not exceeding the greater of $1 million or 2% of the not-for profit organization’s aggregate annual charitable receipts during the entity’s fiscal year. (Any automatic matching of employee charitable contributions by Deere or its foundation is not included in Deere’s contributions for this purpose.) All contributions by Deere in excess of $100,000 to not-for-profit entities with which the director is affiliated shall be reported to the Corporate Governance Committee and may be considered in making independence determinations.

For purposes of these standards, “Deere” shall mean Deere & Company and its direct and indirect subsidiaries, and “immediate family member” shall have the meaning set forth in the NYSE independence rules, as may be amended from time to time.

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Appendices
Appendix B

Appendix B

Deere & Company Reconciliation of Non-GAAP Measures
SHORT-TERM INCENTIVE:
As described in the CD&A under Short-Term Incentive (STI), Operating Return on Operating Assets (OROA) and Return on Equity (ROE) are the metrics used to measure performance for the STI program. The OROA and ROE calculations for the fiscal year 2017 are summarized as follows. The Equipment Operations OROA calculation excludes the assets from our captive financial services. ROE is based solely on the Financial Services segment.

(Millions of $) OROA Calculation for Equipment Operations:	Equipment Operations	Agriculture and Turf Operations	Construction and Forestry Operations
Operating Profit	$2,821	$2,484	$337
Average Identifiable Assets With Inventories at Standard Cost (1)	$13,319	$9,929	$3,390
OROA With Inventories at Standard Cost (1)	21.2%	25.0%	9.9%

ROE Calculation for Financial Services:
Net Income Attributable to Deere & Company	$477
Average Equity	$4,497
ROE	10.6%

(1)	In the event of an acquisition where goodwill exceeds $50 million, goodwill is excluded for two years to allow time for integration of the new business. For STI purposes, Average Identifiable Assets with Inventories at Standard Cost for the fiscal year 2017 was reduced by $101.2 million to reflect the partial year impact on goodwill for an acquisition made during the year. Average Identifiable Assets with Inventories at LIFO were $12,150, $8,996, and $3,154 (in millions) for Equipment Operations, Agriculture and Turf Operations and Construction and Forestry Operations, respectively. OROA with Inventories at LIFO and goodwill as reported were 23.2%, 27.6%, and 10.7% for Equipment Operations, Agriculture and Turf, and Construction and Forestry, respectively.

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Appendices
Appendix B

MID-TERM INCENTIVE:
As described in the CD&A under Mid-Term Incentive (MTI), Shareholder Value Added (SVA) is the metric used to measure performance for the MTI program. The computation of SVA is summarized as follows for the performance period ended 2017:

(Millions of $)	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2017
SVA Calculation for Equipment Operations:
Operating Profit	$2,177	$1,880	$2,821

Average Identifiable Assets
With Inventories at LIFO	$12,491	$11,816	$12,150
With Inventories at Standard Cost	$13,840	$13,046	$13,319
Less Estimated Cost of Assets (1) (3)	$(1,661)	$(1,565)	$(1,599)
SVA	$516	$315	$1,222
SVA Calculation for Financial Services:
Net Income Attributable to Deere & Company	$633	$468	$477
Operating Profit	$963	$709	$722
Average Equity (3)	$4,655	$4,488	$4,497
Less Cost of Equity (2)	$(705)	$(680)	$(680)
SVA	$258	$29	$42
Deere Enterprise SVA	$774	$344	$1,264
Total SVA for Three-Year Performance Period Ending 2017			$2,382

(1)	For purposes of determining SVA, the equipment segments are assessed a pretax cost of assets that on an annual basis is generally 12% of the segment’s average identifiable operating assets during the applicable period with inventory at standard cost (believed to more closely approximate the current cost of inventory and Deere’s investment in the asset).
(2)	For SVA, Financial Services is assessed an annual pretax cost of average equity of approximately 15%.
(3)	In the event of an acquisition where goodwill exceeds $50 million, goodwill is excluded for two years to allow time for integration of the new business. Goodwill for MTI purposes for the fiscal year ended October 29, 2017 and October 30, 2016 was reduced by $101.2M and $46.2M, respectively, to reflect the impact of acquisitions. There was no adjustment for goodwill for MTI purposes for the fiscal year ended October 31, 2015.

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Appendices
Appendix C

Appendix C

John Deere Long-Term Incentive Cash Plan
SECTION 1. ESTABLISHMENT AND PURPOSE
1.1 Establishment of the Plan. Deere & Company, a Delaware corporation (the “Company”), has established a long-term incentive compensation plan to be known as the “John Deere Long-Term Incentive Cash Plan” (the “Plan”), as set forth in this document. The Plan permits the awarding of cash bonuses to Employees of the Company, based on the achievement of preestablished performance goals over a performance period longer than one fiscal year.

The Plan was previously known as the John Deere Mid-Term Incentive Plan and was approved by the Board of Directors of the Company and subsequently by the Company’s shareholders at the 2003 Annual Meeting and became effective as of November 1, 2002. The Plan shall remain in effect, as amended from time to time, until terminated by the Board or Committee as provided by Section 13 herein.

1.2 Purpose. The purpose of the Plan is to provide Participants with a meaningful long-term incentive cash opportunity geared toward the achievement of specific performance goals.

SECTION 2. DEFINITIONS
Whenever used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided) and, when the defined meaning is intended, the term is capitalized.

(a) “Award Opportunity” means the incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1 herein.

(b) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder.

(e) “Committee” means a committee of two (2) or more individuals appointed by the Board to administer the Plan pursuant to Section 3 herein who are not current or former officers or employees of the Company, who are “outside directors” to the extent required by and within the meaning of Section 162(m) of the Code, and who are independent directors pursuant to New York Stock Exchange rules.

(f) “Company” means Deere & Company, a Delaware corporation (including any and all majority-owned subsidiaries), and any successor thereto.

(g) “Corporate” means Deere & Company and its subsidiaries.

(h) “Disability” has the meaning ascribed to such term in applicable disability or retirement plans of the Company.

(i) “Employee” means a full-time or part-time executive, administrative or professional employee of the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(k) “Executive Officers” means any executive officers designated by the Committee for purposes of qualifying payouts under the Plan for exemption from Section 162(m) of the Code.

(l) “Final Award” means the actual award earned during a Performance Period by a Participant, as determined by the Committee at the end of the Performance Period.

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Appendices
Appendix C

(m) “Non-corporate” means a specified segment of Deere & Company’s operations designated as such by the Chief Executive Officer and approved by the Committee for purposes of the Plan, such as a business unit, division, product line, or other such segmentation.

(n) “Participant” means an Employee who is actively participating in the Plan.

(o) “Performance Period” means the period of time designated as such by the Committee.

(p) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(q) “Plan” means the John Deere Long-Term Incentive Cash Plan.

(r) “Recoupment Policy” means the Company’s Executive Incentive Award Recoupment Policy, as amended from time to time, or any successor policy thereto.

(s) “Retirement” has the meaning ascribed to such term in the John Deere Pension Plan for Salaried Employees, or any successor plan thereto, or in the other applicable retirement plan(s) of the Company.

SECTION 3. ADMINISTRATION
The Plan shall be administered by the Committee. The Committee may delegate to the Company responsibility for day-to-day administration of the Plan, following administrative guidelines approved from time to time by the Committee.

Subject to the limitations of the Plan, the Committee shall: (i) select from the Employees of the Company, those who shall participate in the Plan, (ii) grant Award Opportunities in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such Award Opportunities as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any Award Opportunity granted hereunder, and (vi) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon all parties. The inadvertent failure of any member of the Committee to meet the qualification requirements of an “outside director” under Section 162(m) of the Code shall not invalidate or otherwise impair any actions taken or awards granted by the Committee.

SECTION 4. ELIGIBILITY AND PARTICIPATION
4.1 Eligibility. All Employees (as defined in Section 2 herein) who are actively employed by the Company in any Performance Period shall be eligible to participate in the Plan for such Performance Period, subject to the limitations of Section 7 herein. Eligibility does not guarantee participation, however, and an employee shall be considered a Participant for a given Performance Period only to the extent provided in Section 4.2.

4.2 Participation. Participation in the Plan shall be determined each Performance Period from among Employees of the Company, as determined by the Committee. Employees who have been designated as Participants for any Performance Period shall be provided access to the performance goals and related Award Opportunities for the relevant Performance Period, as soon as is practicable.

4.3 No Right to Participate. No Participant or other Employee shall at any time have a right or entitlement to be selected for participation in the Plan for any Performance Period, despite having previously participated in the Plan.

SECTION 5. AWARD DETERMINATION
5.1 Performance Goals. Prior to the beginning of each Performance Period, or as soon as practicable thereafter, the Committee shall establish performance goals for that Performance Period. Except as provided in Section 11, the goals may be based on any combination of Corporate, Non-corporate, and individual performance. After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the preestablished performance goals at the end of the Performance Period will determine the Final Award amounts. Except as provided in Section 11, the Committee also shall have the authority to exercise

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Appendices
Appendix C

subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

The Committee also may establish one (1) or more Company-wide performance goals which must be achieved for any Participant to receive a Final Award for that Performance Period.

5.2 Award Opportunities. Prior to the beginning of each Performance Period, or as soon as practicable thereafter, the Committee shall establish an Award Opportunity for each Participant. The established Award Opportunity shall vary in relation to the job classification of each Participant. Except as provided in Section 11, in the event a Participant changes job levels during a Performance Period, the Participant’s Award Opportunity may be, but is not required to be, adjusted to reflect the amount of time at each job level during the Performance Period.

5.3 Adjustment of Performance Goals. Except as provided in Section 11, the Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) during a Performance Period if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, have unduly influenced the Company’s ability to meet them, have materially affected the Company’s or its divisions’ ability to pay the Awards or if the adjustments are due to the Company significantly changing the basis of its financial reporting due to the Company adopting during the Performance Period new or revised accounting standards or International Financial Reporting Standards.

5.4 Final Award Determinations. At the end of each Performance Period, Final Awards shall be computed for each Participant as determined by the Committee. Except as provided in Section 11, each individual award shall be based upon (i) the Participant’s Award Opportunity, (ii) Corporate and Non-corporate performance, and (iii) individual performance (if applicable).

5.5 Limitations. The amount payable to a Participant for any Performance Period shall not exceed $6,000,000.

SECTION 6. PAYMENT OF FINAL AWARDS
6.1 Form and Timing of Payment. Final Awards shall be payable in cash, in one (1) lump sum, on or before the March 15 following the end of the relevant Performance Period.

6.2 Payment of Partial Awards. In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Performance Period, the Committee may, in its sole discretion, pay a full or partial Final Award, determined in accordance with Section 5.4 herein. Any such full or partial Final Award shall be evidenced in writing and shall be paid in cash, in one (1) lump sum, on or before the March 15 following the end of the Performance Period to which it relates.

6.3 Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

6.4 Repayment of Final Awards. Final Awards paid under the Plan shall be subject to the terms of the Company’s Recoupment Policy. The Company shall have the right to recover Final Awards paid under the Plan pursuant to the terms of the Recoupment Policy or otherwise as required by law.

SECTION 7. TERMINATION OF EMPLOYMENT
7.1 Termination of Employment Due to Death, Disability, Retirement, or Transfer to Business Unit Not Included in the Plan. Unless the Committee establishes otherwise at the time of establishing an Award Opportunity, in the event that during the final six calendar months of a Performance Period the employment of the Participant for whom such Award Opportunity was established is terminated by reason of death, Disability, Retirement, or transfer to a business unit of the Company not included in the Plan, the Final Award, determined in accordance with Section 5.4 herein, for such Performance Period shall be paid. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date the Committee determines the definition of Disability to have been satisfied.

Final Award payments thus determined shall be payable in cash, in one (1) lump sum, on or before the March 15 following the end of the Performance Period(s) to which they relate.

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Appendices
Appendix C

7.2 Termination of Employment for Other Reasons. Unless the Committee establishes otherwise at the time of establishing an Award Opportunity, in the event the employment with the Company of the Participant for whom such Award Opportunity was established is terminated for any reason other than death, Disability, Retirement, or transfer to a business unit not included in the Plan each during the final thirteen calendar months of a Performance Period, all of the Participant’s rights to a Final Award for the Performance Period(s) then in progress shall be forfeited. A discontinuation of employment with the Company due to the divestiture of all or part of a business resulting in less than majority direct or indirect ownership of such business by the Company shall be considered a termination of employment for purposes of the Plan. However, the Committee, in its sole discretion, may pay a partial Final Award for the portion of any Performance Period that the Participant was employed by the Company, determined in accordance with Section 5.4 herein. Any such partial Final Award shall be evidenced in writing, and shall be paid in cash, in one (1) lump sum, on or before the March 15 following the end of the Performance Period to which it relates.

7.3. Committee Determinations. In the event of a Participant’s termination of employment, the Committee shall be the sole judge of whether Section 7.1 or Section 7.2 applies to any given Award Opportunity that has been established for such Participant with respect to any Performance Period that is in progress at the time of the Participant’s termination of employment.

SECTION 8. RIGHTS OF PARTICIPANTS
8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

8.2 Nontransferability. Except as permitted in Section 9, a Participant may not assign, sell, pledge, or otherwise transfer (each, a “Transfer”) any right or interest in the Plan or any award under the Plan, and any attempt by a Participant to Transfer any right or interest in the Plan or any award under the Plan shall be void and without effect and shall have the further effect of terminating all of the Participant’s rights, entitlements and interests in the portion of the award subject to Transfer. Notwithstanding the foregoing or anything else in the Plan, and in addition to the Company’s rights under Section 14.2, the Company shall have the right to deduct from a Final Award any amount the Participant owes to the Company (pursuant to contract, debt obligation or otherwise) at the time scheduled for payment; provided, that no such deduction shall be made to the extent it is prohibited by Section 409A of the Code or would cause a Participant to recognize income for United States federal income tax purposes before an award is paid or to incur additional tax or interest under Section 409A of the Code. Except as required by law or the final order of a court having jurisdiction with respect to the matter, no right or interest of any Participant in the Plan or any award granted under the Plan shall be subject to any lien, execution, levy, garnishment or attachment.

SECTION 9. BENEFICIARY DESIGNATION
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant and will be effective only when delivered by the Participant in writing to the designated division of the Company for such purpose during the Participant’s lifetime. In the absence of any such designation, or if the designated beneficiaries are no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

(a) Participant’s spouse (unless the parties were divorced or legally separated by court decree);

(b) Participant’s children (including children by adoption);

(c) Participant’s parents (including parents by adoption); or

(d) Participant’s executor or administrator.

Payments of benefits, in accordance with Section 7.1, shall be made exclusively to the member(s) of the first class, in the order listed above, which has surviving member(s). If that class has more than one (1) member, benefit payments shall be made in equal shares among members of that class.

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Appendices
Appendix C

SECTION 10. DEFERRALS
The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash that would otherwise be due to such Participant at the end of a Performance Period. Any such deferral shall be made on terms and conditions established by the Committee from time to time and intended to comply, to the extent applicable, with the requirements of Section 409A of the Code.

SECTION 11. EXECUTIVE OFFICERS
11.1 Applicability of Section 11. The provisions of this Section 11 shall apply only to Executive Officers. In the event of any inconsistencies between this Section 11 and the other Plan provisions (other than Section 12), the provisions of this Section 11 shall control.

11.2 Award Determination. Prior to the beginning of each Performance Period, or as soon as practicable thereafter, the Committee shall establish performance goals for that Performance Period. Performance measures to be used shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: (a) total stockholder return; (b) growth in revenues, sales, settlements, market share, customer conversion, net income, operating income, cash flow, stock price, and/or earnings per share; (c) return on assets, net assets, and/or capital; (d) return on stockholders’ equity; (e) economic value added; (f) improvements in costs and/or expenses; or (g) shareholder value added. Performance measures may be defined on a Corporate or Non-corporate basis or any combination thereof, and may be measured either on an absolute basis or relative to selected peer companies or a market index. The Committee may select among the performance measures specified from Performance Period to Performance Period which need not be the same for each Executive Officer in a given Performance Period or in a given year within a Performance Period.

Prior to or as soon as practicable after the beginning of the final fiscal year of each Performance Period, or by any earlier deadline that may be required under Section 162(m) of the Code, the Committee shall establish the Award Opportunity for each Executive Officer.

At the end of the Performance Period and prior to payment, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied. Final Awards shall be computed for each Executive Officer based on (i) the Participant’s Award Opportunity, and (ii) Corporate and Non-corporate (if applicable) performance.

11.3 Non-adjustment of Performance Goals. Once established, performance goals shall not be changed during the Performance Period. Participants shall not receive any payout when the Company or Non-corporate segment (if applicable) does not achieve at least minimum performance goals established by the Committee pursuant to Section 11.2.

11.4 Individual Performance and Discretionary Adjustments. A Final Award computed in accordance with Section 11.2 shall not be increased to reflect individual performance. However, the Committee retains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant.

11.5 Possible Modification. If, on advice of the Company’s tax counsel, the Committee determines that Section 162(m) of the Code and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying one or more of Sections 5.1, 5.2, 5.3, or 5.4 to an Executive Officer without regard to the exceptions to such Section or Sections contained in this Section 11, then the Committee may, in its sole discretion, apply such Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sections that are contained in this Section 11.

SECTION 12. CHANGE IN CONTROL
12.1 Change in Control. In the event that a Change in Control of the Company, as defined in Section 12.2 below, occurs, a Participant who is an Employee as of the date of the Change in Control shall be entitled to, for the Performance Period(s) then in progress in which the Change in Control occurs for which the Employee is a Participant (without regard to any requirement of being an Employee at a later time during the Performance Period), an award determined using (i) the Participant’s Award Opportunities (without any proration of the award opportunities or performance goals for any shortened period created by a Change in Control) and (ii) actual Corporate, Non-corporate, and individual results to the date of the Change in Control.

95	DEERE & COMPANY	2018 PROXY STATEMENT

Appendices
Appendix C

Awards under this Section 12.1 shall be payable in cash to the Participant as soon as administratively possible, but no later than the March 15 following the end of the calendar year in which the Change in Control occurs.

12.2 Definition of a Change in Control. For purposes of Section 12.1, a “Change in Control” means a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement, provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

(i) any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than a Participant or group of Participants, the Company or a subsidiary, any employee benefit plan of the Company including its trustee, or any corporation or similar entity which becomes the Beneficial Owner of securities of the Company in connection with a transaction excepted from the provisions of clause (iii) below) is or becomes the “beneficial owner” (as defined in Rule 13(d-3) under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned or any securities acquired directly from the Company) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) the following individuals shall cease to constitute a majority of the Board: individuals who upon the approval of the Plan by the stockholders constitute the Board and any new director(s) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the time of approval of the Plan by the stockholders or whose appointment or election or nomination for election was previously so approved but excluding, for this purpose, any such new director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) there is consummated a merger, consolidation or similar business combination transaction of the Company (including, for the avoidance of doubt, any business combination structured as a forward or reverse triangular merger involving any direct or indirect subsidiary of the Company) with any other company, other than a merger, consolidation or similar business combination transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or parent outstanding immediately after such merger, consolidation or similar business combination transaction; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 13. AMENDMENT AND MODIFICATION
The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, subject to any requirement for shareholder approval imposed by applicable law or the listing requirements of the New York Stock Exchange; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), materially and adversely affect the rights of a Participant (or his or her beneficiary, as the case may be) to a payment or distribution of a Final Award determined by the Committee hereunder to which he or she is otherwise entitled.

96	DEERE & COMPANY	2018 PROXY STATEMENT

Appendices
Appendix C

SECTION 14. MISCELLANEOUS
14.1 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

14.2 Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

14.3 Section 409A. All payments under this Plan are intended to be exempt from the application of Section 409A of the Code as “short-term deferrals” within the meaning of Section 409A of the Code, and the Plan shall be interpreted and administered consistent with such intent. If, notwithstanding the preceding sentence, any payment under the Plan is considered to provide for a deferral of compensation subject to Section 409A of the Code, then any provision of the Plan that contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or that could cause a Participant to recognize income for United States federal tax purposes in respect of any payment under the Plan prior to the time of payment, or to be subject to any tax or interest under Section 409A of the Code, may be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without the imposition of any tax or interest under Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a payment that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code.

14.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

14.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.6 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

14.7 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

97	DEERE & COMPANY	2018 PROXY STATEMENT

Directions to Deere & Company World Headquarters
ONE JOHN DEERE PLACE
MOLINE, ILLINOIS 61265-8098
The Annual Meeting of stockholders on Wednesday, February 28, 2018, will be held at 10:00 a.m. Central Standard Time in the auditorium at Deere & Company World Headquarters, which is located at One John Deere Place, Moline, Illinois. John Deere Place intersects with John Deere Road east of 70th Street, Moline. The entrance to World Headquarters and parking are on the east side of the building.

From Chicago (or the east)
Take I-290 (Eisenhower Expressway) west to I-88 West (East-West Tollway), which turns into IL5/John Deere Road. Follow IL5/John Deere Road to John Deere Place. Turn right onto John Deere Place. Follow that for about a 1/4 mile. Turn left onto World Headquarters grounds. Follow the signs to parking to the east side of the building.

From Des Moines (or the west)
Take I-80 east to exit 298. Exit onto I-74 east. Follow for about 9-1/4 miles to the IL5 East/John Deere Road exit (exit 4B). Exit onto IL5 East/John Deere Road. Follow IL5/ John Deere Road east for 3.3 miles to John Deere Place. Turn onto John Deere Place and follow that for about a 1/4 mile. Turn left onto World Headquarters grounds. Follow the signs to parking to the east side of the building.

From Peoria (or the south)
Take I-74 west to the I-280 West exit. Exit onto I-280 West. Follow for about 10 miles to exit 18A. Exit onto I-74 West. Follow for about a 1/2 mile to the IL5 East/John Deere Road exit (exit 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn onto John Deere Place and follow that for about a 1/4 mile. Turn left onto World Headquarters grounds. Follow the signs to parking to the east side of the building.

DEERE & COMPANY
STOCKHOLDER RELATIONS
ONE JOHN DEERE PLACE
MOLINE, IL 61265

YOUR VOTE IS IMPORTANT.
THANK YOU FOR VOTING!

VOTE BY TELEPHONE AND INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned the proxy card.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

VOTE IN PERSON
Submit your voting instructions at the meeting by filling out a ballot which, upon request, will be provided to you during the meeting.

SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E35165-P00705-Z71570	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DEERE & COMPANY

Vote on Directors

The Board of Directors recommends a vote FOR all Nominees.		For	Against	Abstain

1a.	Election of Director: Samuel R. Allen	☐	☐	☐

1b.	Election of Director: Vance D. Coffman	☐	☐	☐

1c.	Election of Director: Alan C. Heuberger	☐	☐	☐

1d.	Election of Director: Charles O. Holliday, Jr.	☐	☐	☐

1e.	Election of Director: Dipak C. Jain	☐	☐	☐

1f.	Election of Director: Michael O. Johanns	☐	☐	☐

1g.	Election of Director: Clayton M. Jones	☐	☐	☐

1h.	Election of Director: Brian M. Krzanich	☐	☐	☐

1i.	Election of Director: Gregory R. Page	☐	☐	☐

1j.	Election of Director: Sherry M. Smith	☐	☐	☐

1k.	Election of Director: Dmitri L. Stockton	☐	☐	☐

1l.	Election of Director: Sheila G. Talton	☐	☐	☐

Vote on Proposals

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

2.	Advisory vote on executive compensation	☐	☐	☐

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

3.	Re-approve the John Deere Long-Term Incentive Cash Plan	☐	☐	☐

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

4.	Ratification of the appointment of Deloitte & Touche LLP as Deere's independent registered public accounting firm for fiscal 2018	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following Proposal:		For	Against	Abstain

5.	Stockholder Proposal - Special Shareowner Meetings	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

(Please sign, date, and return this proxy in the enclosed postage prepaid envelope.)

To receive your materials electronically in the future, please enroll at www.proxyvote.com.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholders:

It is a pleasure to invite you to the 2018 Annual Meeting of Stockholders of Deere & Company. The meeting will be held at 10 A.M. Central Time on Wednesday, February 28, 2018, at the Deere & Company World Headquarters, One John Deere Place, Moline, Illinois.

The enclosed Notice of Meeting and Proxy Statement covers the formal business of the meeting, which includes election of the named directors, three company proposals, including the ratification of the independent registered public accounting firm for fiscal 2018, one stockholder proposal, and any other business that properly comes before the meeting. The rules of conduct for the meeting include the following:

1.	No cell phones, cameras, sound equipment, or recording devices may be brought into the auditorium.

2.	There will be a discussion period at the end of the meeting. If you wish to present a question or comment, please make your way to a microphone and wait to be recognized, then begin by stating your name, indicating the city and state where you reside, and confirming that you are a stockholder.

3.	The Chairman is authorized to impose reasonable time limits on the remarks of individual stockholders and has discretion to rule on any matters that arise during the meeting. Personal grievances or claims are not appropriate subjects for the meeting.

4.	Voting results announced at the meeting by the Inspectors of Voting are preliminary. Voting results will be included in a Form 8-K filed with the Securities and Exchange Commission on or around March 5, 2018.

5.	Pagers and similar devices should be silenced.

The Notice of the 2018 Annual Meeting, the Fiscal 2017 Proxy Statement, Form of Proxy, and the Fiscal 2017 Annual Report are available on Deere's Internet site at www.JohnDeere.com/stock.

Detach Proxy Card Here
▼	▼
E35166-P00705-Z71570

DEERE & COMPANY
PROXY - ANNUAL MEETING / FEBRUARY 28, 2018

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Deere & Company on February 28, 2018.

The undersigned appoints each of Samuel R. Allen and Todd E. Davies, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please mark, date, and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)